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As filed with the Securities and Exchange Commission on September 19, 2003

Registration No. 333-104783

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 5
TO
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CENTRAL PACIFIC FINANCIAL CORP.
(formerly CPB INC.)
(Exact name of registrant as specified in its charter)

Hawaii (State or other jurisdiction of incorporation or organization)	6022 (Primary Standard Industrial Classification Code Number)	99-0212597 (I.R.S. Employer Identification Number)
220 South King Street Honolulu, Hawaii 96813 (808) 544-0500 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Neal K. Kanda
Vice President and Treasurer
220 South King Street
Honolulu, Hawaii 96813
(808) 544-0500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:
Gordon Bava, Esq. Manatt Phelps & Phillips, LLP 11355 West Olympic Boulevard Los Angeles, California 90064-1614 (310) 312-4000	Alison S. Ressler, Esq. Sullivan & Cromwell LLP 1888 Century Park East Los Angeles, California 90067-1725 (310) 712-6600

        Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and upon completion of the transactions described in the enclosed prospectus.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee

Common Stock, No Par Value (including associated preferred share purchase rights)	7,300,000	$62.30	$181,295,870	$0(4)

(1)
This Registration Statement relates to securities of Central Pacific Financial Corp. ("CPF") exchangeable for shares of common stock, par value $1.00 per share ("common stock"), of CB Bancshares, Inc., a Hawaii corporation ("CB Bancshares"), in the exchange offer by registrant for shares of CB Bancshares common stock and in the proposed merger with CB Bancshares.

(2)
The number of shares registered pursuant to this Registration Statement is based upon the approximate number of shares of CB Bancshares common stock presently outstanding or reserved for issuance under various plans or otherwise expected to be issued upon the consummation of the proposed transaction to which this Registration Statement relates (less the 97,615 shares held by CPF) multiplied by the exchange ratio of 1.6005 shares of CPF common stock for each CB Bancshares share.

(3)
Computed solely for purposes of calculating the registration fee. The registration fee was calculated pursuant to Rules 457(f)(1) and 457(f)(3) under the Securities Act of 1933, as amended, based on the average of the high and low prices for shares of CB Bancshares common stock as reported on the Nasdaq National Market on September 18, 2003 ($62.30) and the maximum number of such shares (approximately 4,529,000) that may be exchanged for the securities being registered, minus the maximum cash consideration payable for such shares.

(4)
CPF paid a registration fee of $15,586.89 on April 28, 2003 based on the number of shares expected to be issued in the exchange offer at that time. This Amendment No. 5 decreases the number of shares expected to be issued and would require a registration fee of $14,666.84. Therefore, no additional registration fee is due.

        The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 Subject to Completion, Dated September 19, 2003

Offer to Exchange Each Outstanding Share of Common Stock
of

CB BANCSHARES, INC.

(Including Associated Share Purchase Rights)

for Cash and for Shares of Common Stock of Central Pacific Financial Corp.
by

CENTRAL PACIFIC FINANCIAL CORP.

in each case subject to the procedures and limitations described in this prospectus and the related letter of transmittal.

        The exchange offer and withdrawal rights will expire at 12:00 midnight, New York City time, on                        , 2003 unless extended. Shares tendered pursuant to this offer may be withdrawn at any time prior to the expiration of this offer.

        We are offering to exchange each issued and outstanding share of CB Bancshares common stock for cash, shares of our common stock or a combination of cash and shares of our common stock. Holders of CB Bancshares common stock may elect the form of consideration - cash, stock or a combination of cash and stock - to be received in connection with this offer. We are making this offer to acquire voting control of, and ultimately the entire equity interest in, CB Bancshares.

        If you elect to receive a combination of cash and stock, you will receive $22.27 in cash and 1.6005 shares of our common stock for each share of CB Bancshares common stock you exchange.

        If you elect to receive all cash or all stock, we will determine the per share consideration you are entitled to receive by adding $22.27 to the product of 1.6005 and the average closing price of our common stock over a 20 trading-day period ending one trading day prior to the close of the exchange offer. For a cash election, you will receive cash in the amount of the per share consideration. For a stock election, you will receive a number of shares that have a value, based on the 20-day average price, equal to the per share consideration. Based on the 20-day average price, the value of the per share consideration will be the same regardless of the type of consideration elected. However, our stock price may fluctuate. If you receive consideration in the form of our stock, the value of the consideration you receive may fluctuate and may not equal the per share consideration if our stock price does not equal the 20-day average price. See "The Exchange Offer" beginning on page 39.

        If you elect to receive all cash or all stock, your election may be subject to proration, which means that you may not receive all your consideration in the form that you selected. See "The Exchange Offer—Election and Proration Procedures" beginning on page 42.

        Our common stock trades on the New York Stock Exchange, or NYSE, under the symbol "CPF". The closing price of our common stock on April 15, 2003, the day before we publicly announced the exchange offer, was $25.56, and the closing price of our common stock on                    , 2003 was $          . Assuming that all conditions to our offer set forth in this prospectus are satisfied or waived and no proration is necessary, and assuming that the 20-day average price of our common stock were $                , you would receive the following consideration, based on your election:

Election	Consideration	Value of Consideration (valuing stock at the assumed 20-day average price)
Combination Election	$22.27 and 1.6005 shares	$ = $22.27 + $ , the value of 1.6005 shares at the assumed 20-day average price
All Cash Election	$	$
All Stock Election	shares	$ , the value of shares at the assumed 20-day average price

        It is generally expected that any cash you receive as consideration in the exchange offer will cause taxable gain recognition, which means that you will have to pay taxes as a result. We expect that stock consideration received will not be subject to federal income tax. See "The Exchange Offer—Material U.S. Federal Income Tax Consequences of the Exchange Offer and the Proposed Merger" beginning on page 53.

        All calculations based on the number of shares of CB Bancshares common stock outstanding in this prospectus are adjusted to take account of the payment on June 27, 2003 of a 10% stock dividend to holders of CB Bancshares common stock on June 16, 2003, unless we state otherwise.

        All references to our common stock include the associated preferred share purchase rights issued pursuant to the CPF Rights Agreement. See "Description of CPF Capital Stock" beginning on page 82. All references to CB Bancshares common stock include the associated CB Bancshares rights issued pursuant to the 1989 CB Bancshares Rights Agreement and the 2003 CB Bancshares Rights Agreement. See "Conditions to the Exchange Offer—Rights Agreements Condition" beginning on page 62.

        Our obligation to complete this exchange offer is subject to the conditions listed under "The Exchange Offer—Conditions to the Exchange Offer" beginning on page 59, including, among others, the conditions that at least 75% of issued and outstanding CB Bancshares shares, on a fully diluted basis, are tendered and that CPF shareholders approve the issuance of shares in connection with the exchange offer.

        FOR A DISCUSSION OF VARIOUS FACTORS THAT YOU SHOULD CONSIDER ABOUT THE EXCHANGE OFFER, SEE "RISK FACTORS" BEGINNING ON PAGE 24

        WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. Any solicitation of proxies will only be made pursuant to separate proxy solicitation materials complying with the requirements of Section 14(a) of the Securities Exchange Act of 1934.

        Neither the Securities and Exchange Commission, nor any state securities commission, has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2003.

        This prospectus incorporates important business and financial information about CPF and CB Bancshares and their respective subsidiaries from documents filed with Securities and Exchange Commission, or the SEC, that have not been included in, or delivered with, this prospectus. This information is available on the SEC's website at http://www.sec.gov and from other sources. See "Where Can I Find More Information?" on page 93.

        You may also request copies of these documents from us, without charge, upon written or oral request to our information agent,                         toll-free at (800)                           or by calling collect at            .

        In order to receive timely delivery of the documents, you must make requests no later than                        , 2003 (five business days before the initially scheduled expiration date of the exchange offer).

i

If we do not successfully integrate CPF's and CB Bancshares' business operations, including their subsidiary bank and our subsidiary bank, the anticipated benefits of the acquisition of CB Bancshares may not be fully realized or may not occur for an extended period of time	24
If CB Bancshares' senior executive management or other employees are uncooperative in the integration process, our ability to realize the benefits of the proposed merger may be adversely affected	24
CB Bancshares' board of directors may prevent or delay satisfaction of certain conditions of our exchange offer, which could adversely affect our ability to consummate the exchange offer as planned	25
There can be no assurance that the costs of the exchange offer and proposed merger will not be greater than we have anticipated, which could adversely affect our business and results of operations	25
We have not previously acquired a bank holding company and integration of the two companies and banks may prove more difficult than we anticipate	25
Unless all of the conditions to the exchange offer are either waived by us, to the extent possible, or satisfied prior to the expiration of the exchange offer, the exchange offer will not be consummated	25
Our stock price has fluctuated over the past twelve months, and decreases in our stock price will adversely affect the value of the consideration you receive in the exchange offer	26
The exchange offer could result in CB Bancshares' delisting from the Nasdaq National Market, which would adversely affect the liquidity of CB Bancshares' common stock during the period between completion of the exchange offer and consummation of the proposed merger	26
Resales of our common stock in the public market following the exchange offer may cause its market price to fall	27
If we are unable to retain key CB Bancshares personnel following the proposed merger, our business may be harmed	27
The potential loss of significant customer deposits and revenues from branch consolidations could adversely affect our business and results of operations	27
INFORMATION ABOUT CPF AND CB BANCSHARES	28
CPF	28
General	28
Central Pacific Bank	28
CB Bancshares	29
General	29
City Bank	29
Datatronix Financial Services, Inc.	29
BACKGROUND OF THE EXCHANGE OFFER	30
REASONS FOR THE EXCHANGE OFFER	36

THE EXCHANGE OFFER	39
General	39
Consideration to Be Paid	40
Election and Proration Procedures	42
Timing of the Exchange Offer	46
Extension, Termination and Amendment	46
Exchange of CB Bancshares Shares; Delivery of CPF Common Stock	47
Cash Instead of Fractional Shares of CPF Common Stock	48
Withdrawal Rights	48
Procedure for Tendering	49
Guaranteed Delivery	51
Material U.S. Federal Income Tax Consequences of the Exchange Offer and the Proposed Merger	53
Effect of the Exchange Offer on the Market for CB Bancshares Shares; Registration Under the Exchange Act	56
Purpose of the Exchange Offer; the Proposed Merger; Dissenters' Rights	57
Plans for CB Bancshares After the Proposed Merger	58
Conditions to the Exchange Offer	59
Minimum Tender Condition	59
Regulatory Condition	59
Control Share Condition	62
Rights Agreements Condition	62
CPF Shareholder Approval Condition	63
Other Conditions to the Exchange Offer	63
Regulatory Approvals	65
Source and Amount of Funds	65
Certain Relationships with CB Bancshares	65
Fees and Expenses	67
Accounting Treatment	67
NYSE Listing	67
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	68
Unaudited Pro Forma Condensed Combined Balance Sheet As of June 30, 2003	70
Unaudited Pro Forma Condensed Combined Statement of Income For the Six Months Ended June 30, 2003	72

Unaudited Pro Forma Condensed Combined Balance Sheet As of December 31, 2002	74
Unaudited Pro Forma Condensed Combined Statement of Income For the Year Ended December 31, 2002	77
REGULATION AND SUPERVISION	79
General	79
CPF	79
Central Pacific Bank	80
Capital Standards	80
DESCRIPTION OF CPF CAPITAL STOCK	82
COMPARISON OF RIGHTS OF HOLDERS OF CPF COMMON STOCK AND CB BANCSHARES COMMON STOCK	84
Corporate Governance	84
Authorized Capital Stock	84
Number, Classification and Election of Board of Directors	84
Removal of Directors	85
Newly Created Directorships and Vacancies	85
Quorum of the Board	86
Voting	86
Annual Meetings of Shareholders	86
Special Meetings of Shareholders	86
Quorum of the Shareholders	87
Shareholder Action by Written Consent	87
Special Voting Requirements	87
Amendments of Articles of Incorporation	88
Amendments of Bylaws	88
Rights Plans	89
WHERE CAN I FIND MORE INFORMATION?	93
CB BANCSHARES INFORMATION	94
FORWARD-LOOKING STATEMENTS	95
LEGAL MATTERS	96
EXPERTS	97
DIRECTORS AND EXECUTIVE OFFICERS OF CPF	A-1
PART XIV. DISSENTERS' RIGHTS; HAWAII BUSINESS CORPORATION ACT	B-1
A. Right to Dissent and Obtain Payment for Shares	B-1
B. Procedure for Exercise of Dissenters' Rights	B-3
C. Judicial Appraisal of Shares	B-5

QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER AND THE PROPOSED MERGER

Q:    Who is offering to exchange my CB Bancshares securities?

A:
We are Central Pacific Financial Corp., a Hawaii-incorporated bank holding company, with $2.09 billion in assets as of June 30, 2003. Central Pacific Bank, our wholly-owned subsidiary, is the third-largest commercial bank in the State of Hawaii with 24 branch offices statewide. The American Bankers Association recently ranked CPF's reported return on equity for 2002 23rd among bank holding companies, banks and thrifts with assets over $1 billion. Until April 23, 2003, we were known as CPB Inc.

Q:    What are we proposing?

A:
We are proposing to acquire voting control of, and ultimately the entire equity interest in, CB Bancshares by offering to exchange all outstanding shares of CB Bancshares common stock for shares of our common stock and cash. We intend to then have CB Bancshares merge with CPF or a wholly-owned subsidiary of CPF as soon as possible after the completion of the exchange offer and receipt of any additional regulatory approvals that may be required. The purpose of the proposed merger would be to acquire all of the shares of CB Bancshares common stock not exchanged in the exchange offer. Thereafter, City Bank, CB Bancshares' subsidiary bank, would be merged with and into Central Pacific Bank.

Q:    What would I receive in the exchange offer for my CB Bancshares shares?

A:
Under the terms of the exchange offer, you may elect to receive cash, shares of CPF common stock or a combination of cash and shares of CPF common stock in exchange for your shares of CB Bancshares common stock. For more detail on the consideration and on how different elections will affect the consideration you receive, see "The Exchange Offer—Consideration to be Paid" and "—Election and Proration Procedures" beginning on pages 40 and 42, respectively.

Q:    How long will it take to complete the exchange offer and the proposed merger?

A:
We hope to complete the exchange offer and the proposed merger in the fourth quarter of 2003, or as soon thereafter as possible. We expect to complete the proposed merger shortly after we complete the exchange offer if we acquire 90% or more of the outstanding shares of CB Bancshares common stock in the exchange offer. If less than 90% of the CB Bancshares shares are tendered in the exchange offer, then the proposed merger will require approval of CB Bancshares' shareholders and we will complete the proposed merger shortly after a special meeting of CB Bancshares shareholders is held to approve the proposed merger. We must also obtain regulatory approvals prior to consummation of the exchange offer, which are subject to statutory waiting periods after those approvals are granted. Additional regulatory approvals may also be required prior to consummation of the proposed merger.

Q:    Are there conditions to our acceptance of CB Bancshares shares in the exchange offer?

A:
Yes. Our offer is subject to several material conditions, and those conditions must be satisfied or waived for us to complete the exchange offer. See "The Exchange Offer—Conditions to the Exchange Offer" beginning on page 59.

Q:    Will I have to pay any fees or commissions?

A:
Perhaps. If you are the record owner of your shares of CB Bancshares common stock and you tender your shares of CB Bancshares common stock directly to the exchange agent, you will not have to pay brokerage fees or incur similar expenses. If you own your shares through a broker or other nominee, and your broker tenders the shares on your behalf, your broker may charge you a fee for doing so. You should consult with your broker or nominee to determine whether any charges will apply to you.

Q:    When does the exchange offer expire?

A:
The exchange offer will expire on                        , 2003, at 12:00 midnight, New York City time, unless we extend it. See "The Exchange Offer—Timing of the Exchange Offer" beginning on page 46.

Q:    Can the exchange offer be extended?

A:
Yes. We may, without the consent of CB Bancshares, extend the period of time during which the offer remains open. You will have withdrawal rights during any extension period. See "The Exchange Offer—Extension, Termination and Amendment" beginning on page 46.

Q:    Will I be notified if the offer is extended?

A:
Yes. If we decide or are required to extend the exchange offer, we will inform the exchange agent of that fact and we will make a public announcement of the results of the exchange offer, and announce the new expiration date, no later than 9:00 a.m., New York City time, on the next business day after the day on which the offer was previously scheduled to expire. See "The Exchange Offer—Extension, Termination and Amendment" beginning on page 46.

Q:    How do I participate in the exchange offer?

A:
To tender your shares, you should do the following:

•
If you hold CB Bancshares shares in your own name, complete and sign the letter of transmittal and return it with your physical share certificates to                , the exchange agent for the exchange offer, at the appropriate address specified on the back cover page of this prospectus before the expiration date of the exchange offer.

•
If you hold your shares in "street name" through a broker, instruct your broker to tender your shares before the expiration date.

•
If your CB Bancshares share certificates are not immediately available or if you cannot deliver your CB Bancshares share certificates and other documents to the exchange agent prior to the expiration of the exchange offer, or you cannot complete the procedure for delivery by book-entry transfer on a timely basis, you may still tender your CB Bancshares shares if you comply with the guaranteed delivery procedures described under "The Exchange Offer—Procedure for Tendering" beginning on page 49.

Q:    How and when can I withdraw my previously tendered shares?

A:
To withdraw your previously tendered CB Bancshares shares, you must deliver a written or facsimile notice of withdrawal with the required information to the exchange agent while you still have the right to withdraw. If you tendered shares by giving instructions to a broker or bank, you must instruct the broker or bank to arrange for the withdrawal of your shares.

  You may withdraw previously tendered CB Bancshares shares any time prior to the expiration of the exchange offer, and, unless we have accepted the shares pursuant to the exchange offer, you may also withdraw any tendered shares at any time after            , 2003. Once we have accepted

  shares for exchange pursuant to the offer, all tenders become irrevocable. See "The Exchange Offer—Withdrawal Rights" on page 49.

Q:    Is CPF's financial condition relevant to my decision to tender shares in the offer?

A:
Yes. Shares of CB Bancshares common stock accepted in the offer may be exchanged for shares of CPF common stock, cash or both, so you should consider our financial condition before you decide to become one of our shareholders through the exchange offer. In considering CPF's financial condition, you should review the information contained in this prospectus and the documents incorporated by reference in this prospectus, because they contain detailed business, financial and other information about us.

Q:    Will CB Bancshares common stock continue to be publicly traded after the proposed merger and the exchange offer?

A:
Perhaps. If the proposed merger occurs, CB Bancshares will no longer be publicly owned and its common stock will no longer be publicly traded.

  Additionally, even if the proposed merger does not occur, if we purchase a large number of outstanding CB Bancshares shares in the exchange offer, there may be so few remaining CB Bancshares stockholders and publicly held shares of CB Bancshares common stock that shares of CB Bancshares common stock may no longer be eligible for quotation on the Nasdaq National Market or other securities markets. As a result, there may not be a public trading market for shares of CB Bancshares common stock.

Q:    Where can I find more information about CPF and CB Bancshares?

A:
You can find out information about CPF and CB Bancshares from sources described under "Where Can I Find More Information?" on page 93.

Q:    Whom can I call with questions about the exchange offer and the proposed merger?

A:
You can contact our information agent using the following contact information:

The Information Agent for the Offer is:

PROSPECTUS SUMMARY

        This summary does not contain all of the information that may be important to you and is qualified in its entirety by reference to the information contained elsewhere in, or incorporated by reference into, this prospectus. You are urged to read the entire prospectus, including the information set forth in the section entitled "Risk Factors" beginning on page 25, and the attached exhibits and annexes. Also, see "Where Can I Find More Information?" on page 93.

The exchange offer (Page 39)

  General

        Under the terms of the exchange offer, we are offering to exchange shares of newly issued CPF common stock and/or cash for each issued and outstanding share of CB Bancshares common stock. You may elect to receive cash, shares of CPF common stock or a combination of cash and shares of CPF common stock in exchange for your shares of CB Bancshares common stock. If you elect to receive all cash or all stock, your election may be subject to proration, however, which means that you may not receive all the consideration in the form that you selected.

  Consideration to be received

        If you elect to receive a combination of cash and stock, you will receive, for each CB Bancshares share accepted for exchange, $22.27 in cash and 1.6005 shares of CPF common stock. If you elect to receive all cash, or all stock, we will determine the per share consideration you are entitled to by adding $22.27 to the product of 1.6005 and the average closing price of CPF common stock over a 20 trading-day period ending one trading day prior to the close of the exchange offer.

        Based on the 20-day average price, the value of the per share consideration to be received by all CB Bancshares shareholders who exchange their shares will be the same, regardless of the type of consideration a shareholder elects to receive. However, because the amount of cash and/or stock you receive is set on the determination date by reference to the 20-day average price, if the price of CPF common stock upon consummation of the exchange offer is different from the 20-day average price, the value of the consideration you receive upon consummation may differ from the value of the consideration received by other CB Bancshares shareholders, depending on your election.

        The total amount of cash that we will pay CB Bancshares shareholders in exchange for their shares will not exceed the product of $22.27 and the number of CB Bancshares accepted at the close of the exchange offer. The total number of shares of CPF common stock that we will issue and deliver to CB Bancshares shareholders in exchange for their shares will not exceed the product of 1.6005 and the number of CB Bancshares accepted at the close of the exchange offer. Because the total amount of cash that will be paid and the total amount of stock that will be issued is fixed, if you make an all cash election or an all stock election, the type of consideration you receive may be subject to proration.

        If you receive any portion of your consideration in CPF common stock, the value of the consideration you receive may not equal the value of the per share consideration on the determination date because the value of the consideration you receive will fluctuate based on changes in the market price of CPF common stock. The closing price of CPF common stock on April 15, 2003, the day before we publicly announced the exchange offer, was $25.56, and the closing price of CPF common stock on                        , 2003 was $            .

        You will not receive any fractional shares of CPF common stock in the exchange offer. Instead, you will receive cash in an amount equal to the value of the fractional share of CPF common stock that you would otherwise have been entitled to receive.

        On April 29, 2003, CB Bancshares announced a 10% stock dividend payable on June 27, 2003 to all holders of record of its common stock on June 16, 2003. As a result of the stock dividend, the number of CB Bancshares shares each shareholder held increased by 10%. For example, a CB Bancshares shareholder owning 100 shares on June 16, 2003 was paid 10 additional shares on June 27, 2003, resulting in total holdings of 110 shares. While the dividend affected the per share consideration we are paying, it did not change the overall consideration paid to all shareholders for their shares of CB Bancshares common stock.

        For more detail on the consideration you receive and on how different elections will affect the consideration you receive, see "The Exchange Offer—Consideration to be Paid" and "—Election and Proration Procedures" beginning on pages 40 and 42, respectively.

  Proposed merger

        As promptly as practicable after completion of the exchange offer and receipt of any additional regulatory approvals that may be required, we intend to merge CB Bancshares with CPF or a wholly-owned subsidiary of CPF. In the proposed merger, each then-outstanding share of common stock of CB Bancshares would be converted into the same consideration per CB Bancshares share offered in the exchange offer, subject to dissenters' rights under Hawaii law and subject to proration.

        Upon completion of the exchange offer and proposed merger, based on the receipt by CB Bancshares shareholders of the maximum number of shares of CPF common stock that we will issue and deliver to CB Bancshares shareholders in exchange for their shares in the exchange offer or proposed merger, the former CB Bancshares shareholders will own a maximum of approximately 31% of the then-outstanding shares of CPF common stock.

        The receipt of the consideration in exchange for CB Bancshares common stock pursuant to the exchange offer and/or the proposed merger may be a taxable transaction to you in whole or in part (page 55).

        Any cash you receive as consideration in the exchange offer will cause taxable gain recognition, which means that you will have to pay taxes as a result. The cash portion of the consideration the CB Bancshares shareholders receive for their CB Bancshares common stock, whether from a cash election, receipt of cash as a result of any other election available in the transaction, receipt of cash in lieu of fractional shares or receipt of cash from exercise of dissenters' rights in the proposed merger, will cause taxable gain recognition. CB Bancshares shareholders who receive cash will be taxed on the amount of the lesser of the cash received or the gain realized on the exchange. Depending upon your particular circumstances, the receipt of cash may be treated either as received in a sale or exchange of stock or as received in a corporate distribution.

        CPF has structured the exchange offer and plans to structure the proposed merger with the intent that these transactions will be integrated and, in combination, will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, or the Code. CPF will consult, from time to time, with Manatt, Phelps & Phillips, LLP, counsel to CPF, regarding whether the transactions will qualify as a reorganization. Manatt, Phelps & Phillips, LLP has issued an opinion to CPF that the exchange offer and proposed merger will qualify as a reorganization. In the event that unanticipated intervening events occur whereby Manatt, Phelps & Phillips, LLP, determines that the transactions will not qualify as a reorganization, CPF can nevertheless proceed with the exchange offer and the proposed merger. In that event, the transactions may be fully taxable at the CB Bancshares shareholder level and each CB Bancshares shareholder will recognize gain or loss measured by the difference between (1) the cash plus the fair market value of the CPF common stock received in the exchange offer and the proposed merger, and (2) the exchanging CB Bancshares shareholder's tax basis for the shares of common stock surrendered in the exchange offer and proposed merger. The exchange offer and the proposed merger are being structured so as to avoid the recognition of corporate gain or loss by CPF, CB Bancshares and their respective subsidiaries regardless of whether there is shareholder recognition of gain or loss.

        See "The Exchange Offer—Material U.S. Federal Income Tax Consequences of the Exchange Offer and the Proposed Merger."

        CPF's obligation to complete the exchange offer is subject to a number of conditions (Page 59).

        Our obligation to exchange shares of our common stock and cash for CB Bancshares common stock pursuant to the exchange offer is subject to the following material conditions, any of which we may waive:

  •
  The tender of enough shares of CB Bancshares common stock so that, after the completion of the exchange offer, we own a number of shares of CB Bancshares common stock which, together with any shares of CB Bancshares common stock that we beneficially own for our own account, constitutes at least 75% of the total outstanding shares of CB Bancshares common stock on a fully diluted basis, as though all options or other securities convertible into or exercisable or exchangeable for shares of CB Bancshares common stock had been converted, exercised or exchanged, and

  •
  CB Bancshares not having entered into or effectuated any other agreement or transaction with any person or entity having the effect of impairing our ability to acquire CB Bancshares or otherwise diminishing the value of the acquisition of CB Bancshares, and

        Our obligation to exchange shares of our common stock and cash for CB Bancshares common stock pursuant to the exchange offer is also subject to the following material conditions, none of which we may waive:

  •
  The receipt of all applicable regulatory approvals required to consummate the exchange offer, including the expiration or termination of any applicable waiting periods,

  •
  No temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the completion of the exchange offer or the proposed merger shall be in effect and no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any court, administrative agency or commission or other governmental authority or instrumentality which prohibits, restricts or makes illegal the completion of the exchange offer or the proposed merger,

  •
  The approval by CB Bancshares' shareholders of our acquisition of CB Bancshares common stock pursuant to the exchange offer, or the approval or exemption of our acquisition of CB Bancshares common stock pursuant to the exchange offer by CB Bancshares' board of directors, under the Hawaii Control Share Acquisitions statute, or our being satisfied, in our sole reasonable discretion, that such law is inapplicable or invalid,

  •
  The CB Bancshares Rights Agreements having been found inapplicable or illegal or the board of directors of CB Bancshares having redeemed the rights or amended the 2003 Rights Agreement so the associated rights would not be triggered by the exchange offer and proposed merger,

  •
  The effectiveness of our registration statement filed with the SEC, relating to the securities to be issued in the exchange offer, and

  •
  The receipt of CPF shareholder approval for the issuance of shares of CPF common stock in the exchange offer and proposed merger.

        These material conditions and the other conditions to the exchange offer are discussed under "The Exchange Offer—Conditions to the Exchange Offer" on page 59.

        In order to complete the exchange offer, CPF must first obtain federal and state regulatory approvals (Page 59).

        In order to complete the exchange offer and acquire voting control of CB Bancshares, we must obtain the prior written approval of the Board of Governors of the Federal Reserve System under the Bank Holding Company Act and the Hawaii Commissioner of Financial Institutions under the Hawaii Code of Financial Institutions. Applications for approval were initially filed on April 28, 2003 and additional information has been subsequently submitted in support of these applications to the Federal Reserve Board, the U.S. Department of Justice, the Hawaii Commissioner of Financial Institutions and the Hawaii Attorney General. If the Federal Reserve Board approves the acquisition, the transaction may not be consummated for 30 days or 15 days if the Department of Justice has not submitted adverse comments with respect to competitive factors, during which time the Department of Justice may challenge the transaction in federal district court. There can be no assurance that the Hawaii Attorney General will not attempt to challenge the exchange offer on antitrust grounds.

Information about CPF and CB Bancshares (Page 28).

        Central Pacific Financial Corp.

  Central Pacific Financial Corp.
  220 South King Street
  Honolulu, Hawaii 96813
  (808) 544-0500

        CPF is a Hawaii bank holding company with $2.09 billion in assets as of June 30, 2003. Central Pacific Bank, a wholly-owned subsidiary of CPF, is the third largest commercial bank in the State of Hawaii based on assets, with 24 branch offices statewide. Until April 23, 2003, Central Pacific Financial Corp. was known as CPB Inc.

        CPF was organized in 1982 to serve as a holding company for Central Pacific Bank. Central Pacific Bank was incorporated in its present form in 1982 in connection with CPF's holding company reorganization, and its predecessor entity was incorporated in the State of Hawaii in 1954. Central Pacific Bank was initially founded by Japanese-Americans to meet the banking needs of the Japanese-American community and post-World War II veterans in Hawaii. Since its founding, Central Pacific Bank has developed into a financial institution offering a full range of banking services and products to businesses, professionals and individuals in Hawaii. Central Pacific Bank's deposits are insured by the Federal Deposit Insurance Corporation, or FDIC, up to applicable limits.

        CB Bancshares, Inc.

        The following information is derived from CB Bancshares' publicly available documents.

  CB Bancshares, Inc.
  201 Merchant Street
  Honolulu, Hawaii 96813
  (808) 535-2500

        CB Bancshares, which was incorporated in the State of Hawaii in 1980, is a bank holding company with $1.70 billion in assets as of June 30, 2003. CB Bancshares has three wholly-owned subsidiaries, City Bank, Datatronix Financial Services, Inc. and O.R.E., Inc. City Bank is a commercial bank based in Honolulu, Hawaii with 21 branches statewide, Datatronix offers item processing services to financial institutions, with City Bank as its primary customer, and O.R.E. is inactive.

Reasons for the exchange offer (Page 36).

        We believe that the exchange offer and the proposed merger will benefit our shareholders and CB Bancshares' shareholders, as well as customers and employees of both companies and the State of Hawaii. We believe that the combination of CPF and CB Bancshares will create a bank that is better able to compete in the banking industry in the State of Hawaii. We believe the combination would, among other things, enhance the range of products and services we offer customers, including expanded banking services and trust and wealth management services. The combination would also increase our financing capability in serving both existing and new commercial borrowers. We also believe that shareholders of both companies would benefit from, among other things, potential revenue enhancements, cost savings, greater market and client penetration, enhanced liquidity and increased market capitalization.

Plans for CB Bancshares (Page 58).

        Once we have completed the proposed merger, we expect that CB Bancshares will cease to exist and that City Bank will be merged into Central Pacific Bank. As a result of the combination of City Bank and Central Pacific Bank, we anticipate that City Bank's offices outside of Hawaii will be closed. In addition, we anticipate consolidating approximately ten branches of Central Pacific Bank or City Bank where the branches are nearby or adjacent. However, since we have not had the opportunity to review and evaluate branch performance information, ten is only an estimate and we have not determined the specific branches to be consolidated or the timing of such consolidations.

Dividend policy of CPF (Page 22).

        The holders of CPF common stock receive dividends if and when declared by our board of directors out of legally available funds. We and our predecessor have paid regular semiannual cash dividends since 1958. Beginning in 1988, we commenced paying quarterly cash dividends. For each of the first and second quarters of 2003, we paid a cash dividend of $0.16 per common share to shareholders. In the fourth quarter of 2002, we paid a cash dividend of $0.11 per common share to shareholders and our average quarterly dividend paid to shareholders in 2002 was $0.10.

        Following completion of the exchange offer and proposed merger, we expect to continue paying quarterly cash dividends. However, the declaration and payment of dividends will depend upon business conditions, operating results, capital and reserve requirements, covenants in our debt instruments and our board of directors' consideration of other relevant factors. Under the laws of Hawaii, payment of dividends by Central Pacific Bank to us is subject to certain restrictions, and payment of dividends by us to our shareholders is likewise subject to certain restrictions. We can give shareholders no assurance that we will continue to pay dividends on our common stock in the future.

Dividend policy of CB Bancshares (Page 23).

        The following description is based on our understanding of CB Bancshares' dividend policy as derived from its publicly available documents.

        The holders of CB Bancshares common stock receive cash dividends if and when declared by CB Bancshares' board of directors out of legally available funds. As reported on Bloomberg, CB Bancshares has paid regular quarterly cash dividends since 1994. In the third quarter of 2003, CB Bancshares declared a cash dividend of $0.36 per share. In the second quarter of 2003, CB Bancshares declared a cash dividend of $0.12 per share, or $0.11 per share adjusted for the effect of the 10% stock dividend paid on June 27, 2003. In the first quarter of 2003, CB Bancshares declared a cash dividend of $0.11 per share, or $0.10 per share adjusted for the effect of the 10% stock dividend. During the year ended December 31, 2002, CB Bancshares paid total cash dividends of $0.44 per share, or $0.40 per share adjusted for the effect of the 10% stock dividend.

        The principal source of CB Bancshares' cash flow has been dividend payments received from City Bank. Under the laws of Hawaii, payment of dividends by City Bank to CB Bancshares is subject to certain restrictions, and payment of dividends by CB Bancshares to its shareholders is likewise subject to certain restrictions. CB Bancshares evaluates its dividend on a quarterly basis.

The exchange offer is currently scheduled to expire on                        , 2003 (Page 48).

        The expiration date of the exchange offer is scheduled for 12:00 midnight, New York City time, on                        , 2003, unless we extend the period of time for which the exchange offer is open.

The exchange offer may be extended, terminated or amended (Page 48).

        We expressly reserve the right, in our sole discretion, at any time or from time to time, to extend the period of time during which the exchange offer remains open, and we can do so by giving oral or written notice of the extension to the exchange agent. We are not providing any assurance that we will exercise this right to extend the exchange offer, although we currently intend to do so until all conditions have been satisfied or, to the extent permissible, waived. During any extension, all shares of CB Bancshares common stock previously tendered and not properly withdrawn will remain subject to the exchange offer, subject to the right of each shareholder of CB Bancshares to withdraw his or her shares of CB Bancshares common stock.

        Subject to the SEC's applicable rules and regulations, we also reserve the right, in our sole discretion, at any time or from time to time:

  •
  to delay our acceptance for exchange or the exchange of any shares of CB Bancshares common stock, or to terminate the exchange offer, upon the failure of any of the conditions of the exchange offer to be satisfied prior to the expiration date,

  •
  to waive any condition, other than the conditions relating to the receipt of regulatory approvals, the receipt of CPF shareholder approval for the issuance of CPF shares, the Hawaii Control Share Acquisitions statute, the CB Bancshares Rights Agreements, the absence of an order or decree of any court or agency of competent jurisdiction preventing the completion of the exchange offer, and the effectiveness of the registration statement for the CPF shares to be issued in the exchange offer, or

  •
  to amend the exchange offer in any respect, by giving oral or written notice of such delay, termination or amendment to the exchange agent and by making a public announcement.

        We will follow any extension, termination, amendment or delay, as promptly as practicable, with a public announcement. In the case of an extension, any related announcement will be issued no later than 9:00 A.M., New York City time, on the next business day after the previously scheduled expiration date. Subject to applicable law, including Rules 14d-4(c) and 14d-6(d) under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which require that any material change in the information published, sent or given to CB Bancshares' shareholders in connection with the exchange offer be promptly sent to those shareholders in a manner reasonably designed to inform them of that change, and without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate any public announcement of this type other than by making a release to the Dow Jones News Service, PR Newswire or some other similar national news service.

The exchange shall occur promptly after the expiration date (Page 48).

        Upon the terms and subject to the conditions of the exchange offer, including, if the exchange offer is extended or amended, the terms and conditions of any extension or amendment, we will accept for exchange, and will exchange, shares of CB Bancshares common stock validly tendered and not properly withdrawn promptly after the expiration date.

Tendered shares may be withdrawn at any time prior to the exchange of those shares (Page 49).

        Shares of CB Bancshares common stock tendered pursuant to the exchange offer may be withdrawn at any time prior to the expiration date, and, unless we previously accepted them pursuant to the exchange offer, may also be withdrawn at any time after , 2003.

Shareholders must comply with the procedure for tendering shares (Page 50).

        You cannot tender your shares until we commence the exchange offer and appoint an exchange agent, among other things.

        Once the exchange offer commences, for you to validly tender shares of CB Bancshares common stock pursuant to the exchange offer:

  •
  the exchange agent must receive at one of its addresses set forth on the back cover of this prospectus (1) a properly completed and duly executed letter of transmittal, along with any required signature guarantees, or an agent's message in connection with a book-entry transfer, and any other required documents, and (2) either certificates for tendered shares of CB Bancshares common stock, or if those shares of CB Bancshares common stock are tendered pursuant to the procedures for book-entry set forth below, a book-entry confirmation of receipt of that tender, in each case before the expiration date, or

  •
  you must comply with the guaranteed delivery procedures set forth in "The Exchange Offer—Guaranteed Delivery" on page 51.

There are no dissenters' rights in connection with the exchange offer, although dissenters' rights will exist in connection with the proposed merger (Page 58).

        No dissenters' rights are available in connection with the exchange offer. If the proposed merger is consummated, however, CB Bancshares shareholders will have certain rights under the Hawaii Business Corporation Act to dissent and demand dissenters' rights and to receive payment in cash of the fair value of their shares. CB Bancshares shareholders who perfect such rights by complying with the procedures set forth in Sections 414-352 and 414-354 of the Hawaii Business Corporation Act will be paid CPF's estimate of the fair value of the dissenting shareholder's shares. Section 414-341 defines "fair value" as the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

        Pursuant to Section 414-359, if the dissenter is not satisfied with CPF's payment, the dissenter may estimate the fair value of his or her shares and demand payment of the dissenter's estimate. If a demand for payment under Section 414-359 remains unsettled, CPF shall commence a proceeding in a Hawaii circuit court pursuant to Section 414-371 and petition the court to determine the fair value of the shares and accrued interest, or pay each dissenter whose demand remains unsettled the amount of the demand. In determining the fair value of the shares, the court may appoint appraisers to receive evidence and recommend decision on the question of fair value. Each dissenter made a party to the proceeding would be entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by CPF.

        A copy of Part XIV of the Hawaii Business Corporation Act, which contains the sections described above, is provided in Annex B of this prospectus.

There are material differences in the rights of shareholders (Page 84).

        The governing documents of CPF and CB Bancshares vary, and to that extent, CB Bancshares shareholders will have different rights once they become CPF shareholders. For example, with respect to:

Cumulative voting	•	CPF shareholders may cumulate votes for directors.	•	CB Bancshares shareholders may not cumulate votes for directors.
Calling of special meetings of shareholders	•	CPF's bylaws provide that the chairman of the board, the president or a majority of the board of directors may call a special meeting.	•
CB Bancshares' bylaws provide that the chairman of the board, the president, the board of directors or a shareholder or shareholders owning not less than 25% of CB Bancshares' issued and outstanding capital stock may call a special meeting.
Shareholder removal of directors	•	CPF's bylaws provide that directors may be removed without cause at any annual meeting of shareholders by the affirmative vote of not less than 80% of the CPF shares entitled to vote at the meeting.	•	CB Bancshares' articles provide that directors may be removed only for cause by the affirmative vote of the holders of a majority of all outstanding shares of CB Bancshares.

        See "Comparison of Rights of Holders of CPF Common Stock and CB Bancshares Common Stock" beginning on page 84.

We will account for the proposed merger using the purchase method (Page 67).

        We will account for the proposed merger as a purchase for financial reporting purposes.

Forward-looking statements may prove inaccurate (Page 95).

        We have made forward-looking statements in this document, and in certain documents referred to in this prospectus, that are subject to risks and uncertainty. Such statements include, but are not limited to, statements about the benefits of the proposed merger, including future financial and operating results, costs savings and accretion to reported and cash earnings that may be realized from the proposed merger; statements with respect to our plans, objectives, expectations and intentions and other statements that are not historical facts; and other statements identified by words such as "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets", "projects" and other similar expressions. These statements are based upon our current beliefs and expectations and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

        The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

  •
  our business and the business of CB Bancshares may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected,

  •
  expected revenue synergies and cost savings from the proposed merger may not be fully realized or realized within the expected time frame,

  •
  revenues following the proposed merger may be lower than expected,

  •
  deposit attrition, operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the proposed merger,

  •
  the regulatory approvals required for the exchange offer may not be obtained on the proposed terms,

  •
  competitive pressures among depository and other financial institutions may increase significantly and may have an effect on pricing, spending, third-party relationships and revenues,

  •
  the strength of the United States economy in general and the strength of the Hawaii economy may be different than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the combined company's loan portfolio and allowance for loan losses,

  •
  changes in the U.S. legal and regulatory framework, and

  •
  adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company's activities.

        Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC's Internet site at http://www.sec.gov. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

        With respect to financial projections for CB Bancshares contained in this document, neither CB Bancshares nor any analyst has published any information for 2003, 2004 or 2005. In addition, we have not been given the opportunity to conduct any due diligence on CB Bancshares other than reviewing its publicly available information. Therefore, we have created our own financial model for CB Bancshares based on its historical performance and our assumptions regarding the reasonable future performance of CB Bancshares on a stand-alone basis. These assumptions may or may not prove to be correct. The assumptions are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of CPF and CB Bancshares. There is no assurance that these projections will be realized and actual results are likely to differ significantly from such projections.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our unaudited historical ratios of earnings to fixed charges for each of the years in the five-year period ended December 31, 2002 and for the six-month periods ended June 30, 2003 and 2002 and the unaudited pro forma combined ratios of earnings to fixed charges of us and CB Bancshares for the year ended December 31, 2002 and for the six months ended June 30, 2003.

        The unaudited pro forma ratios of earnings to fixed charges are based upon our and CB Bancshares' historical financial statements adjusted to give effect to the exchange offer and proposed merger and the 10% stock dividend announced by CB Bancshares, which was paid on June 27, 2003. The pro forma amounts have been developed from (a) our audited consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as amended (beginning on page 38 of our Annual Report) and our unaudited consolidated financial statements contained in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, as amended (beginning on page 3 of the Quarterly Report) and June 30, 2003 (beginning on page 5 of the Quarterly Report), which are incorporated by reference in this prospectus, and (b) CB Bancshares' audited consolidated financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2002 (beginning on page 26 of its Annual Report) and its unaudited consolidated financial statements contained in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 (beginning on page 2 of the Quarterly Report) and June 30, 2003 (beginning on page 2 of the Quarterly Report) which are incorporated by reference in this prospectus.

	Pro Forma		CPF Historical Data
	Six Months Ended June 30,	Year Ended December 31,	Six Months Ended June 30,		Year Ended December 31,
	2003	2002	2003	2002	2002	2001	2000	1999	1998
Ratio of earnings to fixed charges:
Excluding interest on deposits		3.23	6.57	5.52	5.92	3.82	3.17	3.49	3.48
Including interest on deposits		1.86	2.95	2.30	2.42	1.71	1.53	1.53	1.50

        For purposes of computing the ratios of earnings to fixed charges, earnings include income before income taxes plus fixed charges minus preference security dividend requirements of consolidated subsidiaries. Fixed charges, excluding interest on deposits, consist of interest expense minus interest on deposits plus an estimate of interest included in net rental expense and preference security dividend requirements of consolidated subsidiaries. Fixed charges, including interest on deposits, consist of the above items plus interest on deposits. The ratios should be read in conjunction with the financial statements and other financial data included or incorporated by reference in this prospectus. See "Where Can I Find More Information?" beginning on page 93.

SELECTED HISTORICAL AND UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL DATA

        The Selected Unaudited Pro Forma Condensed Combined Financial Data set forth below is based upon the historical financial statements of CPF and CB Bancshares adjusted to give effect to the proposed merger. The pro forma financial statements as of and for the year ended December 31, 2002 have been developed from (a) the audited consolidated financial statements of CPF contained in our Annual Report on Form 10-K for the year ended December 31, 2002, as amended (beginning on page 38 of our Annual Report), which is incorporated by reference in this prospectus, and (b) the audited consolidated financial statements of CB Bancshares contained in its Annual Report on Form 10-K for the year ended December 31, 2002 (beginning on page 26 of its Annual Report), which is incorporated by reference in this prospectus. The information as of and for the six months ended June 30, 2003 is derived from CPF's and CB Bancshares' unaudited financial statements contained in their Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2003 (beginning on page 3 of our Quarterly Report, as amended, and beginning on page 2 of CB Bancshares' Quarterly Report) and June 30, 2003 (beginning on page 5 of our Quarterly Report and page 2 of CB Bancshares' Quarterly Report), which are incorporated by reference in this prospectus.

        The final determination and allocation of the purchase price paid for the proposed merger may differ from the amounts assumed in the Selected Unaudited Pro Forma Condensed Combined Financial Data set forth below.

        As of the date of this exchange offer, we have not conducted any due diligence and have not completed the valuation studies necessary to arrive at the required estimates of the fair market value of the CB Bancshares assets to be acquired and liabilities to be assumed and the related allocations of purchase price, nor have we identified the adjustments necessary, if any, to conform CB Bancshares data to our accounting policies. Accordingly, we have used the historical book values of the assets and liabilities of CB Bancshares and have used the historical revenue recognition policies of CB Bancshares to prepare the Unaudited Pro Forma Condensed Combined Financial Statements set forth in this prospectus, with the excess of the purchase price over the historical net assets of CB Bancshares recorded as goodwill and other purchased intangibles. Once we have completed the due diligence and the valuation studies necessary to finalize the required purchase price allocations and identified any necessary conforming changes, the pro forma financial statements will be subject to adjustment. Those adjustments will likely result in changes to the pro forma statements of financial position to reflect the final allocations of purchase price and the pro forma statements of income, and there can be no assurance that those adjustments will not be material.

        The Selected Unaudited Pro Forma Condensed Combined Financial Data is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of CPF would have been had the CB Bancshares acquisition occurred on the dates assumed, nor is it necessarily indicative of future consolidated results of operations or financial position.

        The Selected Unaudited Pro Forma Condensed Combined Financial Data does not include the realization of cost savings from operating efficiencies, synergies or other restructurings resulting from the proposed merger, nor does it reflect the costs to be incurred to integrate the two companies.

        The Selected Unaudited Pro Forma Condensed Combined Financial Data should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of CPF and CB Bancshares that are incorporated by reference in this prospectus and the Unaudited Pro Forma Condensed Combined Financial Information beginning on page 68.

Selected Unaudited Pro Forma Condensed Combined Financial Data
(In thousands, except per share data)

	Six Months Ended June 30, 2003	Year Ended December 31, 2002
Selected Operating Data
Total interest income	$	$224,287
Total interest expense		62,499

Net interest income		161,788
Provision for loan losses		18,110

Net interest income after provision for loan losses		143,678
Total other operating income		28,097
Total other operating expense		111,797

Income before income taxes		59,978
Income taxes		18,013

Net income		$41,965

Basic earnings per share		$1.83
Diluted earnings per share		1.80
Weighted average basic shares outstanding(1)		22,952
Weighted average diluted shares outstanding(1)		23,347
	As of June 30, 2003	As of December 31, 2002
Selected Balance Sheet Data
Total assets	$	$3,837,401
Net loans		2,300,967
Total deposits		2,804,328
Shareholders' equity		364,121
Basic book value per share		$15.84
Shares outstanding		22,994

(1)
Weighted average basic and diluted shares outstanding were calculated by adding 7,021,000, the approximate number of CPF shares to be issued in the exchange offer and proposed merger, to the weighted average basic and diluted shares outstanding for CPF for the periods presented. The calculations used to determine the number of CPF shares to be issued and the number of pro forma shares outstanding are provided in Note (  ) to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2003 and Note (H) to the Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2002.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
Central Pacific Financial Corp.

        The following selected consolidated financial data for CPF have been derived from, and are qualified by reference to, the audited consolidated financial statements and notes thereto contained in CPF's Annual Reports on Form 10-K for the years ended December 31, 2002, 2001, 2000, 1999 and 1998, and the unaudited consolidated financial statements and notes thereto contained in CPF's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31 and June 30, 2003 and March 31 and June 30, 2002, which were filed with the SEC. See "Where Can I Find More Information?" on page 93 for information on where these documents are available. You should read this summary financial information together with the financial statements and notes thereto referred to above.

Selected Consolidated Financial Information
(Dollars in thousands, except per share data)

	As of or For the Six Months Ended June 30,		As of or For the Year Ended December 31,
	2003	2002	2002	2001	2000	1999	1998
Consolidated statements of income data:
Total interest income	$55,405	$58,975	$118,462	$129,873	$126,783	$112,840	$111,792
Total interest expense	10,708	15,830	29,483	51,421	55,559	44,418	46,705

Net interest income	44,697	43,145	88,979	78,452	71,224	68,422	65,087
Provision for loan losses	200	600	1,000	3,000	4,500	3,700	6,600

Net interest income after provision for loan losses	44,497	42,545	87,979	75,452	66,724	64,722	58,487
Total other operating income	7,332	7,293	15,282	14,113	12,887	13,103	16,822
Total other operating expense	26,755	26,241	55,023	50,683	49,592	53,448	51,273

Income before income taxes	25,074	23,597	48,238	38,882	30,019	24,377	24,036
Income taxes	8,514	8,383	14,955	10,177	10,585	8,051	8,967

Net income	$16,560	$15,214	$33,283	$28,705	$19,434	$16,326	$15,069

Net income available for common stock	$16,560	$15,214	$33,283	$28,705	$19,434	$16,326	$15,069

Per share amounts:
Basic earnings per share	$1.03	$0.96	$2.09	$1.75	$1.09	$0.85	$0.73
Diluted earnings per share	1.01	0.94	2.04	1.72	1.07	0.84	0.73
Balance sheet data at period end:
Total assets	$2,088,940	$1,935,053	$2,028,163	$1,835,641	$1,816,918	$1,646,491	$1,560,885
Cash and due from banks	64,835	58,703	62,273	39,820	52,207	83,425	42,735
Total investment securities	571,892	454,665	540,924	391,947	384,619	321,670	351,436
Loans	1,319,703	1,275,873	1,289,892	1,266,949	1,290,145	1,167,466	1,099,677
Allowance for loan losses	25,425	24,868	24,197	24,564	22,612	20,768	20,066
Other real estate	—	84	1,903	812	1,792	1,366	1,155
Total deposits	1,707,917	1,557,609	1,641,101	1,450,925	1,363,066	1,305,654	1,269,123
Long-term debt	157,917	155,870	147,155	175,572	220,970	98,279	118,289
Total shareholders' equity	184,230	161,871	173,443	147,070	143,312	144,079	148,066

CB Bancshares, Inc.

        The following selected consolidated financial data for CB Bancshares have been derived from, and are qualified by reference to, the audited consolidated financial statements and notes thereto contained in CB Bancshares' Annual Reports on Form 10-K for the years ended December 31, 2002, 2001, 2000, 1999 and 1998, and the unaudited consolidated financial statements and notes thereto contained in CB Bancshares' Quarterly Reports on Form 10-Q for the quarterly periods ended March 31 and June 30, 2003 and March 31 and June 30, 2002, which were filed with the SEC. See "Where Can I Find More Information?" on page 93 for information on where these documents are available. You should read this summary financial information together with the financial statements and notes thereto referred to above.

Selected Consolidated Financial Information
(Dollars in thousands, except per share data)

	As of or For the Six Months Ended June 30,		As of or For the Year Ended December 31,
	2003	2002	2002	2001	2000	1999	1998
Consolidated statements of income data:
Total interest income	$50,232	$54,354	$106,945	$128,254	$132,472	$111,233	$112,060
Total interest expense	12,716	15,877	30,292	57,448	71,478	52,717	53,811

Net interest income	37,516	38,477	76,653	70,806	60,994	58,516	58,249
Provision for loan losses	4,880	8,970	17,110	13,628	7,539	4,975	7,436

Net interest income after provision for loan losses	32,636	29,507	59,543	57,178	53,455	53,541	50,813
Total other operating income	11,975	7,719	12,815	2,817	10,024	10,328	9,789
Total other operating expense	32,359	26,669	52,618	50,595	46,679	58,336	46,768

Income before income taxes	12,252	10,557	19,740	9,400	16,800	5,533	13,834
Income taxes	3,920	3,400	6,258	3,250	5,582	5,227	5,465

Net income	$8,332	$7,157	$13,482	$6,150	$11,218	$306	$8,369

Net income available for common stock	$8,332	$7,157	$13,482	$6,150	$11,218	$306	$8,369

Per share amounts:(1)
Basic earnings per share	$1.95	$1.69	$3.17	$3.17	$2.62	$0.07	$1.77
Diluted earnings per share	1.91	1.66	3.12	1.44	2.62	0.07	1.77
Balance sheet data at period end:
Total assets	$1,698,829	$1,556,411	$1,674,358	$1,586,040	$1,721,602	$1,619,549	$1,428,438
Cash and due from banks	63,456	43,447	75,069	22,395	40,172	66,918	61,658
Total investment securities	387,280	337,940	370,234	261,969	364,215	356,030	270,847
Loans	1,084,597	1,087,988	1,062,395	1,192,281	1,267,662	1,144,926	979,695
Allowance for loan losses	31,424	25,394	27,123	19,464	17,447	17,942	17,771
Other real estate	804	3,216	2,193	4,674	3,458	6,385	8,583
Total deposits	1,181,568	1,135,727	1,163,227	1,138,435	1,218,463	1,106,145	1,084,610
Long-term debt	299,398	234,415	319,407	214,424	181,563	225,140	171,087
Total shareholders' equity	160,017	149,816	151,009	133,762	123,162	114,691	132,372

(1)
Per share data have been adjusted to reflect the 10% stock dividend paid on June 27, 2003.

COMPARATIVE PER SHARE DATA

        The following table sets forth selected historical and pro forma per share consolidated financial data for CPF and CB Bancshares. The historical information presented for CPF and CB Bancshares as of and for the year ended December 31, 2002 is derived from the audited historical consolidated financial statements of CPF and CB Bancshares contained in CPF's Annual Report on Form 10-K for the year ended December 31, 2002, as amended, and CB Bancshares' Annual Report on Form 10-K for the year ended December 31, 2002, which are incorporated by reference in this prospectus. The historical information for CPF and CB Bancshares as of and for the six months ended June 30, 2003 is derived from the unaudited historical consolidated financial statements of CPF and CB Bancshares contained in CPF's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, as amended, and CPF's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, and CB Bancshares' Quarterly Reports for the quarters ended March 31, 2003 and June 30, 2003, which are incorporated by reference in this prospectus.

        The pro forma combined information, which gives effect to the exchange offer and proposed merger under the purchase method of accounting, is presented for informational purposes only. The pro forma information should not be construed as indicative of the actual operations that would have occurred had the proposed merger occurred at the dates or at the beginning of the periods indicated or that may be obtained in the future. The pro forma information assumes that the proposed merger had been completed on the dates and at the beginning of the earliest period presented.

        You should read the information set forth below in conjunction with the audited and unaudited consolidated financial statements of CPF and CB Bancshares incorporated by reference in this prospectus. See "Where Can I Find More Information?" on page 93 for information on how you can get a copy of the financial reports of CPF and CB Bancshares.

	Historical
	CPF	CB Bancshares(1)	Pro Forma Combined(2)		Per Equivalent CB Bancshares Share(3)
Basic earnings per share:
Six months ended June 30, 2003	$1.03	$1.95	$		$
Year ended December 31, 2002	2.09	3.17		1.83		2.93
Diluted earnings per share:
Six months ended June 30, 2003	1.01	1.91
Year ended December 31, 2002	2.04	3.12		1.80		2.88
Cash dividends declared—Common
Six months ended June 30, 2003	0.32	0.23
Year ended December 31, 2002	0.40	0.40		0.40		0.64
Book value per share—Basic(4)
As of June 30, 2003	11.49	37.11
As of December 31, 2002	10.86	35.22		15.84		25.35

(1)
Per share data have been adjusted to reflect the 10% stock dividend paid on June 27, 2003.

(2)
The pro forma earnings per share are computed by dividing the pro forma net income for the relevant period by the pro forma weighted average number of shares outstanding for the relevant period. The pro forma combined book value per share is computed by dividing total pro forma shareholders' equity at the end of the relevant period by the pro forma number of common shares outstanding at the end of the relevant period.

  Common stock issued and outstanding as of December 31, 2002 was 15,973,458 for CPF, 4,287,773 for CB Bancshares adjusted for the effect of the 10% stock dividend paid by CB Bancshares on

  June 27, 2003, and approximately 22,994,000 for the pro forma combined entity. Pro forma share calculations are provided below (numbers in thousands, except exchange ratio per share):

CB Bancshares common stock outstanding	4,288
Exercise of CB Bancshares stock options outstanding	197
Less: CB Bancshares stock owned by CPF	(98)

Total CB Bancshares shares subject to exchange	4,387

Exchange ratio per share	1.6005
Total CPF shares to be issued	7,021
CPF common stock outstanding	15,973

Total pro forma shares outstanding	22,994

  For purposes of this pro forma calculation, we have assumed that all outstanding stock options, including vested and unvested options but excluding options held by five of the eight individuals subject to CB Bancshares' Change of Control Agreements for which public information is available, will be exercised and tendered for exchange; however, this assumption is subject to change based on, among other things, whether or not the transaction remains non-negotiated. At December 31, 2002, there were 141,566 options, adjusted to reflect the effect of the 10% stock dividend paid on June 27, 2003, held by five of the eight individuals subject to change of control agreements. If these options were exercised and tendered for exchange, the number of shares issued would be approximately 7,249,000 and the total pro forma shares outstanding would be 23,222,000. See "The Exchange Offer—Consideration to be Paid," beginning on page 40.

  Common stock issued and outstanding as of June 30, 2003 was                        for CPF, approximately                        for CB Bancshares, and approximately                        for the pro forma combined entity. Pro forma share calculations are provided below (numbers in thousands, except exchange ratio per share):

CB Bancshares common stock outstanding
Exercise of CB Bancshares stock options outstanding
Less: CB Bancshares stock owned by CPF

Total CB Bancshares shares subject to exchange

Exchange ratio per share
Total CPF shares to be issued
CPF common stock outstanding

Total pro forma shares outstanding

  For purposes of this pro forma calculation, we have assumed that all outstanding stock options, including vested and unvested options but excluding options held by five of the eight individuals subject to CB Bancshares' Change of Control Agreements for which public information is available, will be exercised and tendered for exchange; however, this assumption is subject to change based on, among other things, whether or not the transaction remains non-negotiated. At December 31, 2002, there were 141,566 options, adjusted to reflect the effect of the 10% stock dividend paid on June 27, 2003, held by five of the eight individuals subject to change of control agreements. If these options were exercised and tendered for exchange, the number of shares issued would be approximately                        and the total pro forma shares outstanding would be                        . See "The Exchange Offer—Consideration to be Paid," beginning on page 40.

(3)
CB Bancshares equivalent pro forma combined per share amounts are calculated by multiplying pro forma combined per share amounts by 1.6005, the number of CPF shares that would be exchanged as the stock portion of the consideration paid for each share of CB Bancshares common stock outstanding.

(4)
Book values were calculated using period-end shares outstanding.

MARKET PRICE DATA AND DIVIDEND INFORMATION

Comparative Market Data

        CPF's common stock trades on the NYSE under the symbol "CPF" and CB Bancshares' common stock trades on the Nasdaq National Market under the symbol "CBBI". The following table presents the closing prices for CPF and CB Bancshares common stock on:

  •
  April 15, 2003—the day before the public announcement of CPF's proposal for a business combination of CPF and CB Bancshares, and

  •
  , 2003—the day before the date of this prospectus.

        The April 15, 2003 CB Bancshares equivalent per share amount and the                            , 2003 CB Bancshares equivalent per share amount are calculated, on a post 10% stock dividend basis, by multiplying each of the closing price of CPF common stock on April 15, 2003 and                            , 2003, respectively, by 1.6005, the number of shares of our common stock that would be exchanged for each share of CB Bancshares common stock in the exchange offer, and adding $22.27. You should read the information presented below in conjunction with "—Historical Market Price and Dividend Information" on page 22.

	CPF Common Stock		CB Bancshares Common Stock			CB Bancshares Equivalent Per Share
April 15, 2003		$25.56		$41.36	(1)		$63.18
, 2003	$		$			$

(1)
Adjusted for the 10% stock dividend paid on June 27, 2003.

        You should obtain current market quotations for CPF common stock. The market price of CPF common stock will fluctuate between the date of this prospectus and the dates the exchange offer and the proposed merger are completed and after their completion. Because the amount of cash and/or stock you receive is set on the determination date by reference to the 20-day average price of CPF common stock, fluctuations in CPF's stock price will affect the value of the consideration you receive in the exchange offer. In addition, if you receive any portion of the consideration in CPF common stock, the value of the consideration you receive will fluctuate based on changes in the market price of CPF common stock because the number of shares of stock that a shareholder receives as consideration is set on the determination date.

Historical Market Price and Dividend Information

        The table below sets forth, for the calendar quarters indicated, the high and low sales prices per share reported on the NYSE and/or Nasdaq National Market(1) for CPF common stock and the Nasdaq National Market for CB Bancshares common stock and the dividends declared on CPF common stock and on CB Bancshares common stock.

	CPF Common Stock(2)			CB Bancshares Common Stock(3)
	High	Low	Dividends	High	Low	Dividends
2000
March 31, 2000	$14.565	$11.00	$0.075	$22.07	$17.66	$0.05
June 30, 2000	14.625	10.375	0.075	19.16	17.09	0.05
September 30, 2000	13.50	12.00	0.075	21.32	18.50	0.08
December 31, 2000	14.155	12.125	0.08	21.41	18.78	0.08
2001
March 31, 2001	$15.00	$12.38	$0.08	$26.11	$19.53	$0.08
June 30, 2001	15.10	11.01	0.08	27.57	24.04	0.08
September 30, 2001	18.74	13.69	0.09	31.53	25.00	0.09
December 31, 2001	16.15	13.63	0.09	29.71	26.50	0.09
2002
March 31, 2002	$17.43	$14.63	$0.09	$31.12	$27.69	$0.09
June 30, 2002	23.38	17.00	0.10	35.49	30.06	0.09
September 30, 2002	23.68	13.82	0.10	36.56	30.05	0.10
December 31, 2002	31.24	22.16	0.11	39.09	31.84	0.10
2003
March 31, 2003	$31.08	$25.14	$0.16	$45.91	$37.18	$0.10
June 30, 2003	29.76	23.92	0.16	63.03	40.78	0.11
, 2003

(1)
On December 31, 2002, we transferred our common stock listing to the NYSE from the Nasdaq National Market; therefore all prices included above for dates prior to December 31, 2002 are per share prices as reported on the Nasdaq National Market.

(2)
Adjusted for a 2-1 stock split effected on November 8, 2002.

(3)
Adjusted for 10% stock dividends paid on June 28, 2001, June 27, 2002 and June 27, 2003.

        On                        , 2003, the last day prior to the date of this exchange offer, the last sale price per share of our common stock on the NYSE was $            , and the last sale price per share of CB Bancshares common stock on the Nasdaq National Market was $            .

        We urge you to obtain current market quotations for CPF and CB Bancshares common stock before making any decision regarding the exchange offer.

Dividend Policies

  CPF.

        We and our predecessor have paid regular semi-annual cash dividends on our common stock since 1958. Beginning in 1988, we commenced paying regular quarterly cash dividends. We expect to continue to pay regular quarterly cash dividends. However, since substantially all of the funds available for the payment of dividends are derived from Central Pacific Bank, future dividends will depend upon Central Pacific Bank's earnings, its financial condition, its capital needs, applicable governmental policies and regulations and such other matters as CPF's board of directors may deem to be appropriate.

        Our ability to pay dividends is also limited by certain restrictions imposed on Hawaii corporations. We may pay dividends out of funds legally available at such times as our board of directors determines are appropriate.

  CB Bancshares.

        CB Bancshares' ability to pay dividends is limited by certain restrictions generally imposed on Hawaii corporations. CB Bancshares may pay dividends out of funds legally available at such times as its board of directors determines are appropriate.

  Effect of Regulatory Restrictions on CPF's and CB Bancshares' Dividend Policies.

        The principal source of our and CB Bancshares' cash flow has been dividend payments received from Central Pacific Bank and City Bank, respectively. Under the laws of Hawaii, payment of dividends by Central Pacific Bank and City Bank to CPF and CB Bancshares, respectively, is subject to certain restrictions, and payment of dividends by CPF and CB Bancshares to their respective shareholders is likewise subject to certain restrictions.

        Federal Reserve Board policy provides that, as a matter of prudent banking, a bank holding company generally should not maintain a rate of cash dividends unless its net income available to common shareholders has been sufficient to fully fund the dividends, and the prospective rate of earnings retention appears to be consistent with the holding company's capital needs, asset quality and overall financial condition. Under federal law, a depository institution is prohibited from paying a dividend if the depository institution would thereafter be "undercapitalized" as determined by the federal bank regulatory agencies. The relevant federal regulatory agencies and the state regulatory agency also have authority to prohibit a bank or bank holding company from engaging in what, in the opinion of those regulatory bodies, constitutes an unsafe or unsound practice in conducting its business. The payment of dividends could, depending upon the financial condition of CPF or CB Bancshares, be deemed to constitute such an unsafe or unsound practice.

RISK FACTORS

        In deciding whether to tender your shares of CB Bancshares common stock for exchange pursuant to the exchange offer, you should read carefully this prospectus and all other documents attached to or incorporated by reference into this prospectus. You should, in particular, read and consider the following risk factors, as well as the other risks associated with each of the businesses of CB Bancshares and CPF, because these risks also will affect the combined businesses should the proposed merger be completed. These other risks associated with the businesses of CB Bancshares and CPF can be found in CB Bancshares' Annual Report on Form 10-K for the year ended December 31, 2002, and CPF's Annual Report on Form 10-K for the year ended December 31, 2002, as amended, and CB Bancshares' and CPF's documents filed subsequent thereto with the SEC and incorporated by reference into this prospectus. Additional risks and uncertainties not presently known to CB Bancshares or us also may adversely affect the proposed merger and us following the proposed merger.

If we do not successfully integrate CPF's and CB Bancshares' business operations, including their subsidiary bank and our subsidiary bank, the anticipated benefits of the acquisition of CB Bancshares may not be fully realized or may not occur for an extended period of time.

        If we do not successfully integrate the two companies and their subsidiary banks upon completion of the exchange offer and proposed merger, the anticipated benefits of the acquisition may not be fully realized or may not occur for an extended period of time. See "Reasons for the Exchange Offer" on page 36. No assurance can be given that we will be able to integrate the two companies' operations without encountering difficulties, including, without limitation, the loss of key employees and customers, the disruption of respective ongoing businesses or possible inconsistencies in standards, controls, procedures and policies.

        The combined company's business, results of operations and earnings may also be negatively affected if:

  •
  the combination of the businesses of CPF and CB Bancshares and their subsidiary banks takes longer, or is more difficult, time-consuming or costly to accomplish than expected,

  •
  the diversion of the attention of management from normal daily operations of the business to the integration effort and any difficulties encountered in connection with such efforts is significant,

  •
  there are unanticipated expenses or unforeseen difficulties related to the integration of us and CB Bancshares, or

  •
  operating costs, customer losses and business disruption following the proposed merger, including adverse effects on relationships with employees, are greater than expected.

        Successful integration of CB Bancshares' consolidated operations will depend primarily on our ability and the ability of our subsidiary bank, Central Pacific Bank, to consolidate operations, systems and procedures with CB Bancshares and its subsidiary bank, City Bank, and eliminate redundancies and costs. There can be no assurance that we will succeed in these consolidation efforts.

If CB Bancshares' senior executive management or other employees are uncooperative in the integration process, our ability to realize the benefits of the proposed merger may be adversely affected.

        Because of the resistance to a proposed merger that CB Bancshares has demonstrated, there can be no assurance that there will not be some level of uncooperativeness on the part of CB Bancshares' senior executive management and/or its other employees, which could adversely affect the integration process.

CB Bancshares' board of directors may prevent or delay satisfaction of certain conditions of our exchange offer, which could adversely affect our ability to consummate the exchange offer as planned.

        Several of the conditions to our exchange offer will require action by CB Bancshares' board of directors, including the rights agreements condition. There can be no assurance that CB Bancshares' board of directors will take action to enable the satisfaction of these conditions to the exchange offer.

There can be no assurance that the costs of the exchange offer and proposed merger will not be greater than we have anticipated, which could adversely affect our business and results of operations.

        The aggregate costs of the exchange offer and proposed merger may be greater than we have anticipated. Direct transaction costs to us, which will be included as part of the total purchase price for accounting purposes, are estimated at approximately $13 million. These costs are expected to consist primarily of fees for investment bankers, attorneys, accountants, public relations, proxy solicitations and other consultants. We also believe the combined company may incur charges to operations, which are not currently reasonably estimable, in the quarter in which the proposed merger is completed or the following quarters to reflect costs associated with integrating the business and the operations of CB Bancshares and our business and operations. The combined company could incur additional material charges in subsequent quarters to reflect additional costs associated with the proposed merger. If these aggregate costs are greater than anticipated, they could adversely affect our business, results of operations and financial results.

We have not previously acquired a bank holding company and integration of the two companies and banks may prove more difficult than we anticipate.

        The acquisition of CB Bancshares would be our first acquisition of a bank holding company. Although we believe that CB Bancshares' business is fundamentally similar to ours and that we will be able to integrate CB Bancshares and City Bank with our current operations, there can be no assurance that we will not encounter unforeseen difficulties in integrating the companies.

Unless all of the conditions to the exchange offer are either waived by us, to the extent possible, or satisfied prior to the expiration of the exchange offer, the exchange offer will not be consummated.

        The exchange offer is subject to a number of conditions, all of which must either be waived by us, to the extent possible, or satisfied prior to the expiration of the exchange offer. Because it is uncertain as to whether all the conditions will be satisfied or waived by us, there is no guarantee that we will consummate the exchange offer. These conditions include, without limitation, that:

  •
  not less than 75% of the outstanding shares of CB Bancshares on a fully diluted basis tender their shares,

  •
  we receive all required regulatory approvals,

  •
  our acquisition can be consummated in accordance with the terms of the Hawaii Control Share Acquisition statute,

  •
  the CB Bancshares Rights Agreements are found inapplicable or illegal or the board of directors of CB Bancshares redeems the rights or amends the 2003 Rights Agreement so the associated rights would not be triggered by the exchange offer and proposed merger,

  •
  CPF shareholders approve the issuance of CPF common stock to be paid in the exchange offer, and

  •
  no order or decree by any court or agency of competent jurisdiction preventing the completion of the exchange offer be in effect.

        See "The Exchange Offer—Conditions to the Exchange Offer" beginning on page 59. We will not be required to accept for exchange or exchange any shares of CB Bancshares common stock if, at the expiration date of the exchange offer, the conditions have not been satisfied or waived by us. All of the exchange offer conditions are solely for our benefit and we may assert them regardless of the circumstances giving rise to any of the conditions (including any action or inaction by us). The determination as to whether any condition has been satisfied will be in our reasonable judgment and will be final and binding on all parties.

Our stock price has fluctuated over the past twelve months, and decreases in our stock price will adversely affect the value of the consideration you receive in the exchange offer.

        The trading price of our common stock has been and may continue to be subject to fluctuations, which will affect the value of the consideration you receive in the exchange offer. As of            , 2003, our 52-week high and low stock prices were $            and $            , respectively. Our stock price may fluctuate in response to a number of events and factors, such as quarterly variations in operating results, changes in financial estimates and recommendations by securities analysts, the operating and stock price performance of other companies that investors may deem comparable, and news reports relating to trends in our markets. In addition, the stock market in general, and the market prices for financial services companies in particular, have experienced volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our stock, regardless of our operating performance.

        If you elect to receive a combination of cash and stock, you will receive $22.27 in cash and 1.6005 shares of CPF common stock for each CB Bancshares share you exchange. Accordingly, the value of the stock portion of the consideration you receive will fluctuate based on changes in the price of CPF common stock. If you elect to receive all cash or all stock, we will calculate the consideration that you will receive for each share of CB Bancshares exchanged in the exchange offer by reference to the average closing price of CPF common stock over a 20 trading-day period ending one trading day prior to the expiration date. Fluctuations in CPF's common stock price will affect the 20-day average price and, therefore, affect the per share consideration that is determined. In addition, if you receive any portion of the consideration in CPF common stock, the value of the consideration you receive will fluctuate based on changes in the market price of CPF common stock.

The exchange offer could result in CB Bancshares' delisting from the Nasdaq National Market, which would adversely affect the liquidity of CB Bancshares' common stock during the period between completion of the exchange offer and consummation of the proposed merger.

        The tender of shares of CB Bancshares common stock pursuant to the exchange offer will reduce the number of holders of shares of CB Bancshares common stock and the number of shares of CB Bancshares common stock that might otherwise trade publicly and could adversely affect the liquidity and market value of the remaining shares of CB Bancshares common stock held by the public. Shares of CB Bancshares common stock are listed and principally traded on the Nasdaq National Market. Depending on the number of shares of CB Bancshares common stock that remain outstanding and the number of holders that remain following the completion of the exchange offer and before the proposed merger, shares of CB Bancshares common stock may no longer meet the requirements of the Nasdaq National Market for continued listing. Although we intend to complete the proposed merger as promptly as practicable after consummating the exchange offer and receiving any additional regulatory approvals that may be required, there can be no assurance that we will be able to complete the proposed merger or do so on a timely basis.

Resales of our common stock in the public market following the exchange offer may cause its market price to fall.

        Based upon publicly available information on CB Bancshares, we expect that we will issue a maximum of 7,250,000 shares in connection with the exchange offer and the proposed merger. The issuance of these new shares and the sale of additional shares of our common stock that, upon the exercise of options, may become eligible for sale in the public market from time to time could have the effect of depressing the market price for our common stock.

If we are unable to retain key CB Bancshares personnel following the proposed merger, our business may be harmed.

        The unsolicited nature of this transaction may make it more difficult for us to retain important CB Bancshares personnel. While we hope to retain a substantial number of CB Bancshares personnel, we may not be successful in retaining key personnel after the proposed merger. This may adversely affect our ability to integrate the two companies and to realize the anticipated benefits of the proposed merger.

The potential loss of significant customer deposits and revenues from branch consolidations could adversely affect our business and results of operations.

        Following the proposed merger, we expect to consolidate and integrate the operations of certain branches of City Bank and Central Pacific Bank that are located within close proximity of each other. If the loss of customer deposits and revenues from branch consolidations exceeds our anticipated savings from such consolidations, our business and results of operations could be harmed.

INFORMATION ABOUT CPF AND CB BANCSHARES

CPF

General

        We are a Hawaii corporation, and a bank holding company registered under the Bank Holding Company Act of 1956, as amended, or the Bank Holding Company Act. Pursuant to a plan of reorganization and agreement of merger, we were organized on February 1, 1982 to serve as a holding company for our subsidiary, Central Pacific Bank. Central Pacific Bank was incorporated in its present form in the State of Hawaii on March 16, 1982 in connection with our holding company reorganization, and its predecessor entity was incorporated in the State of Hawaii on January 15, 1954. Central Pacific Bank's deposits are insured by the Federal Deposit Insurance Corporation, or FDIC, up to applicable limits. As a bank holding company, we have the flexibility to directly or indirectly engage in certain bank-related activities other than banking, subject to regulation by the Board of Governors of the Federal Reserve System, or the Federal Reserve Board.

        Central Pacific Bank owns 100% of the outstanding stock of Central Business Club of Honolulu, Inc., whose principal business is the operation of a private food service facility. Central Pacific Bank also owns 99.8% and we own 0.2% of the outstanding common stock of CPB Real Estate, Inc., a real estate investment trust, which acquires, holds and manages stable, long-term real estate related assets including residential mortgage loans, commercial real estate loans and mortgage-backed securities.

Central Pacific Bank

        Central Pacific Bank, a state-chartered bank, organized under the laws of the State of Hawaii in 1982, is a full-service commercial bank that has 24 banking offices and 77 ATMs located throughout the State of Hawaii. Central Pacific Bank's administrative and main offices are located in Honolulu, and there are eighteen other branches on the Island of Oahu. In addition, Central Pacific Bank operates two branches on the Island of Maui, one branch on the Island of Kauai and two branches on the Island of Hawaii.

        With assets of $2.09 billion as of June 30, 2003, Central Pacific Bank is the third-largest commercial bank in the State of Hawaii. Through its network of banking offices, Central Pacific Bank emphasizes personalized services and offers a full range of banking services to small- and medium-sized businesses, professionals and individuals in Hawaii.

        Central Pacific Bank offers a variety of deposit instruments. These include personal and business checking and savings accounts, including interest-bearing negotiable order of withdrawal accounts, money market accounts and time certificates of deposit. Lending activities of Central Pacific Bank include granting of commercial, consumer and real estate loans. Central Pacific Bank offers inventory and accounts receivable financing, furniture, fixture and equipment financing, short-term operating loans, and commercial real estate and construction loans. Consumer loans include home equity lines of credit, loans for automobiles, home improvement and debt consolidation, personal and professional lines of credit and other installment and term loans for other personal needs. Central Pacific Bank offers credit cards and VISA check cards, a debit card service, and is a member of the Star and Plus ATM Networks. Central Pacific Bank also offers an internet banking service through its website at www.cpbi.com as well as an Infoline service, providing telephonic account information and funds transfer services.

        Other services of Central Pacific Bank designed to serve the needs of businesses and individuals include investment and life insurance services, business PC banking, travelers' checks, safe deposit boxes, international banking services, night depository facilities and wire transfer services. Central

Pacific Bank's Trust Division offers asset management and custody services for a variety of accounts including revocable and irrevocable trusts, agency accounts, guardianships of property, charitable remainder trusts and probates.

        In order to compete with the other financial services providers in the State of Hawaii, Central Pacific Bank principally relies upon local promotional activities, personal relationships established by officers, directors and employees with its customers, and specialized services tailored to meet the needs of the communities served. Central Pacific Bank seeks to be competitive by offering attractive pricing and superior service levels.

        The principal office of CPF is located at 220 South King Street, Honolulu, Hawaii 96813, and its telephone number is (808) 544-0500.

        Additional information concerning CPF is included in the CPF documents incorporated by reference in this prospectus. See "Where Can I Find More Information?" beginning on page 93.

CB Bancshares

        The following information is derived from CB Bancshares' publicly available documents.

General

        CB Bancshares is also a bank holding company registered under the Bank Holding Company Act and was incorporated in the State of Hawaii in 1980. CB Bancshares has three wholly-owned subsidiaries, City Bank and Datatronix Financial Services, Inc., which are discussed below, and O.R.E., Inc., which is inactive.

City Bank

        City Bank is a state-chartered bank which was organized under the laws of the State of Hawaii in 1959. City Bank is insured by the FDIC and provides full commercial banking services through 17 branches on the Island of Oahu, one branch on the Island of Hawaii, two branches on the Island of Maui and one branch on the Island of Kauai. These services include receiving demand, savings and time deposits; making commercial, real estate and consumer loans; financing leases and leasing activities; financing international trade activities; issuing letters of credit; handling domestic and foreign collections; selling travelers' checks and bank money orders; and renting safe deposit boxes.

        With assets of $1.70 billion as of June 30, 2003, City Bank is the fourth-largest commercial bank in the State of Hawaii. City Bank's primary focus has been corporate lending to small- to medium-sized businesses.

Datatronix Financial Services, Inc.

        Datatronix Financial Services, Inc., a wholly-owned subsidiary of City Bank, was incorporated in the State of Hawaii in June 2000 and opened for business on July 1, 2000. Datatronix offers item processing services to banks, thrifts, credit unions and other financial institutions in the State of Hawaii. As of December 31, 2002, Datatronix had three customers, with City Bank as its primary customer.

        The principal office of CB Bancshares is located at 201 Merchant Street, Honolulu, Hawaii 96813, telephone number (808) 535-2500.

        Additional information concerning CB Bancshares is included in the CB Bancshares documents incorporated by reference in this prospectus. See "Where Can I Find More Information?" beginning on page 93.

BACKGROUND OF THE EXCHANGE OFFER

        Unless otherwise noted, prices of CB Bancshares common stock, numbers or percentages of shares of CB Bancshares common stock outstanding or held and per share amounts referenced in "Background of the Exchange Offer" have not been adjusted to reflect the 10% stock dividend paid on June 27, 2003.

        From time to time during the past few years, we have considered expanding our respective operations through acquisitions of other companies. In December 1999, CB Bancshares approached CPF to discuss a proposal to combine the companies. CB Bancshares proposed that their senior management team assume key management positions in the resulting company. CPF's management discussed the proposal with its board of directors and rejected the offer.

        In May 2002, CPF approached CB Bancshares with a proposal to acquire CB Bancshares in a stock merger transaction. CPF proposed to offer CB Bancshares shareholders 1.1685 shares of CPF common stock if the average closing price of CPF were between $41.16 and $47.84, subject to adjustment if the average closing price of CPF exceeded $47.84. If the average closing price were less than $41.16, CB Bancshares would have been entitled to accept the conversion ratio of 1.1685 or terminate any definitive agreement entered into by the two companies. CB Bancshares declined to accept the proposal.

        On February 26, 2003, we began purchasing shares of CB Bancshares common stock in the open market. We accumulated 2.27% of CB Bancshares' outstanding common stock by March 13, 2003. On March 17, 2003, representatives of Bear, Stearns & Co. Inc., our financial advisor in connection with the proposed combination of CPF and CB Bancshares, met informally with Ronald K. Migita, the President and Chief Executive Officer of CB Bancshares, and Dean K. Hirata, the Chief Financial Officer of CB Bancshares, to present our offer to merge with CB Bancshares, which consisted of 1.8956 shares of our common stock plus $21.00 in cash for each share of CB Bancshares common stock. After their presentation, Bear Stearns stated that Clint Arnoldus, our Chairman and Chief Executive Officer, was standing by and would like to personally deliver a written offer consistent with the Bear Stearns presentation. Messrs. Migita and Hirata refused to meet with Mr. Arnoldus, and Bear Stearns then attempted to give the first offer letter to Mr. Migita and Mr. Hirata, who declined to accept it. On March 19, 2003, Mr. Migita communicated with the representatives of Bear Stearns and requested a meeting for April 2, 2003 to obtain additional information concerning the offer.

        On March 21, 2003, Mr. Arnoldus messengered our March 17, 2003 offer letter to Mr. Migita at CB Bancshares. On March 24, 2003, Neal Kanda, our Chief Financial Officer, spoke with Mr. Hirata and confirmed receipt of that offer letter.

        On April 2, 2003, Messrs. Arnoldus and Kanda and Mr. Migita, Richard Lim and Warren Y. Kunimoto of CB Bancshares met to discuss the first offer letter. Also in attendance were representatives of Bear Stearns.

        At that meeting, Mr. Arnoldus reviewed our view of the benefits of the proposed merger to the shareholders, employees, customers, and communities in which both companies operate. Bear Stearns reviewed again the assumptions underlying the pricing of the offer and other financial aspects of the proposed merger, including consolidation and cost savings opportunities. Mr. Arnoldus also indicated our desire to add representatives of CB Bancshares' board to our board of directors following the proposed merger and our willingness to discuss appropriate positions for CB Bancshares' senior management. During this discussion Messrs. Migita and Lim stated that, notwithstanding that CPF shareholders would own approximately 68% of the outstanding shares of the surviving corporation with the shareholders of CB Bancshares owning approximately 32%, senior management of CB Bancshares should become senior management of the merged company because, in their view, they were of superior quality. It was also revealed during this meeting that CB Bancshares' board of directors had not yet met, or scheduled a meeting, to consider the offer, and that CB Bancshares' board of directors had not retained a financial advisor or special legal counsel. Messrs. Arnoldus and Kanda were left with the impression that CB Bancshares' board of directors had not received, or otherwise been informed of the terms of, the March 17 offer letter.

        At the conclusion of the April 2, 2003 meeting, the officers of CB Bancshares indicated that they would contact us by April 4 to inform us of CB Bancshares' proposed timetable. No one at CB Bancshares contacted us by that date to discuss a timetable for the offer or the offer itself. As a result, on April 4, 2003, we sent another copy of our March 17, 2003 offer to each of CB Bancshares' directors to eliminate any doubt as to whether the CB Bancshares' board of directors had received it, and requested a reply by April 11, 2003. While CB Bancshares acknowledged receipt of our letter, we received no reply to its terms, other than CB Bancshares' request not to send any more communications to their directors but only to communicate with Mr. Migita.

        On April 16, 2003, we entered into a voting agreement with TON Finance, B.V., pursuant to which TON agreed to vote 295,587 shares of its CB Bancshares common stock in favor of the exchange offer or proposed merger or any proposal to facilitate the exchange offer or proposed merger. Those shares, when added to the shares we own, represented slightly less than 9.9% of CB Bancshares' outstanding shares as of the date of the agreement. TON retained full voting discretion over the remaining 52,677 of its CB Bancshares shares and has agreed to vote those shares in favor of the exchange offer or proposed merger or any proposal to facilitate the exchange offer or proposed merger only after any required shareholder approval under the Hawaii Control Share Acquisitions statute is obtained. See "Conditions to the Exchange Offer—Control Share Condition." On April 25, 2003, we filed a Schedule 13D, as amended on May 5, 2003, May 20, 2003 and May 22, 2003 which describes the voting agreement. In order to eliminate technical legal issues regarding the timing of the proxy CPF obtained from TON Finance, we agreed not to contest CB Bancshares' assertion that those shares over which we have limited voting power were not entitled to vote for the purposes of a vote on a proposed control share acquisition pursuant to the Hawaii Control Share Acquisitions statute only. In addition, we have released TON Finance from all voting obligations under the voting agreement insofar as such obligations relate to any proposed control share acquisitions pursuant to the Hawaii Control Share Acquisitions statute.

        On April 16, 2003, we sent a letter to CB Bancshares dated April 15, 2003, setting forth again our offer for a business combination between CB Bancshares and CPF. The terms of the April 15 letter were equivalent to those of our March 17 letter. On April 16, 2003, we issued a press release that attached a copy of the letter. The key terms contained in the April 15 letter included an offer of 1.8956 shares of our common stock plus $21 in cash for each share of CB Bancshares common stock. Based on the closing price of our common stock on April 14, 2003, this represented an offer of $70 per share of CB Bancshares common stock. Additionally, the April 15 letter stated that discussions would take place regarding what number of members of CB Bancshares' current board of directors would be appropriate to add to our board of directors following the proposed merger and appropriate roles of CB Bancshares' current management team. The April 15 letter also contained a proposal to establish an Advisory Board to include those current members of CB Bancshares' board of directors who do not join our board of directors following the proposed merger. Finally, the April 15 letter requested that Mr. Migita and the CB Bancshares board of directors respond to our offer before 12 noon on April 25, 2003.

        On April 16, 2003, we held a press conference to announce the proposed business combination publicly to ensure that CB Bancshares' shareholders were aware of the offer. Throughout the rest of the week after April 16, 2003 and the week of April 21, 2003, we discussed the offer with local news media and in conversations with shareholders and investors.

        On April 28, 2003, we requested that CB Bancshares call a special meeting, and we delivered an information statement, in accordance with Hawaii's Control Share Acquisitions statute, so that CB Bancshares' shareholders could vote on our proposal to acquire CB Bancshares common stock.

        On April 28, 2003, we filed applications with the Federal Reserve Bank of San Francisco pursuant to the Bank Holding Company Act and with the Hawaii Commissioner of Financial Institutions for prior approval to acquire control of CB Bancshares and, indirectly, City Bank. On April 30, 2003 we amended our application to the Hawaii Commissioner to include an application for prior approval of the proposed exchange offer.

        On April 29, 2003, CB Bancshares announced a 10% stock dividend to be paid on June 27, 2003 to CB Bancshares' shareholders of record on June 16, 2003. On May 1, 2003, we announced that we had notified CB Bancshares that although the total consideration we are offering to CB Bancshares remained unchanged, the per share amounts of cash and shares of our common stock to be paid and issued, pursuant to our offer, would be adjusted in accordance with the 10% stock dividend. Thus, taking into effect the 10% stock dividend to be paid by CB Bancshares on June 27, 2003, the per share amounts offered by us to CB Bancshares shareholders were adjusted from $21.00 in cash and 1.8956 shares of our common stock per share of CB Bancshares common stock (as announced on April 16, 2003) to $19.09 in cash and 1.7233 shares of our common stock per share of CB Bancshares common stock.

        On May 2, 2003, the Hawaii Commissioner of Securities confirmed that we had filed a complete registration statement as of April 30, 2003 under the Hawaii Take-Overs Act. Such registration statement became effective on May 3, 2003.

        On May 4, 2003, CB Bancshares announced that its board of directors rejected our offer to acquire all of the outstanding shares of CB Bancshares common stock for a combination of $19.09 in cash and 1.7233 shares of our common stock per share of CB Bancshares common stock. CB Bancshares stated that its board of directors concluded that our offer was inadequate from a financial point of view and not in the best interests of its shareholders, employees, customers, suppliers and local communities.

        On May 5, 2003, CB Bancshares announced that its board of directors set May 28, 2003 as the meeting date of the special meeting we requested under the Hawaii Control Share Acquisitions statute in connection with our offer, and that shareholders of record at the close of business on May 5, 2003 would be eligible to vote at the special meeting.

        On May 5, 2003, we and CB Bancshares filed preliminary proxy materials with the SEC in connection with the special meeting set for May 28, 2003 by CB Bancshares under the Hawaii Control Share Acquisitions Statute.

        On May 5, 2003, we delivered a letter to Mr. Migata requesting that CB Bancshares set a new meeting date of June 19, 2003, in order to allow the necessary time to enable all shareholders to have a sufficient opportunity to consider the issues and vote. We also announced our continued commitment to ensuring that CB Bancshares shareholders are afforded a meaningful opportunity to evaluate the offer and vote on our proposed acquisition of shares of CB Bancshares common stock. On May 7, 2003, CB Bancshares rejected our request for a new meeting date.

        On May 9, 2003, we delivered a letter to CB Bancshares rescinding, revoking and withdrawing the offer we made in our letters dated March 17 and April 15, 2003 and our related information statement dated as of April 28, 2003.

        In addition, we delivered a letter to CB Bancshares setting forth a new offer. We asked CB Bancshares to cancel the May 28 meeting to allow shareholders adequate time to consider the new offer. They refused. The terms of our May 9 offer included a per share consideration of 1.7606 shares of our common stock and $24.50 cash for each share of CB Bancshares common stock currently outstanding, or 1.6005 shares of our common stock and $22.27 in cash taking into account the 10% stock dividend. The May 9 offer restated our April 15 proposals regarding the number of current CB Bancshares' directors that should be added to the board of a combined entity and the establishment of an Advisory Board that would include CB Bancshares directors that did not join our board. In addition, the May 9 offer reiterated our strong desire to negotiate this transaction. On May 9, 2003, we issued a press release, which attached a copy of the May 9 letter.

        On May 9, 2003, we filed preliminary proxy materials with the SEC in connection with a new special meeting of shareholders that we anticipated we and other shareholders would call. On May 12, 2003, CB Bancshares announced that it had rejected our new offer. On May 13, 2003, we delivered a new information statement pursuant to the Hawaii Control Share Acquisitions statute to CB Bancshares, and acting on our own behalf and as agent for shareholders owning in excess of 25% of the outstanding common stock of CB Bancshares, we called a special meeting for June 26, 2003, so that shareholders could consider our proposed control share acquisition.

        On May 14, 2003, we filed in the Circuit Court for the State of Hawaii a complaint and a motion seeking a temporary restraining order and a preliminary injunction to prevent CB Bancshares from distributing proxy materials for and holding a shareholders meeting on May 28, 2003. We believed that not all shareholders would have sufficient time to review proxy materials and cast a vote for a meeting as soon as May 28, 2003. On May 16, 2003, the court denied our motion for a temporary restraining order to prevent CB Bancshares' solicitation of proxies for the May 28, 2003 meeting and set a hearing for May 22, 2003, to determine whether it would issue a preliminary injunction preventing CB Bancshares from holding the May 28, 2003 special meeting. On May 20, 2003, we filed a Notice of Withdrawal and withdrew without prejudice our motion for a preliminary injunction.

        On May 17, 2003, CB Bancshares distributed proxy materials related to the May 28, 2003 meeting. On May 17, 2003, we sent a letter to the shareholders of CB Bancshares requesting that they not attend and refrain from voting at the special meeting scheduled for May 28, 2003.

        On May 19, 2003, we received a letter from Mr. Migita purporting to deny the validity of the June 26, 2003 meeting. On May 20, 2003, we sent a letter denying the basis for CB Bancshares' claims of invalidity with respect to the June 26, 2003 meeting.

        On May 20, 2003, CB Bancshares filed an answer to our complaint and counterclaims against us alleging that our voting agreement with TON Finance, B.V. violates the Hawaii Control Share Acquisitions statute and that the Hawaii Control Share Acquisitions statute sets forth the exclusive means to call a shareholder meeting. We plan to vigorously defend against CB Bancshares' counterclaims. On May 20, 2003, we also delivered an additional agent designation to CB Bancshares.

        On May 22, 2003, we mailed proxy revocation materials relating to the May 28 meeting to CB Bancshares shareholders, urging them to revoke any proxies given with respect to the May 28 meeting.

        On May 28, 2003, CB Bancshares declared a quorum present at the meeting, purported to hold the meeting and held a vote on the proposed control share acquisition proposal it described in its proxy statement. CB Bancshares then adjourned the meeting until June 6, 2003 so that the vote could be verified.

        Also on May 28, 2003, CB Bancshares' board of directors amended the 1989 CB Bancshares Rights Agreement to provide for something that we believe was not previously the case: that we would be deemed to be the beneficial owners of the shares underlying the agent designations we delivered to CB Bancshares on May 13 and May 20, solely by virtue of obtaining the designations, if those agent designations were used for any valid purpose, including to call a special meeting of shareholders of CB Bancshares to take action on any subject. In light of this amendment, if the current agent designations are deemed delivered for a valid purpose or if we receive additional designations, we can be deemed to beneficially own the underlying shares, which would trigger the distribution of rights under the 1989 Rights Agreement. We believe that prior to this amendment, the agent designations would not have caused us to beneficially own the underlying shares and that shareholders were entitled to use agent designations for the purpose of calling a special meeting without triggering a distribution of rights under the 1989 Rights Agreement. We decided not to pursue the meeting called for June 26, 2003, and we do not intend to use agent designations to call a special meeting unless we are assured that doing so will not trigger a distribution of rights under the 1989 Rights Agreement or the 2003 Rights Agreement, described below, which CB Bancshares adopted on July 23, 2003 and which contains the same provision regarding agent designations as the amendment to the 1989 Rights Agreement.

        After we requested on May 28, 2003 and again on June 3, 2003 that CB Bancshares make its representatives available to conduct a review of the proxies submitted for the May 28 meeting, on June 11, 2003, our representatives and CB Bancshares' representatives reviewed the proxies submitted.

        On June 12, 2003, CB Bancshares announced that the independent inspectors of election, IVS Associates, Inc., had certified the final results of the shareholder vote at the May 28, 2003 special meeting. According to the certified results, 1,136,893 shares voted against our proposal to acquire a majority of CB Bancshares' outstanding shares, 524,202 voted for the proposal and 91,649 abstained. There were 3,919,388 shares outstanding on the record date of May 5, 2003, which means that 29.0% of CB Bancshares outstanding shares voted against the proposal, 13.4% of CB Bancshares outstanding shares voted for the proposal and 2.3% of CB Bancshares' outstanding shares abstained. According to figures announced by CB Bancshares, of the total number of outstanding shares, 1,754,181 shares, or 44.8% of CB Bancshares outstanding shares, were represented at the May 28, 2003 special meeting.

        On June 17, 2003, we announced that we would not continue to pursue the June 26 meeting called by holders of more than 25% of CB Bancshares shares.

        On June 27, 2003, we withdrew our claims against CB Bancshares in connection with the May 28, 2003 shareholders meeting.

        On June 27, 2003, we filed a motion to dismiss three of CB Bancshares' four counterclaims as moot. We later withdrew this motion.

        On July 21, 2003, CB Bancshares filed a complaint in the Circuit Court of the First Circuit of the State of Hawaii against us, claiming that we violated Hawaii law by entering into voting agreements with certain other CB Bancshares shareholders without first receiving the affirmative vote of a majority of outstanding CB Bancshares shares of CBBI common stock. CB Bancshares has asked the court to deny voting rights for one year to us and each CB Bancshares shareholder who allegedly entered into a voting agreement with us, and to rule that shares owned by us and each CB Bancshares shareholder who allegedly entered into a voting agreement with us may be redeemed by CB Bancshares at book value. We plan to vigorously defend this lawsuit.

        On July 24, 2003, CB Bancshares filed with the SEC a newly adopted rights agreement, amendments to the 1989 Rights Agreement and amendments to its bylaws. The material terms of the 2003 Rights Agreement are described below in the section entitled "Comparison of Rights of Holders of CPF Common Stock and CB Bancshares Common Stock-Rights Plans". CB Bancshares stated that its 1989 Rights Agreement would remain in place and the associated rights would remain outstanding. However, the 1989 Rights Agreement was amended so that the rights associated with the 1989 Rights Agreement are only exercisable if a person or group acquires beneficial ownership of 20% or more of CB Bancshares' common stock prior to the close of business on August 4, 2003 or commences a tender offer on or prior to July 23, 2003, which, if completed, would result in the person or group beneficially owning 30% or more of CB Bancshares' common stock. Accordingly, any actions we took with respect to beneficial ownership of CB Bancshares shares before August 4, 2003 are or will be considered in light of the 1989 Rights Agreement, and any actions we took or will take on or after August 4, 2003 are or will be considered in light of the 2003 Rights Agreement. CB Bancshares amended its bylaws to permit CB Bancshares to set the date of a special meeting within a broad range of dates, and to require advance notice of shareholder proposals for director nominations and items of business at an annual meeting.

        On July 30, 2003, we filed a complaint in the Circuit Court of the First Circuit of the State of Hawaii against CB Bancshares and each member of its board of directors claiming that the CB Bancshares board of directors violated its fiduciary duties and Hawaii law (i) by incorporating a "dead hand" provision into the 2003 Rights Agreement that CB Bancshares; (ii) by including an expansive definition of the term "Person" in its 2003 Rights Agreement; (iii) by interpreting and amending its 1989 Rights Agreement and interpreting its 2003 Rights Agreement to be triggered by our collection of agent designations; and (iv) by amending its bylaws in such a way that CB Bancshares' board of directors now controls the date of any special shareholders meeting. We are seeking injunctive and declaratory relief against these violations of Hawaii law and breaches of fiduciary duties.

        On August 18, 2003, we filed a motion for judgment on the pleadings with respect to CB Bancshares' counterclaim and a motion to dismiss CB Bancshares' July 21, 2003 complaint.

REASONS FOR THE EXCHANGE OFFER

        We believe that the proposed combination of CB Bancshares and CPF presents a unique opportunity to create a stronger locally based and locally managed bank for Hawaii. Compelling opportunities exist to better serve our community, customers, employees and shareholders. Specifically, we believe that a combination of CB Bancshares and CPF would result in:

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  an enhanced range of products and services, including expanded banking services and trust and wealth management services,

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  a more diversified loan portfolio, combining CPF's strength in commercial real estate loans and CB Bancshares' volume in residential mortgages,

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  an expanded branch network and increased number of ATMs available to customers,

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  an increased financing capability in serving both existing and new commercial borrowers,

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  the delivery of banking services to underserved markets in Hawaii,

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  an institution that can do more to serve community and charitable needs,

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  the potential for revenue enhancements, cost savings and greater market and client penetration as a result of operational economies of scale, and

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  enhanced liquidity and increased market capitalization, thus benefiting our shareholders.

        We are projecting 8% accretion to earnings on a GAAP basis in 2004, assuming 75% of synergies are realized ($12.0 million in cost savings) in 2004, and 11% accretion to earnings on a GAAP basis in 2005, assuming 100% of synergies are realized ($16.0 million in cost savings) in 2005. In computing the accretion/dilution of earnings to our shareholders resulting from the proposed merger, we have relied on a series of assumptions. Our earnings estimates are based on FirstCall consensus estimates. Since CB Bancshares is not covered by any equity research analysts and we have not been allowed to perform any due diligence on CB Bancshares, all projections for CB Bancshares are based on a model prepared by our management that takes account of, among other things, our knowledge of the market in the State of Hawaii, our understanding of CB Bancshares' loan portfolio, CB Bancshares' historical performance and Wall Street research commentary on expected future industry trends. The assumptions for the projections may or may not prove to be correct. The assumptions are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of CPF and CB Bancshares. Net interest margin for CB Bancshares is forecasted to be 4.60% for 2003, 2004 and 2005, a 0.58% decline from 5.18% in 2002. Non interest expenses are assumed to grow by 3% annually in 2003, 2004 and 2005. Loans and deposits are also forecasted to grow 3% annually in 2003, 2004 and 2005. Reserves/Loans are forecasted to be 2.35%, 2.28% and 2.22% in 2003, 2004 and 2005 respectively. Net charge-offs are forecasted to be $6 million, $5 million and $4 million in 2003, 2004 and 2005 respectively. Based on the above assumptions, we have estimated CB Bancshares' earnings per share to be $4.16, $4.50 and $4.85 for 2003, 2004 and 2005, respectively.

        The following table shows the cost savings we anticipate for the pro forma company and the projected accretion/(dilution) we anticipate. This accretion/(dilution) analysis does not assume any revenue enhancements.

	2004	2005
Pre-tax Cost Savings (dollars in millions)	$12.0	$16.0
Per Share Accretion/(Dilution)	$0.18	$0.26
Accretion/(Dilution)	8%	11%

        We estimate that we will be able to reduce expenses related to salaries and employee benefits, occupancy, equipment and other expenses, such as those associated with administrative and support functions and the streamlining of vendor relationships and redundant services. We anticipate consolidating approximately ten branches of Central Pacific Bank or City Bank where the branches are nearby or adjacent. However, since we have not had the opportunity to review and evaluate branch performance information, ten is only an estimate and we have not determined the specific branches to be consolidated or the timing of such consolidations.

        We believe that the combination of CB Bancshares and CPF is in the best interest of us and our shareholders and CB Bancshares and their shareholders. Accordingly, our board of directors unanimously approved the exchange offer and the proposed merger. In reaching its decision, the board of directors consulted with CPF's management, legal counsel and investment bankers. Our board of directors considered a number of factors, to which relative weights were not assigned, including the following:

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  The best interests of CPF, our subsidiaries, our shareholders and our banking customers including, among other things, the anticipated financial strength of the combined company and expanded choices, convenience and capacity for our customers,

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  The business, operations, financial condition and earnings of CPF and CB Bancshares on an historical and a prospective basis and of the combined company on a pro forma basis, including the composition of loans and deposits held by each bank and the resulting entity and each company's historical stock performance,

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  The financial condition and prospects of CPF and CB Bancshares, including but not limited to results of operations, capital levels maintained by each bank and asset quality,

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  Our board's familiarity with and review of CB Bancshares' business, operations, financial condition and earnings on an historical and a prospective basis,

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  The opportunity to compete more effectively in the banking industry in the State of Hawaii,

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  The then-current and prospective economic and regulatory environment, burdens and constraints affecting banking organizations and commercial banks such as CPF and CB Bancshares and the changing competitive environment for banking services, including a challenging interest rate environment and the expectation that credit costs will remain high,

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  The consolidation and increasing competition in the banking and related industries, and the expectation that the combined company will have over $3.8 billion in assets, potentially giving it greater access to financial, managerial and technological resources and making the combined company a more effective competitor in banking and related industries,

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  The complementary nature of our business and the business of CB Bancshares, which could potentially provide revenue enhancement opportunities for the combined company, based on such things as:

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  An increased ability to cross-sell a wider variety of banking products and services;

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  The opportunity to generate increased loan and fee income as a result of the higher lending limits available to the combined entity;

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  The opportunity to leverage certain expenses; and

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  The opportunity to achieve cost savings and operating efficiencies;

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  The likelihood that the exchange offer and the proposed merger will be approved by the appropriate regulatory authorities,

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  The consideration to be paid to CB Bancshares shareholders in relation to the book value and earnings per share of CB Bancshares' common stock, and in relation to the market prices and acquisition prices paid for comparable companies in the United States over the past several years,

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  The board assumed a price of $70 per share (pre-stock dividend) would be paid to CB Bancshares shareholders, reflecting, at the time of the board's review:

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  a premium to market of 63%, compared to a median premium to market of 24% for comparable deals done between January 1, 1999 and November 30, 2002;

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  a price to common book value multiple of 1.79 compared to a median multiple of 2.25 for comparable deals done between January 1, 1999 and November 30, 2002; and

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  a price to estimated 2003 earnings per share multiple of 17.3 compared to a median multiple of 17.7 for comparable deals done between January 1, 1999 and November 30, 2002.

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  Industry and economic conditions, such as a challenging interest rate environment, slow economic growth and high expected credit costs,

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  The expanded menu of business and retail services, including a strong commercial real estate capability and trust and wealth management services, and the increased lending limits and resources we anticipate that the combined entity would offer,

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  The probable impact of the exchange offer and proposed merger on the depositors, employees, customers, suppliers, creditors and communities served by CPF and CB Bancshares through expanded commercial, consumer and retail banking products and services, and

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  The ability of the combined company after the exchange offer and the proposed merger to compete in relevant banking and non-banking markets.

        In making its determination, the CPF board of directors did not ascribe any relative or specific weights to the factors that it considered. The foregoing discussion of the factors considered by the CPF board of directors is not intended to be exhaustive, but it does include the material factors considered by the board.

        The only information available to us regarding CB Bancshares is information that they have made publicly available. If we conduct due diligence, our beliefs about the benefits of the exchange offer and the proposed merger may change.

        There are numerous factors, other than the exchange offer and the proposed merger, that could cause our results of operations, including, among other things, earnings per share, to increase or decrease after the exchange offer and proposed merger. Therefore, we cannot assure you that the anticipated benefits of the combination of CPF and CB Bancshares discussed in the previous paragraphs will happen. You should read "Risk Factors" on pages 24 through 27 and "Forward-Looking Statements" on pages 95 through 97 for a discussion of some of the other factors that could affect our future operations and financial condition.

THE EXCHANGE OFFER

General

        We are making the exchange offer in order to acquire voting control of, and ultimately the entire equity interest in, CB Bancshares. We intend to then have CB Bancshares merge with CPF or a wholly-owned subsidiary of CPF as soon as possible after completion of the exchange offer and receipt of any additional regulatory approvals that may be required. The purpose of the proposed merger would be to acquire all shares of CB Bancshares common stock not exchanged in the exchange offer. In the proposed merger, each then-outstanding share of CB Bancshares common stock, except for treasury shares of CB Bancshares and shares beneficially owned directly or indirectly by us for our own account (except for shares held by CPF in a fiduciary capacity), would be converted into the same consideration per CB Bancshares share offered in the exchange offer, subject to dissenters' rights under Hawaii law and subject to proration. If we obtain all of the shares of CB Bancshares pursuant to our exchange offer, former shareholders of CB Bancshares would own approximately 31% of the shares of common stock of CPF.

        Our obligation to exchange the consideration described in this prospectus for shares of CB Bancshares common stock pursuant to the exchange offer is subject to the conditions referred to under "—Conditions to the Exchange Offer" beginning on page 59.

        CB Bancshares shareholders who tender shares of CB Bancshares common stock pursuant to the exchange offer will not be obligated to pay any charges or expenses of the exchange agent. Transfer taxes on the exchange of CB Bancshares common stock pursuant to our exchange offer will be paid by us or another party on our behalf unless we disclose otherwise in the instructions to the letter of transmittal.

        Our offer to acquire CB Bancshares common stock is also an offer to acquire CB Bancshares associated share purchase rights, as referenced in the 1989 CB Bancshares Rights Agreement and the 2003 Rights Agreement, and all references to the shares of CB Bancshares common stock include the associated rights under both agreements, unless we indicate otherwise. In addition, all references to the rights include the benefits to holders of those rights pursuant to the Rights Agreements, including the right to receive any payment due upon redemption of those rights.

        You must tender one new right under the 2003 Rights Agreement and one old right under the 1989 Rights Agreement, if you hold such a right, for each CB Bancshares share tendered in order to effect a valid tender of CB Bancshares common stock, unless the rights have been redeemed or the 2003 Rights Agreement amended so the associated rights would not be triggered by the exchange offer and proposed merger. The rights are currently represented by the certificates for the CB Bancshares common stock, and your tender of CB Bancshares common stock prior to the date the rights become exercisable and transferable will also constitute a tender of the associated rights. We will not make a separate payment to you for the rights. When and if the rights become exercisable and transferable, separate certificates representing the rights will be mailed to holders of record of CB Bancshares common stock as soon as practicable, and those separate rights certificates alone will evidence the rights.

        If the rights under either Rights Agreement become exercisable and transferable and CB Bancshares or the related rights agent distributes separate certificates representing the rights to you prior to the time that you tender your CB Bancshares common stock pursuant to our offer, certificates representing a number of rights equal to the number of shares of CB Bancshares common stock tendered must be delivered to the exchange agent, or, if available, a book-entry confirmation received by the exchange agent with respect thereto, in order for those CB Bancshares common stock to be validly tendered. If the rights become exercisable and transferable and separate certificates representing the rights are not distributed prior to the time shares of CB Bancshares common stock are tendered pursuant to our offer, rights may be tendered prior to the time that you receive the certificates for rights by use of the guaranteed delivery procedure described under "Procedure for Tendering" below.

        Currently, we are not offering, as part of the exchange offer, to purchase any CB Bancshares options outstanding and tenders of CB Bancshares options will not be accepted. Holders of exercisable CB Bancshares options who wish to participate in the exchange offer may exercise their options and purchase shares of CB Bancshares common stock and then tender the shares under the exchange offer. In addition, we do not anticipate converting options to purchase CB Bancshares common stock into options to purchase CPF common stock. The expected treatment of options is subject to change. In particular, if the transaction becomes negotiated, our anticipated treatment of CB Bancshares options may change. If you hold any options to purchase CB Bancshares common stock pursuant to the CB Bancshares, Inc. Stock Compensation Plan, the terms of that plan will govern whether any unvested options will become exercisable prior to the consummation of the exchange offer.

Consideration to Be Paid

        You may elect to receive cash, CPF common stock or a combination of cash and CPF common stock for each share of CB Bancshares common stock that you hold that is validly tendered and not properly withdrawn, subject, in each case, to the election and proration procedures described in this prospectus and the related letter of transmittal. If you elect to receive a combination of cash and stock, you will receive, for each CB Bancshares share you exchange, $22.27 in cash and 1.6005 shares of CPF common stock. If you elect to receive all cash or all stock, we will determine the per share consideration you are entitled to by adding $22.27 to the product of 1.6005 and the average closing price of CPF common stock over a 20 trading-day period ending one trading day prior to the close of the exchange offer. For example, assuming that the 20-day average price of CPF common stock is $            , which is the closing price of CPF common stock on                        , 2003, we would determine the per share consideration as follows: $22.27 plus the product of 1.6005 and $                                           , equals $                                           , which would be the per share consideration. At the time of determination, the value of the per share consideration to be received by all CB Bancshares shareholders who exchange their shares will be the same, regardless of the type of consideration a shareholder elects to receive.

        As a result of the stock dividend paid on June 27, 2003, each CB Bancshares shareholder was paid shares of CB Bancshares common stock in an amount equal to 10% of the number of shares of CB Bancshares common stock that the shareholder held on June 16, 2003. For example, a CB Bancshares shareholder owning 100 shares on June 16, 2003 was paid 10 additional shares on June 27, 2003, resulting in total holdings of 110 shares. While the dividend affected the per share consideration we are paying, it did not change the aggregate consideration paid to all shareholders for their shares of CB Bancshares common stock.

        Accordingly, each shareholder of record on June 16, 2003 should consider the charts below in light of the 10% increase in the number of shares held on June 16, 2003 after the 10% stock dividend was paid on June 27, 2003.

        Assuming that no proration is necessary, the chart below shows the type of consideration and value of the per share consideration on the date it is determined by reference to the 20-day average price payable for each share of CB Bancshares common stock based on your election and fluctuations in the average price of CPF common stock:

20-day Average Price	Per Share Consideration		Combination of Cash and Stock	All Cash Election	All Stock Election
$20.00	$54.2836	Consideration received	$22.27 + 1.6005 shares	$54.2836	2.7142 shares
		Value of the consideration on determination date, based on 20-day average price	$22.27 + (1.6005 × $20.00) = $54.2836	$54.2836	2.7142 × $20.00 = $54.2836
$22.00	$57.4847	Consideration received	$22.27 + 1.6005 shares	$57.4847	2.6129 shares
		Value of the consideration on determination date, based on 20-day average price	$22.27 + (1.6005 × $22.00) = $57.4847	57.4847	2.6129 × $22.00 = $57.4847
$24.00	$60.6858	Consideration received	$22.27 + 1.6005 shares	$60.6858	2.5286 shares
		Value of the consideration on determination date, based on 20-day average price	$22.27 + (1.6005 × $24.00) = $60.6858	$60.6858	2.5286 × $24.00 = $60.6858
$26.00	$63.8869	Consideration received	$22.27 + 1.6005 shares	$63.8869	2.4572 shares
		Value of the consideration on determination date, based on 20-day average price	$22.27 + (1.6005 × $26.00) = $63.8869	$63.8869	2.4572 × $26.00 = $63.8869
$28.00	$67.0880	Consideration received	$22.27 + 1.6005 shares	$67.0880	2.3960 shares
		Value of the consideration on determination date, based on 20-day average price	$22.27 + (1.6005 × $28.00) = $67.0880	$67.0880	2.3960 × $28.00 = $67.0880
$30.00	$70.2891	Consideration received	$22.27 + 1.6005 shares	$70.2891	2.3430 shares
		Value of the consideration on determination date, based on 20-day average price	$22.27 + (1.6005 × $30.00) = $70.2891	$70.2891	2.3430 × $30.00 = $70.2891

        Because the amount of cash and/or stock you receive is set on the determination date based on the 20-day average price, if the price of CPF common stock at the time of consummation of the exchange offer is different from the 20-day average price, the value of the consideration you receive upon consummation may differ from the value of the consideration received by other CB Bancshares shareholders, depending on your election. In addition, if you receive any portion of the consideration in CPF common stock, the value of the consideration you receive upon consummation may not equal the value of the per share consideration on the determination date based on the 20-day average price because the value of the consideration will fluctuate based on changes in the market price of CPF common stock. At the time of determination, the value of the per share consideration will be the same for all tendering shareholders, regardless of the type of consideration each elects to receive. The chart below gives some examples of how differences between the 20-day average price used to determine the per share consideration and the price of our common stock on the closing date of the exchange offer can affect the value of the consideration you will receive:

20-day Average Price		Combination of Cash and Stock	All Cash Election	All Stock Election
$24.00	Consideration received	$22.27 + 1.6005 shares	$60.6858	2.5286 shares
Value of consideration on determination date, based on 20-day average price (per share consideration)		$22.27 + (1.6005 × $20.00) = $60.6858	$60.6858	2.5286 × $24.00 = $60.6858
Assuming price on closing date is $22.00, value of consideration received		$22.27 + (1.6005 × $22.00) = $57.4810	$60.6858	2.5286 × $22.00= $55.6292
Assuming price on closing date is $26.00, value of consideration received		$22.27 + (1.6005 × $26.00) = $63.8830	$60.6858	2.5286 × $26.00 = $65.7436
$28.00	Consideration received	$22.27 + 1.6005 shares	$67.0880	2.3960 shares
Value of consideration on determination date, based on 20-day average price (per share consideration)		$22.27 + (1.6005 × $28.00) = $67.0880	$67.0880	2.3960 × $28.00 = $67.0880
Assuming price on closing date is $26.00, value of consideration received		$22.27 + (1.6005 × $26.00) = $63.8830	$67.0880	2.3960 × $26.00 = $62.2960
Assuming price on closing date is $30.00, value of consideration received		$22.27 + (1.6005 × $30.00) = $70.2850	$67.0880	2.3960 × $30.00 = $71.8800

Election and Proration Procedures

Making the Election.

        You may elect to receive cash, shares of CPF common stock or a combination of cash and shares of CPF common stock in exchange for your shares of CB Bancshares common stock. All shares for which an election is not made will be referred to as undesignated shares. All undesignated shares will be deemed to have made an election to receive a combination of cash and stock. If you elect to receive a combination of cash and stock, or are deemed to have done so, you will receive $22.27 in cash and 1.6005 shares of our common stock for each CB Bancshares share you exchange.

        If you elect to receive all cash or all stock, your election may be subject to proration, which means that you may not receive all your consideration in the form that you selected. See "—Proration" below for more information about proration.

        If you make an all cash or an all stock election, we will determine your per share consideration by adding $22.27 to the product of 1.6005 and the average closing price of CPF common stock over a 20 trading-day period ending one trading day prior to the closing of the exchange offer. Shareholders who elect a combination of cash and stock will receive $22.27 in cash and 1.6005 shares of CPF common stock for each CB Bancshares share exchanged. Assuming that no proration is necessary, for an all cash election, each share will receive cash in the amount of the per share consideration, and for an all stock election, each share will receive an amount of stock equal to the per share consideration divided by the 20-day average price. Although the shares receive different types of consideration, the value of the per share consideration on the date that it is determined based on the 20-day average price is the same for all tendered CB Bancshares shares, regardless of the type of election made.

        You will not receive any fractional shares of CPF common stock in the exchange offer. Instead, you will receive cash in an amount equal to the value of the fractional share of CPF common stock that you would otherwise have been entitled to receive.

Proration.

        The total amount of cash that we will pay CB Bancshares shareholders in exchange for their shares will not exceed the product of $22.27 and the number of CB Bancshares shares accepted at the close of the exchange offer. The total number of shares of CPF common stock that we will issue and deliver to CB Bancshares shareholders in exchange for their shares will not exceed the product of 1.6005 and the number of CB Bancshares shares accepted at the close of the exchange offer. Because the total amount of cash that will be paid and the total amount of stock that will be issued are fixed, if you make an all cash election or an all stock election, the type of consideration you receive may be subject to proration as follows:

  •
  Each share for which a combination of cash and stock is elected, or for which no election is made, will receive $22.27 in cash and 1.6005 shares of CPF common stock, and will not be subject to proration.

  •
  If the amount of cash to be paid to all shareholders electing to receive all cash or a combination of cash and stock would exceed the total amount of cash we will pay in the exchange offer, then all the shares for which all stock elections were made will receive stock, but the shares for which all cash elections were made will receive both cash and a pro rata portion of the amount of stock remaining after distribution of stock in exchange for shares for which an all stock election was made or a combination of cash and stock was elected.

  •
  If the amount of stock to be issued to all shareholders electing to receive stock or a combination of cash and stock would exceed the total amount of stock we will issue in the exchange offer, then all the shares for which all cash elections were made will receive cash, but the shares for which all stock elections were made will receive both stock and a pro rata portion of the amount of cash remaining after distribution of cash in exchange for shares for which an all cash election was made or a combination of cash and stock was elected.

        The following are examples of the possible effects of proration on shareholders tendering in the exchange offer.

Case 1: After distribution of cash to holders of shares of CB Bancshares for which a combination of cash and stock was elected or no election was made, payment for the number of shares of CB Bancshares for which an all cash election was made would be greater than the remaining amount of cash available for payment in the exchange offer.

        Assuming the following:

  •
  A combination of cash and stock was elected or no election was made by 50% of the shares of CB Bancshares accepted in the exchange offer,

  •
  An all cash election was made by 40% of the shares of CB Bancshares accepted in the exchange offer, and

  •
  An all stock election was made by 10% of the shares of CB Bancshares accepted in the exchange offer.

        In this scenario:

  •
  each CB Bancshares share for which a combination of cash and stock was elected or no election was made will get $22.27 in cash and 1.6005 shares of CPF common stock,

  •
  each CB Bancshares share for which an all cash election was made will get a mixture of cash and CPF common stock, and

  •
  each CB Bancshares share for which an all stock election was made will get solely shares of CPF common stock.

        The chart below shows the type and value of consideration, determined by reference to the 20-day average price, payable for each share of CB Bancshares common stock based on the assumptions above, your election and fluctuations in the average price of CPF common stock:

20-day Average Price	Per Share Consideration		Combination of Cash and Stock	All Cash Election * subject to proration	All Stock Election
$20.00	$54.2836	Consideration received	$22.27 + 1.6005 shares	$27.84 + 1.3221 shares	2.7142 shares
		Value of the consideration on determination date, based on 20-day average price	$22.27 + (1.6005 × $20.00) = $54.2836	$27.84 + (1.3221 × $20.00) = $54.2836	2.7142 x $20.00 = $54.2836
$22.00	$57.4847	Consideration received	$22.27 + 1.6005 shares	$27.84 + 1.3474 shares	2.6129 shares
		Value of the consideration on determination date, based on 20-day average price	$22.27 + (1.6005 × $22.00) = $57.4847	$27.84 + (1.3474 × $22.00) = $57.4847	2.6129 x $22.00 = $57.4847
$24.00	$60.6858	Consideration received	$22.27 + 1.6005 shares	$27.84 + 1.3685 shares	2.5286 shares
		Value of the consideration on determination date, based on 20-day average price	$22.27 + (1.6005 × $24.00) = $60.6858	$27.84 + (1.3685 × $24.00) = $60.6858	2.5286 x $24.00 = $60.6858
$26.00	$63.8869	Consideration received	$22.27 + 1.6005 shares	$27.84 + 1.3864 shares	2.4572 shares
		Value of the consideration on determination date, based on 20-day average price	$22.27 + (1.6005 × $26.00) = $63.8869	$27.84 + (1.3864 × $26.00) = $63.8869	2.4572 x $26.00 = $63.8869
$28.00	$67.0880	Consideration received	$22.27 + 1.6005 shares	$27.84 + 1.4017 shares	2.3960 shares
		Value of the consideration on determination date, based on 20-day average price	$22.27 + (1.6005 × $28.00) = $67.0880	$27.84 + (1.4017 × $28.00) = $67.0880	2.3960 x $28.00 = $67.0880
$30.00	$70.2891	Consideration received	$22.27 + 1.6005 shares	$27.84 + 1.4149 shares	2.3430 shares
		Value of the consideration on determination date, based on 20-day average price	$22.27 + (1.6005 × $30.00) = $70.2891	$27.84 + (1.4149 × $30.00) = $70.2891	2.3430 x $30.00 = $70.2891

Case 2: After distribution of CPF common stock to holders of shares of CB Bancshares tendered for which a combination of cash and stock was elected or no election was made, the number of shares of CPF common stock to be issued for the number of shares of CB Bancshares for which the all stock election is made would be greater than the remaining number of shares of CPF common stock available for issuance in the exchange offer.

        Assuming the following:

  •
  A combination of cash and stock was elected or no election was made by 50% of the shares of CB Bancshares accepted in the exchange offer,

  •
  An all cash election was made by 10% of the shares of CB Bancshares accepted in the exchange offer, and

  •
  An all stock election was made by 40% of the shares of CB Bancshares accepted in the exchange offer.

        In this scenario:

  •
  each CB Bancshares share for which a combination of cash and stock was elected or no election was made will get $22.27 in cash and 1.6005 shares of CPF common stock,

  •
  each CB Bancshares share for which an all cash election was made will get all cash, and

  •
  each CB Bancshares share for which an all stock election was made will get a mixture of cash and shares of CPF common stock.

        The chart below shows the type and value of consideration you would receive for each share of CB Bancshares common stock based on the assumptions above, your election and fluctuations in the average price of CPF common stock:

20-day Average Price	Per Share Consideration		Combination Of Cash And Stock	All Cash Election	All Stock Election * subject to proration
$20.00	$54.2836	Consideration received	$22.27 + 1.6005 shares	$54.2836	2.0007 shares + $14.2700
		Value of the consideration on the determination date, based on 20-day average price	$22.27 + (1.6005 × $20.00) = $54.2836	$54.2836	(2.0007 × $20.00) + $14.2700 = $54.2836
$22.00	$57.4847	Consideration received	$22.27 + 1.6005 shares	$57.4847	2.0007 shares + $13.4697
		Value of the consideration on the determination date, based on 20-day average price	$22.27 + (1.6005 × $22.00) = $57.4847	57.4847	(2.0007 × $22.00) + $13.4697 = $57.4847
$24.00	$60.6858	Consideration received	$22.27 + 1.6005 shares	$60.6858	2.0007 shares + $12.6695
		Value of the consideration on the determination date, based on 20-day average price	$22.27 + (1.6005 × $24.00) = $60.6858	$60.6858	(2.0007 × $24.00) + $12.6695 = $60.6858
$26.00	$63.8869	Consideration received	$22.27 + 1.6005 shares	$63.8869	2.0007 shares + $11.8692
		Value of the consideration on the determination date, based on 20-day average price	$22.27 + (1.6005 × $26.00) = $63.8869	$63.8869	(2.0007 × $26.00) + $11.8692 = $63.8869
$28.00	$67.0880	Consideration received	$22.27 + 1.6005 shares	$67.0880	2.0007 shares + $11.0689

		Value of the consideration on the determination date, based on 20-day average price	$22.27 + (1.6005 × $28.00) = $67.0880	$67.0880	(2.0007 × $28.00) + $11.0689 = $67.0880
$30.00	$70.2891	Consideration received	$22.27 + 1.6005 shares	$70.2891	2.0007 shares + $10.2686
		Value of the consideration on the determination date, based on 20-day average price	$22.27 + (1.6005 × $30.00) = $70.2891	$70.2891	(2.0007 × $30.00) + $10.2686 = $70.2891

Timing of the Exchange Offer

        Our exchange offer is scheduled to expire at 12:00 midnight, New York City time, on            , 2003. For more information, you should read the discussion below under the caption "—Extension, Termination and Amendment."

        The term "expiration date" means 12:00 midnight, New York City time, on            , 2003, unless we extend the period of time for which the exchange offer is open, in which case the term "expiration date" means the latest time and date on which the exchange offer, as so extended, expires.

Extension, Termination and Amendment

        We expressly reserve the right, in our sole discretion, at any time or from time to time, to extend the period of time during which the exchange offer remains open, and we can do so by giving oral or written notice of that extension to the exchange agent. We can give you no assurance that we will exercise our right to extend the exchange offer, although currently we intend to do so until all conditions have been satisfied or, where permissible, waived. During any extension, all shares of CB Bancshares common stock previously tendered and not withdrawn will remain subject to the exchange offer, subject to each shareholder's right to withdraw his or her shares of CB Bancshares common stock. You should read the discussion under the caption "—Withdrawal Rights" on page 48 for more details.

        Subject to the SEC's applicable rules and regulations, we also reserve the right, in our sole discretion, at any time or from time to time:

  •
  to delay acceptance for exchange or the exchange of any shares of CB Bancshares common stock pursuant to the exchange offer, or to terminate the exchange offer and not accept for exchange or exchange any shares of CB Bancshares common stock not previously accepted for exchange or exchanged, upon the failure of any of the conditions of the exchange offer to be satisfied prior to the expiration date,

  •
  to waive any condition, other than the condition that we obtain applicable regulatory approvals, the condition that CPF shareholders approve the issuance of CPF common stock, the condition relating to the Hawaii Control Share Acquisitions statute, the condition relating to the CB Bancshares Rights Agreements, and the conditions relating to the absence of an order or decree of any court or agency of competent jurisdiction preventing the completion of the exchange offer, and the effectiveness of the registration statement for the CPF shares to be issued in the exchange offer, or

  •
  to amend the exchange offer in any respect, by giving oral or written notice of such delay, termination or amendment to the exchange agent and by making a public announcement.

        We will follow any extension, termination, amendment or delay, as promptly as practicable, with a public announcement. In the case of an extension, the related announcement will be issued no later than 9:00 A.M., New York City time, on the next business day after the previously scheduled expiration date. Subject to applicable law, including Rules 14d-4(d) and 14d-6(c) under the Exchange Act, which require that any material change in the information published, sent or given to CB Bancshares shareholders in connection with the exchange offer be promptly sent to shareholders in a manner reasonably designed to inform shareholders of that change, and without limiting the manner in which we may choose to make any public announcement, we assume no obligation to publish, advertise or otherwise communicate any public announcement of the type described in this paragraph other than by issuing a press release to the Dow Jones News Service, PR Newswire or some other similar national news service.

        If we make a material change in the terms of the exchange offer or the information concerning the exchange offer, or if we waive a material condition of the exchange offer, we will extend the exchange offer to the extent required under the Exchange Act. If, prior to the expiration date, we change the percentage of shares of CB Bancshares common stock sought in the exchange or the consideration offered to CB Bancshares shareholders, that change will apply to all holders whose shares of CB Bancshares common stock are accepted for exchange pursuant to the exchange offer whether or not these shares of CB Bancshares common stock were accepted for exchange prior to the change. If at the time notice of such a change is first published, sent or given to CB Bancshares shareholders, the exchange offer is scheduled to expire at any time earlier than the tenth business day from and including the date that the related notice is first so published, sent or given, we will extend the exchange offer until the expiration of that ten business-day period. For purposes of the exchange offer, a business day means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 A.M. through 12:00 midnight, New York City time.

        If CB Bancshares agrees upon a negotiated merger with us, we may amend or terminate the exchange offer without purchasing any shares of CB Bancshares common stock.

Exchange of CB Bancshares Shares; Delivery of CPF Common Stock

        Upon the terms and subject to the conditions of the exchange offer, including, if the exchange offer is extended or amended, the terms and conditions of any extension or amendment, we will accept, and will exchange, shares of CB Bancshares common stock validly tendered and not properly withdrawn promptly after the expiration date. In all cases, exchange of shares of CB Bancshares common stock tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

  •
  certificates for those shares of CB Bancshares common stock (or a confirmation of a book-entry transfer of those shares of CB Bancshares common stock in the exchange agent's account at The Depository Trust Company, or DTC),

  •
  a properly completed and duly executed letter of transmittal or a manually signed facsimile of that document, and

  •
  any other required documents.

        For purposes of the exchange offer, we will be deemed to have accepted for exchange shares of CB Bancshares common stock validly tendered and not withdrawn if and when we notify the exchange agent of our acceptance for exchange of those shares of CB Bancshares common stock pursuant to the exchange offer. As soon as practicable after receipt of that notice, the exchange agent will deliver the exchange offer consideration to CB Bancshares' shareholders who tendered CB Bancshares common stock. The exchange agent will act as agent for tendering CB Bancshares shareholders for the purpose of receiving from us the CPF common stock component and the cash component of the exchange offer consideration, including cash to be paid in lieu of fractional shares of CPF common stock, and transmitting the exchange offer consideration, if any, to such shareholders. You will not receive any interest on any cash that we pay you regardless of any delay in making the exchange.

        If we do not accept any tendered shares of CB Bancshares common stock for exchange pursuant to the terms and conditions of the exchange offer for any reason, or if certificates are submitted for more shares of CB Bancshares common stock than are tendered, we will return certificates for such shares of CB Bancshares common stock without expense to the tendering shareholder. In the case of shares of CB Bancshares common stock tendered by book-entry transfer of those shares of CB Bancshares common stock into the exchange agent's account at DTC pursuant to the procedures set forth below under the discussion entitled "—Procedure for Tendering," those shares of CB Bancshares common stock will be credited to an account maintained within DTC as soon as practicable following expiration or termination of the exchange offer.

Cash Instead of Fractional Shares of CPF Common Stock

        We will not issue fractional shares of our common stock pursuant to the exchange offer. Instead, each tendering CB Bancshares shareholder who would otherwise be entitled to a fractional share of our common stock will receive cash in an amount equal to that fraction (expressed as a decimal, rounded to the nearest 0.01 of a share) multiplied by the average of the closing sale prices for a share of our common stock on the NYSE as reported in the Wall Street Journal over the twenty consecutive trading days ending one trading day prior to the expiration of the exchange offer.

Withdrawal Rights

        Shares of CB Bancshares common stock tendered pursuant to the exchange offer may be withdrawn at any time prior to the expiration date, and, unless we previously accepted them pursuant to the exchange offer, may also be withdrawn at any time after                        , 2003. Once we accept tendered shares for exchange, your tender is irrevocable.

        For a withdrawal to be effective, the exchange agent must receive from each withdrawing CB Bancshares shareholder a written notice of withdrawal at one of its addresses set forth on the back cover of this prospectus, and such notice must include the CB Bancshares shareholder's name, address, social security number, the certificate number(s) and the number of shares of CB Bancshares common stock to be withdrawn as well as the name of the registered holder, if it is different from that of the person who tendered those shares of CB Bancshares common stock.

        A financial institution must guarantee all signatures on the notice of withdrawal in order for the exchange agent to release withdrawn securities. Most banks, savings and loan associations and brokerage houses are able to effect these signature guarantees for shareholders. The financial institution must be a participant in the Securities Transfer Agents Medallion Program, unless those shares of CB Bancshares common stock have been tendered for the account of such a financial institution.

        If shares of CB Bancshares common stock have been tendered pursuant to the procedures for book-entry tender discussed under the caption entitled "—Procedure for Tendering," any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn shares of CB Bancshares common stock and must otherwise comply with DTC's procedures. If certificates have been delivered or otherwise identified to the exchange agent, the name of the registered holder and the serial numbers of the particular certificates evidencing the withdrawn shares of CB Bancshares common stock withdrawn must also be furnished to the exchange agent, as stated above, prior to the physical release of those certificates.

        We will decide all questions as to the form and validity, including time of receipt, of any notice of withdrawal in our sole discretion, and our decision shall be final and binding. None of CPF, the exchange agent, the information agent, the dealer manager or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any notification. Any shares of CB Bancshares common stock properly withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer. However, CB Bancshares shareholders may retender withdrawn shares of CB Bancshares common stock by following one of the procedures discussed below under the captions entitled "—Procedure for Tendering" or "—Guaranteed Delivery" at any time prior to the expiration date.

        If you withdraw any of your CB Bancshares common stock, you automatically withdraw the associated rights. You may not withdraw rights unless you also withdraw the associated CB Bancshares common stock.

Procedure for Tendering

        You cannot tender your shares until we commence the exchange offer and appoint an exchange agent, among other things.

        If you have a preference as to the form of consideration you will receive for your shares of CB Bancshares common stock, you should make an election. If you do not make an election in your letter of transmittal, you will be deemed to have elected to receive a combination of cash and stock in exchange for your CB Bancshares common stock, and you will receive $22.27 in cash and 1.6005 shares of CPF common stock for each CB Bancshares share you exchange. Neither CPF nor the CPF board of directors makes any recommendation as to whether you should elect to receive cash, stock, or a combination of stock and cash. You must make your own election decision.

        Once the exchange offer commences, to validly tender shares of CB Bancshares common stock pursuant to the exchange offer, (a) the exchange agent must receive at one of its addresses set forth on the back cover of this prospectus (1) a properly completed and duly executed letter of transmittal, along with any required signature guarantees, or an agent's message in connection with a book-entry transfer, and any other required documents, and (2) either certificates for tendered shares of CB Bancshares common stock or, if those shares of CB Bancshares common stock are tendered pursuant to the procedures for book-entry tender set forth below, a book-entry confirmation of receipt of that tender, in each case before the expiration date, or (b) you must comply with the guaranteed delivery procedures set forth below under "—Guaranteed Delivery."

        The term "agent's message" means a message, transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry confirmation, that states that DTC has received an express acknowledgment from the DTC participant tendering the shares of CB Bancshares common stock that are the subject of that book-entry confirmation, that the participant has received and agrees to be bound by the terms of the letter of transmittal and that CPF may enforce that agreement against the participant.

        You must tender one new right under the 2003 Rights Agreement and one old right under the 1989 Rights Agreement, if you hold such a right, for each CB Bancshares share tendered in order to effect a valid tender of CB Bancshares common stock, unless the associated rights have been redeemed or the 2003 Rights Agreement amended so the rights would not be triggered by the exchange offer or proposed merger. The rights are currently represented by the certificates for the CB Bancshares common stock and your tender of CB Bancshares common stock prior to the date the rights become exercisable and transferable will also constitute a tender of the associated rights. We will not make a separate payment to you for the rights. When and if the rights become exercisable and transferable, separate certificates representing the rights will be mailed to holders of record of CB Bancshares common stock as soon as practicable, and those separate rights certificates alone will evidence the rights.

        If the rights under either Rights Agreement become exercisable and transferable and CB Bancshares or the related rights agent distributes separate certificates representing the rights to you prior to the time that you tender your CB Bancshares common stock pursuant to our exchange offer, certificates representing a number of rights equal to the number of shares of CB Bancshares common stock tendered must be delivered to the exchange agent, or, if available, a book-entry confirmation received by the exchange agent with respect thereto, in order for your shares of CB Bancshares common stock to be validly tendered. If the rights become exercisable and transferable and separate certificates representing the rights are not distributed prior to the time shares of CB Bancshares common stock are tendered pursuant to our exchange offer, rights may be tendered prior to the time that you receive the certificates for rights by use of the guaranteed delivery procedure described under "—Guaranteed Delivery" below.

        If rights certificates are distributed but are not available to you before you tender CB Bancshares common stock pursuant to the exchange offer, a tender of CB Bancshares common stock constitutes an agreement by you to deliver to the exchange agent pursuant to the guaranteed delivery procedures described below, rights certificates representing a number of rights equal to the number of shares of CB Bancshares common stock tendered prior to the expiration of the period to be specified in the notice of guaranteed delivery and the related letter of transmittal for delivery of rights certificates or a book-entry confirmation for rights. We refer to this period as the rights delivery period. We reserve the right to require receipt of such rights certificates, or a book-entry confirmation with respect to such rights, prior to accepting CB Bancshares common stock for exchange.

        Nevertheless, we will be entitled to accept for exchange CB Bancshares common stock that you tender prior to receipt of the rights certificates required to be tendered with such CB Bancshares common stock or a book-entry confirmation with respect to such rights and either (a) subject to complying with applicable rules and regulations of the SEC, withhold payment for such CB Bancshares common stock pending receipt of the rights certificates or a book-entry confirmation for those rights or (b) exchange CB Bancshares common stock accepted for exchange pending receipt of the rights certificates or a book-entry confirmation for such rights in reliance upon the guaranteed delivery procedures described below. In addition, after expiration of the rights delivery period, we may instead elect to reject as invalid a tender of CB Bancshares common stock with respect to which rights certificates or a book-entry confirmation for an equal number of rights have not been received by the exchange agent. Any determination by us to make payment for CB Bancshares common stock in reliance upon such guaranteed delivery procedure or, after expiration of the rights delivery period, to reject a tender as invalid, shall be made, subject to applicable law, in our sole and absolute discretion.

        The exchange agent will establish accounts with respect to the shares of CB Bancshares common stock at DTC for purposes of the exchange offer, and any financial institution that is a participant in DTC will be able to make book-entry delivery of the shares of CB Bancshares common stock by causing DTC to transfer the shares of CB Bancshares common stock into the exchange agent's account in accordance with DTC's procedure for that transfer. However, although delivery of shares of CB Bancshares common stock may be effected through book-entry delivery at DTC, the letter of transmittal, with any required signature guarantees, or an agent's message in connection with a book-entry transfer, and any other required documents, must, in any case, be received by the exchange agent prior to the expiration date, or the guaranteed delivery procedures described below must be followed. We cannot assure you, however, that book-entry delivery of rights will be available. If book-entry delivery of rights is not available, you must tender rights by means of delivery of rights certificates or pursuant to the guaranteed delivery procedure set forth below.

        Signatures.    Signatures on all letters of transmittal must be guaranteed by an eligible institution, except in cases in which shares of CB Bancshares common stock are tendered either by a registered holder of shares of CB Bancshares common stock who has not completed the box entitled "Special Issuance Instructions" on the letter of transmittal or for the account of an eligible institution.

        If the certificates for shares of CB Bancshares common stock or rights, if any, are registered in the name of a person other than the person who signs the letter of transmittal, or if certificates for unexchanged shares of CB Bancshares common stock or rights, if any, are to be issued to a person other than the registered holder(s), the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificates, with the signature(s) on the certificates or stock powers guaranteed in the manner we have described above.

        Method of Delivery.    The method of delivery of share certificates and all other required documents, including delivery through DTC, is at your option and risk, and the delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured. In all cases, shareholders should allow sufficient time to ensure timely delivery.

        Substitute Form W-9.    To prevent backup federal income tax withholding with respect to cash received pursuant to the exchange offer, you must provide the exchange agent with your correct taxpayer identification number and certify whether you are subject to backup withholding of federal income tax by completing the substitute Form W-9 included in the letter of transmittal. Some CB Bancshares shareholders including, among others, all corporations and some foreign individuals, are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, the shareholder must submit a Form W-8, signed under penalty of perjury, attesting to that individual's exempt status.

Guaranteed Delivery

        If you wish to tender shares of CB Bancshares common stock or rights, if any, pursuant to the exchange offer and your certificates are not immediately available or you cannot deliver the certificates and all other required documents to the exchange agent prior to the expiration date or cannot complete the procedure for book-entry transfer on a timely basis, your shares of CB Bancshares common stock or rights, if any, may nevertheless be tendered, so long as all of the following conditions are satisfied:

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  you make their tender by or through an eligible institution (see "—Withdrawal Rights" above),

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  the exchange agent receives, as provided below, a properly completed and duly executed notice of guaranteed delivery, substantially in the form we make available, on or prior to the expiration date, and

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  the exchange agent receives, within three Nasdaq National Market trading days after the date of execution of the notice of guaranteed delivery, the certificates for all tendered shares of CB Bancshares common stock, or rights, if any, or a confirmation of a book-entry transfer of such securities into the exchange agent's account at DTC as described above, in proper form for transfer, together with a properly completed and duly executed letter of transmittal with any required signature guarantees or, in the case of a book-entry transfer, an agent's message, and all other documents required by the letter of transmittal.

        You may deliver the notice of guaranteed delivery by hand or transmit it by facsimile transmission or mail to the exchange agent, and you must include a guarantee by an eligible institution in the form set forth in that notice.

        In all cases, we will exchange shares of CB Bancshares common stock tendered and accepted for exchange pursuant to the exchange offer only after timely receipt by the exchange agent of certificates for shares of CB Bancshares common stock or rights, if any, or timely confirmation of a book-entry transfer of those securities into the exchange agent's account at DTC as described above, properly completed and duly executed letter(s) of transmittal, or an agent's message in connection with a book-entry transfer, and any other required documents.

        By executing a letter of transmittal as set forth above, you irrevocably appoint our designees as your attorneys-in-fact and proxies, each with full power of substitution, to the full extent of your rights with respect to your shares of CB Bancshares common stock tendered and accepted for exchange by us and with respect to any and all other shares of CB Bancshares common stock and other securities issued or issuable in respect of the tendered and accepted shares of CB Bancshares common stock on or after                        , 2003. That appointment is effective, and voting rights will be affected, when and only to the extent that we accept your shares for exchange and deposit with the exchange agent the cash and CPF common stock that comprise the exchange offer consideration with respect to the shares of CB Bancshares common stock that shareholders have tendered. All proxies shall be considered coupled with an interest in the tendered shares of CB Bancshares common stock and therefore shall not be revocable once the appointment is effective. Upon the effectiveness of the appointment, all prior proxies that you have given will be revoked, and you may not give any subsequent proxies, and, if given, they will not be deemed effective. Our designees will, with respect to the shares of CB Bancshares common stock for which the appointment is effective, be empowered, among other things, to exercise all of the CB Bancshares shareholders' voting and other rights as they, in their sole discretion, deem proper at any annual, special or adjourned meeting of CB Bancshares' shareholders or otherwise. We reserve the right to require that, in order for shares of CB Bancshares common stock to be deemed validly tendered, immediately upon our acceptance for exchange of those shares of CB Bancshares common stock, we must be able to exercise full voting rights with respect to those shares of CB Bancshares common stock. However, prior to acceptance for exchange by us in accordance with terms of the exchange offer, the appointment will not be effective, and we will have no voting rights as a result of the tender of shares of CB Bancshares common stock.

        We will determine questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of any tender of shares of CB Bancshares common stock or rights, if any, in our sole discretion, and our determination shall be final and binding. We reserve the absolute right to reject any and all tenders of shares of CB Bancshares common stock that we determine are not in proper form or the acceptance of, or exchange for, which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions of our exchange offer, other than the condition that we obtain applicable regulatory approvals, the condition that CPF shareholders approve the issuance of CPF common stock, the condition relating to the Hawaii Control Share Acquisitions statute, the condition relating to the CB Bancshares Rights Agreements, and the conditions relating to the absence of an injunction and the effectiveness of the registration statement for CPF shares to be issued in the exchange offer, or to waive any defect or irregularity in the tender of any shares of CB Bancshares common stock. No tender of shares of CB Bancshares common stock will be deemed to have been validly made until all defects and irregularities in tenders of shares of CB Bancshares common stock have been cured or waived. None of CPF, the exchange agent, the information agent, the dealer manager or any other person will be under any duty to give notification of any defects or irregularities in the tender of any shares of CB Bancshares common stock or rights, if any, or will incur any liability for failure to give any notification. Our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and its instructions, will be final and binding.

        The tender of shares of CB Bancshares common stock and rights, if any, pursuant to any of the procedures described above will constitute a binding agreement between us and the tendering shareholders upon the terms and subject to the conditions of our exchange offer and the letter of transmittal.

Material U.S. Federal Income Tax Consequences of the Exchange Offer and the Proposed Merger

        Manatt, Phelps & Phillips, LLP, counsel to CPF, has issued a tax opinion with respect to the exchange offer and the proposed merger. That opinion has been filed with the Securities and Exchange Commission as an exhibit to the registration statement on Form S-4 in connection with the exchange offer. That opinion concludes that the exchange of shares of CB Bancshares common stock for CPF shares and cash pursuant to the exchange offer and the proposed merger will be treated for federal income tax purposes as component parts of an integrated transaction carried out pursuant to a plan of reorganization. Counsel has concluded that this integrated transaction will be treated as a reorganization within the meaning of Section 368(a) of the Code. However, this opinion has been issued in advance of completion of the exchange offer and the proposed merger. Unanticipated intervening events might occur that would cause the transactions not to qualify as a reorganization within the meaning of Section 368(a) of the Code. This section will first discuss the material federal income tax consequences of the transactions to CB Bancshares shareholders if the transactions qualify as a reorganization for purposes of Section 368(a) of the Code, and then the material federal income tax consequences of the transactions to the CB Bancshares shareholders if the transactions fail to qualify as such a reorganization. The exchange offer and the proposed merger are being structured so as to avoid the recognition of corporate gain or loss by CPF, CB Bancshares and their respective subsidiaries regardless of whether there is shareholder recognition of gain or loss.

        Qualification as a Reorganization.    The following discussion summarizes the material U.S. federal income tax considerations that are generally applicable to holders of CB Bancshares common stock who exchange their CB Bancshares common stock in the exchange offer and the proposed merger for cash and shares of CPF common stock in a qualifying reorganization. This discussion is based on currently existing provisions of the Code, existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences of the offer to exchange and the merger that are described below. You should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular CB Bancshares shareholders in light of their individual circumstances, such as CB Bancshares shareholders who:

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  are dealers in securities,

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  are subject to the alternative minimum tax provisions of the Code,

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  are foreign persons,

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  do not hold their shares of CB Bancshares common stock as capital assets,

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  acquired their shares of CB Bancshares common stock in connection with stock option or stock purchase plans or in other compensatory transactions,

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  hold their shares of CB Bancshares common stock as part of an integrated investment (including a "straddle") comprised of shares of CB Bancshares common stock and one or more other positions, or

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  are subject to the constructive sale or constructive ownership provisions of the Code under Sections 1259 or 1260, respectively, with respect to their CB Bancshares common stock.

In addition, the following discussion does not address the tax consequences of the exchange offer and the proposed merger to any person under foreign, state or local tax laws.

        In certain rulings, the Internal Revenue Service has aggregated steps in an integrated transaction and determined that the overall result is a qualifying reorganization within the meaning of Section 368(a) of the Code. See Revenue Ruling 2001-26 and Revenue Ruling 2001-46. Certain decided cases support such a result. See King Enterprises, Inc. v. United States, 418 F.2d 511 (Ct. Cl., 1969). Integrated transaction treatment also can occur when a merger is preceded by a tender offer. This was the case in Revenue Ruling 2001-26. See also J.F. Seagram Corp. v. Commissioner, 104 T.C. 75 (1995). However, whether two separate transactions will be integrated as one transaction for tax purposes depends in part on the factual context of the transactions. If the two transactions are not integrated for tax purposes, the result can be taxability caused by failure to qualify under Section 368(a) for one or both parts.

        Manatt, Phelps & Phillips, LLP has concluded in its opinion letter, subject to the terms and conditions therein, that the exchange offer and the proposed merger will constitute for federal income tax purposes a single integrated transaction that will constitute a reorganization within the meaning of Section 368(a) of the Code. In addition, Manatt, Phelps & Phillips, LLP has also concluded in its opinion letter that the following describes the material U.S. federal income tax consequences that will result from the exchange of CB Bancshares common stock for cash and our common stock pursuant to the exchange offer and the proposed merger.

        Receipt Only of Cash.    In general, a CB Bancshares shareholder who receives only cash in exchange for CB Bancshares common stock pursuant to the exchange offer and the proposed merger will recognize capital gain or loss equal to the difference between the amount of cash received and such CB Bancshares shareholder's adjusted tax basis in the CB Bancshares common stock shares surrendered, unless the CB Bancshares shareholder actually or constructively owns our common stock and the receipt of cash has the effect of the distribution of a dividend for U.S. federal income tax purposes as discussed below. Such gain or loss will be long-term capital gain or loss if, as of the effective date of the exchange offer and the proposed merger, the holding period for such CB Bancshares common stock shares is more than one year.

        Receipt Only of CPF Common Stock.    A CB Bancshares shareholder who receives only our common stock in exchange for CB Bancshares common stock shares pursuant to our exchange offer and the proposed merger will not recognize any gain or loss upon such exchange, except to the extent cash is received in lieu of a fractional share of our common stock, which will be taxed as discussed below. The aggregate adjusted tax basis of our common stock received in such exchange, including any fractional interest in our common stock for which cash is received, will be equal to the aggregate adjusted tax basis of the CB Bancshares common stock shares surrendered therefor. The holding period of our common stock will include the holding period of such shares of CB Bancshares common stock.

        Receipt of CPF Common Stock and Cash.    A CB Bancshares shareholder who receives both cash and our common stock in exchange for CB Bancshares common stock shares pursuant to the exchange offer and the proposed merger will recognize gain, if any, with respect to the shares so exchanged, but only to the extent of the lesser of (a) the amount of gain realized with respect to the CB Bancshares common stock shares and (b) the amount of cash received, other than cash received in lieu of a fractional share of our common stock, which will be taxed as discussed below. The amount of gain realized with respect to the CB Bancshares common stock shares exchanged will equal the excess, if any, of the sum of the cash (including cash received in lieu of a fractional share) and the fair market value of our common stock received over the CB Bancshares shareholder's adjusted tax basis in such CB Bancshares common stock shares. No loss will be recognized by a CB Bancshares shareholder who receives a combination of cash and our common stock pursuant to our exchange offer and the proposed merger, except in connection with cash received in lieu of a fractional share, as discussed below. Each share of CB Bancshares common stock, or block of shares acquired at the same price, will be treated as exchanged for a pro rata portion of cash and our common stock.

        Any gain recognized will be treated as capital gain unless, as discussed below, the receipt of the cash has the effect of the distribution of a dividend for U.S. federal income tax purposes, in which case such gain will be treated as ordinary dividend income to the extent of the CB Bancshares shareholder's ratable share of CB Bancshares common stock's accumulated earnings and profits. Any capital gain will be long-term capital gain if, as of the date of the exchange, the holding period for the shares of CB Bancshares common stock exchanged is more than one year.

        The adjusted tax basis of our common stock received by a CB Bancshares shareholder in exchange for CB Bancshares common stock shares pursuant to the exchange offer and the proposed merger, including any fractional interest in a share of our common stock for which cash is received, generally will be equal to the tax basis of the shares surrendered therefor, decreased by the amount of cash received and increased by the amount of gain or dividend income recognized, if any. The holding period of our common stock received will include the holding period of the CB Bancshares common stock shares exchanged therefor.

        The exchange will not have the effect of a dividend with respect to a CB Bancshares shareholder if either the exchange is substantially disproportionate with respect to the CB Bancshares shareholder or the exchange results in a meaningful reduction in the CB Bancshares shareholder's interest in our common stock. The exchange would be substantially disproportionate with respect to the CB Bancshares shareholder if the CB Bancshares shareholder's percentage interest in our common stock, including stock constructively owned by such CB Bancshares shareholder, immediately after the exchange offer and the proposed merger is less than 80 percent of what the percentage interest would have been if, hypothetically, the CB Bancshares shareholder had elected to receive solely our common stock in exchange for all CB Bancshares common stock shares owned or constructively owned by the CB Bancshares shareholder before the exchange offer and the proposed merger and no consideration other than shares of our common stock were received. Whether an exchange would result in a meaningful reduction depends on the particular CB Bancshares shareholder's facts and circumstances. However, the exchange should generally result in a meaningful reduction if the CB Bancshares shareholder's percentage interest in our stock, immediately after the exchange offer and the proposed merger, including shares owned and constructively owned, is minimal, the CB Bancshares shareholder exercises no control over corporate affairs of CB Bancshares or CPF, and the CB Bancshares shareholder's percentage interest in our common stock is actually reduced from what the interest would have been if, hypothetically, the CB Bancshares shareholder had elected to receive solely our common stock in exchange for all CB Bancshares common stock shares owned or constructively owned by the CB Bancshares shareholder before the exchange offer and the proposed merger. In determining a CB Bancshares shareholder's interest in our common stock, the CB Bancshares shareholder would be deemed to own any shares of our common stock owned, or constructively owned, by certain persons related to such CB Bancshares shareholder or that are subject to an option held by the CB Bancshares shareholder or a related person.

        CB Bancshares shareholders should consult their own tax advisors as to the possibility that all or a portion of any cash received in exchange for their CB Bancshares common stock common stock will be treated as a dividend and with respect to the consequences thereof, including the eligibility of CB Bancshares shareholders that are corporations for a dividends received deduction and treatment of the dividend as an "extraordinary dividend" under Section 1059 of the Code.

        Cash Received in Lieu of a Fractional Share of CPF Common Stock.    A CB Bancshares shareholder who receives cash in lieu of a fractional share of our common stock and who does not otherwise hold shares of our common stock generally will recognize gain or loss equal to the difference between the amount of cash received and the CB Bancshares shareholder's tax basis in such fractional share. Such gain or loss will be long-term capital gain or loss if, as of the date of the exchange, the holding period for such shares is more than one year. CB Bancshares shareholders who separately hold shares of our common stock should consult their own tax advisors concerning the treatment of cash received for a fractional share.

        Effect of Failure to Qualify as a Reorganization.    In the event that unanticipated, intervening events occur, whereby Manatt, Phelps & Phillips, LLP concludes that the transactions will not qualify as a reorganization, CPF can nevertheless proceed with the exchange offer and the proposed merger. If the exchange offer, combined with the proposed merger, fails to qualify as a reorganization within the meaning of Section 368(a) of the Code, the exchange offer and the proposed merger will result in the recognition of taxable gain or loss to each exchanging CB Bancshares shareholder measured by the difference between the cash plus the fair market value of the CPF common stock received in the exchange and merger, compared with the exchanging CB Bancshares shareholder's tax basis for the shares of common stock of CB Bancshares surrendered in the exchange offer and the proposed merger. The shareholder would receive a tax basis for the CPF common stock received in the exchange offer and proposed merger equal to its fair market value at the time of its receipt and would start a new holding period for such shares.

        The foregoing discussion does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences of the exchange offer and the proposed merger. You are urged to consult your tax advisors concerning the U.S. federal, state, local and foreign tax consequences in your particular circumstances of participation in the exchange offer and/or the proposed merger to you.

Effect of the Exchange Offer on the Market for CB Bancshares Shares; Registration Under the Exchange Act

        Reduced Liquidity; Possible Delisting.    The tender of shares of CB Bancshares common stock pursuant to the exchange offer will reduce the number of holders of shares of CB Bancshares common stock and the number of shares of CB Bancshares common stock that might otherwise trade publicly and could adversely affect the liquidity and market value of the remaining shares of CB Bancshares common stock held by the public. Shares of CB Bancshares common stock are listed and principally traded on the Nasdaq National Market. Depending on the number of shares of CB Bancshares common stock that remain outstanding and the number of holders that remain following completion of the exchange offer but before the proposed merger, shares of CB Bancshares common stock may no longer meet the requirements of the Nasdaq National Market for continued listing. Published guidelines of the Nasdaq National Market indicate that the Nasdaq National Market could consider delisting the outstanding shares of CB Bancshares common stock if, among other things:

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  the number of publicly held shares of CB Bancshares common stock, exclusive of holdings of officers, directors and members of their immediate families and beneficial owners of 10 percent or more of CB Bancshares common stock, should fall below 1.1 million;

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  the number of record holders of 100 or more shares of CB Bancshares common stock should fall below 400; or

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  the aggregate market value of publicly held shares should fall below $15 million.

        Based on CB Bancshares' Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed on August 12, 2003, there were 4,312,395 shares of CB Bancshares common stock outstanding as of July 31, 2003.

        If the Nasdaq National Market were to delist the shares of CB Bancshares common stock after the exchange of shares of CB Bancshares common stock in our exchange offer, but prior to the proposed merger, the market for shares of CB Bancshares common stock could be adversely affected. It is possible that shares of CB Bancshares common stock would be traded on another securities exchange or in the over-the-counter market, and that price quotations would be reported by those other sources. The extent of the public market for the shares of CB Bancshares common stock and the availability of such quotations would, however, depend upon the number of holders and/or the aggregate market value of the shares of CB Bancshares common stock remaining at that time, the interest in maintaining a market in the shares of CB Bancshares common stock on the part of securities firms, the possible termination of registration of shares of CB Bancshares common stock under the Exchange Act, as described below, and other factors.

        Status as Margin Securities.    The shares of CB Bancshares common stock are presently margin securities under the regulations of the Federal Reserve Board, which has the effect, among other things, of allowing brokers to extend credit on the collateral of shares of CB Bancshares common stock. Depending on factors similar to those described above with respect to listing and market quotations, following completion of the exchange offer, the shares of CB Bancshares common stock may no longer constitute margin securities for the purposes of the Federal Reserve Board's margin regulations, in which event the shares of CB Bancshares common stock would be ineligible as collateral for margin loans made by brokers.

        Registration Under the Exchange Act.    The shares of CB Bancshares common stock are currently registered under the Exchange Act. CB Bancshares can terminate that registration upon application to the SEC if the outstanding shares are not listed on a national securities exchange and if there are fewer than 300 holders of record of shares of CB Bancshares common stock. Termination of registration of the shares of CB Bancshares common stock under the Exchange Act would reduce the information that CB Bancshares must furnish to its shareholders and to the SEC and would make some provisions of the Exchange Act, including the short-swing profit recovery provisions of Section 16(b) and the requirement of furnishing a proxy statement in connection with shareholders meetings pursuant to Section 14(a) and the related requirement of furnishing an annual report to shareholders, no longer applicable with respect to shares of CB Bancshares common stock. Furthermore, the ability of CB Bancshares affiliates and persons holding restricted securities of CB Bancshares to dispose of securities pursuant to Rule 144 under the Securities Act of 1933, as amended, or the Securities Act may be impaired or eliminated. If registration of the shares of CB Bancshares common stock under the Exchange Act were terminated, shares of CB Bancshares common stock would no longer be eligible for Nasdaq National Market listing or for continued inclusion on the Federal Reserve Board's list of margin securities.

Purpose of the Exchange Offer; the Proposed Merger; Dissenters' Rights

        The purpose of the exchange offer is to acquire voting control of CB Bancshares.    We are making the exchange offer in order to acquire voting control of, and ultimately the entire equity interest in, CB Bancshares. The exchange offer is intended to facilitate the acquisition of all shares of CB Bancshares common stock. CB Bancshares shareholders will not have dissenters' rights as a result of the completion of the exchange offer.

        Upon completion of the exchange offer we intend to promptly proceed with the proposed merger.    As soon as practicable after the completion of the exchange offer and receipt of any additional regulatory approvals that may be required, we intend to merge CB Bancshares with CPF or a wholly-owned subsidiary. The purpose of the proposed merger is to acquire all shares of CB Bancshares common stock not tendered and exchanged pursuant to the exchange offer. In the proposed merger, each then-outstanding share of CB Bancshares common stock, except for treasury shares of CB Bancshares and shares beneficially owned directly or indirectly by CPF for its own account (except for shares held by CPF in a fiduciary capacity), will be converted into the same consideration per CB Bancshares share offered in the exchange offer, subject to dissenters' rights under Hawaii law and subject to proration.

        If we become the owners of at least 90% of the outstanding shares of CB Bancshares common stock, the proposed merger may be completed pursuant to Section 414-314 of the Hawaii Business Corporation Act. Under Section 414-314, a parent corporation owning at least 90% of the outstanding shares of each class of a domestic subsidiary corporation may merge the subsidiary corporation into itself without the approval of the shareholders of the subsidiary corporation but with the approval of the board of directors of the surviving corporation.

        Dissenters' rights are not available in connection with the exchange offer; however, there are dissenters' rights in connection with the proposed merger. If the exchange offer is completed and then the proposed merger is consummated, CB Bancshares shareholders who are entitled to vote on a plan of merger will have certain rights under the Hawaii Business Corporation Act to dissent and demand dissenters' rights and to receive payment in cash of the fair value of their shares of CB Bancshares common stock. CB Bancshares shareholders that vote in favor of the proposed merger will not be entitled to relief as dissenting shareholders. CB Bancshares shareholders who perfect such rights by complying with the procedures set forth in Sections 414-352 and 414-354 of the Hawaii Business Corporation Act will be paid CPF's estimate of the fair value of the dissenting shareholder's shares. Section 414-341 defines "fair value" as the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

        Pursuant to Section 414-359, if the dissenter is not satisfied with CPF's payment, the dissenter may estimate the fair value of his or her shares and demand payment of the dissenter's estimate. If a demand for payment under Section 414-359 remains unsettled, CPF shall commence a proceeding in a Hawaii circuit court pursuant to Section 414-371 and petition the court to determine the fair value of the shares and accrued interest, or pay each dissenter whose demand remains unsettled the amount of the demand. In determining the fair value of the shares, the court may appoint appraisers to receive evidence and recommend decision on the question of fair value. Each dissenter made a party to the proceeding would be entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by CPF

        The foregoing summary of the rights of dissenting shareholders does not purport to be a complete statement of the procedures to be followed by shareholders desiring to exercise any available dissenters' rights and is qualified in its entirety by reference to the full text of Part XIV of the Hawaii Business Corporation Act, which contains the sections described above, which is included in this prospectus as Annex B. The preservation and exercise of dissenters' rights are conditioned on strict adherence to the applicable provisions of the Hawaii Business Corporation Act.

Plans for CB Bancshares After the Proposed Merger

        We are making the exchange offer in order to acquire voting control of, and ultimately the entire equity interest in, CB Bancshares. We intend to then have CB Bancshares merge with CPF or a wholly-owned subsidiary of CPF as soon as possible after completion of the exchange offer and receipt of any additional regulatory approvals that may be required. The purpose of the proposed merger would be to acquire all shares of CB Bancshares common stock not exchanged in the exchange offer. In the proposed merger, each then-outstanding share of CB Bancshares common stock would be converted into the same consideration per CB Bancshares share offered in the exchange offer, subject to dissenters' rights under Hawaii law and subject to proration.

        Central Pacific Bank and City Bank operate branch offices throughout the State of Hawaii, a number of which are within close proximity to each other. We anticipate consolidating approximately ten branches of Central Pacific Bank or City Bank where the branches are nearby or adjacent. However, since we have not had the opportunity to review and evaluate branch performance information, as would normally be done in the due diligence process, ten is only an estimate and we have not determined the specific branches to be consolidated or the timing of such consolidations. Branches of the combined entity will be evaluated for consolidation based on a variety of factors, including market opportunity, customer base, historical growth trends, transaction volume, financial performance, physical attributes, lease terms, proximity to other branches, Community Reinvestment

Act service considerations and other relevant factors. Consistent with its commitment to the State of Hawaii, CPF also expects to allocate resources to expand into geographic areas not currently served by either institution and to accelerate entrance into target areas in rural Oahu and on the Neighbor Islands.

        Operational and administrative overlaps are expected to be evaluated similarly, taking into account desired service levels, anticipated activity levels, experience, competency and performance of staff, best practices employed, economies of scale and other factors.

Conditions to the Exchange Offer

        The exchange offer is also subject to a number of conditions, all of which must be satisfied or waived by us prior to the expiration of the expiration of the exchange offer, which are described below:

Minimum Tender Condition

        Consummation of the exchange offer is conditioned upon there being validly tendered and not withdrawn prior to the expiration of the exchange offer a number of shares of CB Bancshares common stock which, together with any shares of CB Bancshares common stock that we beneficially own for our own account, will constitute at least 75% of the total number of outstanding shares of CB Bancshares common stock on a fully diluted basis, as though all options or other securities convertible into or exercisable or exchangeable for shares of CB Bancshares common stock had been so converted, exercised or exchanged as of the date that we accept the shares of CB Bancshares common stock for exchange pursuant to the exchange offer.

Regulatory Condition

        The exchange offer is conditioned upon all regulatory approvals required to consummate the exchange offer having been obtained and remaining in full force and effect, all statutory waiting periods in respect thereof having expired and no such approval containing any conditions or restrictions that we reasonably determine will have, or would reasonably be expected to have, a material adverse effect. The term material adverse effect means a material adverse effect on the business, results of operations or financial condition of CPF, CB Bancshares and their respective subsidiaries taken as a whole or a material adverse effect on our ability to consummate the transactions contemplated hereby.

        We will use our reasonable best efforts to obtain the requisite regulatory approvals, which include approval from the Federal Reserve Board and the Hawaii Commissioner of Financial Institutions. The exchange offer cannot be completed without the requisite regulatory approvals. While we believe that we satisfy all applicable regulatory standards, there can be no assurance that these regulatory approvals will be obtained, and if obtained, there can be no assurance as to the date of such approvals or the absence of any litigation challenging such approvals. There can likewise be no assurance that the United States Department of Justice or the Hawaii Attorney General will not attempt to challenge the exchange offer on antitrust grounds, and if such a challenge is made, there can be no assurance as to its result.

        We are not aware of any material governmental approvals or actions that are required for completion of our exchange offer other than as described below. It is presently contemplated that any such additional governmental approvals or actions required, including any additional approvals required for the proposed merger, will be promptly sought. There can be no assurance, however, that any such additional approvals or actions will be obtained.

Federal Reserve Board

        The exchange offer is subject to approval by the Federal Reserve Board pursuant to Sections 3 and 4 of the Bank Holding Company Act. Assuming Federal Reserve Board approval, the exchange offer may not be consummated until 30 days after such approval, during which time the Department of Justice may challenge the exchange offer on antitrust grounds and seek the divestiture of certain assets and liabilities. With the approval of the Federal Reserve Board and the Department of Justice, the waiting period may be reduced to no less than 15 days.

        Under Section 3 of the Bank Holding Company Act, the Federal Reserve Board is prohibited from approving any transaction which:

  •
  would result in a monopoly or which would be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States; or

  •
  may have the effect in any section of the United States of substantially lessening competition, or tending to create a monopoly, or resulting in a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of the transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the community to be served.

        In reviewing the exchange offer, the Department of Justice could analyze its effect on competition differently than the Federal Reserve Board, and thus it is possible that the Department of Justice could reach a different conclusion than the Federal Reserve Board regarding the competitive effects of the exchange offer. If the Department of Justice were to commence an antitrust action, it would stay the effectiveness of Federal Reserve Board approval of the exchange offer unless a court specifically ordered otherwise. Failure of the Department of Justice to object to the exchange offer may not prevent private persons or the Hawaii Attorney General from filing antitrust actions.

        In addition, the Federal Reserve Board takes into consideration the financial and management resources and future prospects of the companies and banks concerned and the convenience and needs of the communities to be served, including the record of performance under the Community Reinvestment Act of 1977, as amended, or the CRA. The Federal Reserve Board will take into account the record of performance of CPF and CB Bancshares under the CRA in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods that each company serves. As part of the review process, the Federal Reserve Board frequently receives comments and protests from community groups and others. In February 2003, Central Pacific Bank received a satisfactory CRA rating. City Bank received a satisfactory CRA rating in February 2002. The Federal Reserve Board is required to take into consideration the effectiveness of the companies involved in combating money laundering activities. CPF and Central Pacific Bank have compliant anti-money laundering programs and procedures in place that would address any deficiencies that CB Bancshares and City Bank may have.

        Under Section 4 of the Bank Holding Company Act and related regulations, the Federal Reserve Board must consider whether the performance of CPF's and CB Bancshares' nonbanking activities on a combined basis can reasonably be expected to produce benefits to the public, such as greater convenience, increased competition and gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest and unsound banking practices. This consideration includes an evaluation of the financial and managerial resources of CPF and CB Bancshares and the effect of the proposed transaction on those resources.

        The Federal Reserve Board will furnish notice and a copy of CPF's application for approval of the exchange offer to the FDIC and the Hawaii Commissioner of Financial Institutions. These agencies have 30 days to submit their views and recommendations to the Federal Reserve Board. The Federal Reserve Board is required to hold a public hearing in the event it receives a written recommendation of disapproval of the application from any of these agencies within such 30-day period. Furthermore, Federal Reserve Board regulations require publication of notice of, and the opportunity for public comment on, the application submitted by CPF for approval of the exchange offer and authorize the Federal Reserve Board to hold a public hearing in connection therewith if the Federal Reserve Board determines that such a hearing would be appropriate.

        The Federal Reserve Board may require us to make a further application for approval of the proposed merger after consummation of the exchange offer.

Hawaii Commissioner of Financial Institutions

        The exchange offer and the resulting acquisition of control of CB Bancshares are subject to the approval of the Hawaii Commissioner of Financial Institutions pursuant to the Hawaii Revised Statutes.

        The Hawaii Commissioner of Financial Institutions may disapprove the exchange offer if it appears that:

  •
  the overall experience, moral character or integrity of CPF indicates that it would not be in the best interest of the depositors, beneficiaries, creditors or shareholders of CB Bancshares, or in the public interest, to permit the exchange offer,

  •
  the exchange offer will not promote the convenience, needs and advantage of the general public,

  •
  the effect of the exchange offer may be substantially to lessen competition or create a monopoly or restraint of trade in any section of the United States that includes Hawaii and the anti-competitive effects are not clearly outweighed in the public interest by the probable effect of the exchange offer in meeting the convenience and needs of the community,

  •
  the financial condition of CPF would jeopardize the safety and soundness of CB Bancshares or prejudice the interests of the depositors, beneficiaries, creditors or shareholders of CB Bancshares, or

  •
  any plan to liquidate, merge or consolidate, or make any other major change in the business, corporate structure or management of CB Bancshares would not be fair and reasonable to the depositors, beneficiaries, creditors or shareholders of CB Bancshares or any of its significant shareholders.

        The Hawaii Commissioner of Financial Institutions may require us to make a further application for approval of the proposed merger after consummation of the exchange offer.

        There can be no assurance that the Hawaii Attorney General will not attempt to challenge the exchange offer on antitrust grounds.

Status of Applications

        On April 28, 2003, we filed applications and notices with the Federal Reserve Bank of San Francisco pursuant to the Bank Company Holding Act and an application under Hawaii law with the Hawaii Commissioner of Financial Institutions for permission to acquire control of a majority of the outstanding shares of CB Bancshares and indirectly, City Bank. On April 30, 2003, we amended our Hawaii application as filed with the Hawaii Commissioner pursuant to Hawaii laws protecting the submission of confidential application material.

        On May 2, 2003, CPF amended and supplemented its application to the Hawaii Commissioner of Financial Institutions to request approval of the proposed exchange offer pursuant to HRS Sections 412:3-612 (a)(1) and (a)(2).

        We have filed numerous responses with each of the Hawaii Commissioner of Financial Institutions and the Federal Reserve Bank of San Francisco with respect to requests for additional information and certain filings and allegations by CB Bancshares. In addition, we filed documents and information requested by the Hawaii Attorney General with the Hawaii Attorney General, the Commissioner of Financial Institutions and the Hawaii Department of Commerce and Consumer Affairs following presentations made by CPF to the Hawaii Attorney General on May 30, 2003 and to the U.S. Department of Justice on May 29, 2003.

Control Share Condition

        Consummation of the exchange offer is conditioned upon our acquisition of a majority of CB Bancshares common stock being authorized by the shareholders of CB Bancshares or approved or exempted by the CB Bancshares board of directors in accordance with Chapter 414E of the Hawaii Business Corporation Act, referred to as the Control Share Acquisitions statute, or our being satisfied, in our sole discretion, that the Control Share Acquisitions statute is invalid or inapplicable to our acquisition of CB Bancshares common stock pursuant to the exchange offer.

        Under the Hawaii Control Share Acquisitions statute, unless a corporation's articles of incorporation otherwise provide, any "control share acquisition" of an "issuing public corporation", such as CB Bancshares, may be made with either the prior authorization of its shareholders in accordance with the Control Share Acquisitions statute or the approval of or exemption by the corporation's board of directors. The issuing public corporation's board of directors may approve an acquisition of a majority of the voting power of the company's common stock before the acquisition takes place or determine that the acquisition is not a control share acquisition. CB Bancshares' articles of incorporation, as amended, currently do not contain a provision by which CB Bancshares "opts out" of the Control Share Acquisitions statute.

        Unless and until such time as CB Bancshares' articles are amended to include such an "opt out" provision or the law is determined to be invalid, the Control Share Acquisitions statute requires shareholder approval, approval by the CB Bancshares' board of directors or exemption by CB Bancshares' board of directors of any proposed "control share acquisition". A "control share acquisition" is the acquisition, directly or indirectly, by any person resulting in beneficial ownership of a new range of voting power in the election of directors ranging from: at least 10% but less than 20%, at least 20% but less than 30%, at least 30% but less than 40%, at least 40% but less than a majority, or at least a majority or more of the voting power in the election of directors. If shareholder approval is sought, a control share acquisition must be authorized in advance by the holders of a majority of the voting power of all shares entitled to vote which are not beneficially owned by the acquiring person. If an acquiring person fails to receive shareholder approval or fails to consummate the control share acquisition within 180 days after shareholder approval, all shares acquired by the acquiring person in violation of the statute shall, for the one-year period after acquisition, be denied voting rights, be nontransferable and be subject to redemption by the corporation.

        Under the Control Share Acquisitions statute, within five days after receipt of an information statement, a meeting to vote upon a proposed control share acquisition must be called, and the meeting must be held no sooner than 30 days (unless requested in writing by the acquiring person at the time of the information statement) and no later than 55 days following its receipt of the information statement unless the acquiring person agrees to a later date.

        For a discussion of CPF's actions and CB Bancshares' responses pursuant to the Control Share Acquisitions statute see "Background of the Exchange Offer" beginning on page 30.

Rights Agreements Condition

        Consummation of the exchange offer is conditioned upon the 1989 CB Bancshares Rights Agreement not having been triggered prior to August 4, 2003 and the 2003 CB Bancshares Rights Agreement not being applicable to the exchange offer. See "Comparison of Rights of Holders of CPF Common Stock and CB Bancshares Common Stock—Rights Plans" for a description of the Rights Agreements.

        This condition may be satisfied in a number of ways, including the following:

  •
  we could file and be successful in litigation seeking, among other things, invalidation of the rights or the Rights Agreements, or an injunction requiring CB Bancshares' board to redeem the rights, although we have not yet filed such litigation,

  •
  CB shareholders could demonstrate significant support for the exchange offer and proposed merger and convince the current board to redeem the rights, or replace, at each subsequent CB Bancshares annual meeting, approximately one-third of CB Bancshares' board of directors with new directors who would, subject to fiduciary duties and successful challenges to the Rights Agreements, take such actions as may be necessary with respect to the rights so that the associated rights would not be triggered by the exchange offer or the proposed merger, or

  •
  CB Bancshares' board may otherwise determine that the Rights Agreements are inconsistent with fulfilling their fiduciary duties and redeem the rights or amend the 2003 Rights Agreement so the rights would not be triggered by the exchange offer and the proposed merger.

CPF Shareholder Approval Condition

        Consummation of the exchange offer is conditioned upon the approval by the shareholders of CPF of the issuance of CPF common stock pursuant to the exchange offer and the proposed merger.

        Pursuant to the rules of the NYSE, on which CPF's common stock is listed, the issuance of CPF common stock pursuant to the exchange offer and the proposed merger must be approved by holders of a majority of the shares voted at a meeting of such holders at which the total number of votes cast represents over 50% in interest of all shares of CPF entitled to vote on the proposal. This approval is required because the number of shares of CPF's common stock to be issued will be equal to or in excess of 20% of the shares outstanding prior to such issuance. We will file proxy materials with the SEC in connection with seeking to obtain this approval. Upon finalization of the proxy materials, we will mail them to CPF shareholders. Pursuant to our bylaws, notice of the special meeting at which this approval will be sought and the related proxy materials must be sent to CPF shareholders no less than 10 days prior to the date of the special meeting.

Other Conditions to the Exchange Offer

        Notwithstanding any other provision of the exchange offer, we shall not be required to accept for exchange or exchange any tendered shares of CB Bancshares common stock, may postpone the acceptance for exchange or exchange of any tendered shares of CB Bancshares common stock, and may, in our sole discretion, terminate or amend the exchange offer as to any shares of CB Bancshares common stock not then exchanged, if at the expiration date, any of the minimum tender condition, the regulatory condition, the control share condition, the takeover notice condition, the rights agreements condition or any of the other conditions to the exchange offer set forth in clauses (a) through (g) below has not been satisfied or, in the case of any condition other than the regulatory condition, the control share condition, the rights agreements condition and the CPF shareholder approval condition or the conditions set forth in clauses (b) or (c) below, waived.

        The other conditions to the exchange offer are as follows:

  (a)
  the shares of CPF common stock to be issued to CB Bancshares shareholders in the exchange offer and the proposed merger have been authorized for listing on the NYSE, subject to official notice of issuance;

  (b)
  the registration statement shall have become effective under the Securities Act, and no stop order suspending the effectiveness of the registration statement or a proceeding seeking a stop order shall have been issued nor shall there have been proceedings for that purpose initiated or threatened by the SEC, and we shall have received all necessary state securities law or blue sky authorizations;

  (c)
  no temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the completion of the exchange offer, the proposed merger or any of the other transactions contemplated by the exchange offer shall be in effect, and no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any court, administrative agency or commission or other governmental authority or instrumentality which prohibits, restricts or makes illegal the completion of the exchange offer or the proposed merger;

  (d)
  there shall not be pending or threatened any suit, action or proceeding by any governmental entity (i) challenging the exchange offer, seeking to restrain or prohibit the completion of the exchange offer or seeking to obtain from CB Bancshares or us any damages that are material in relation to CB Bancshares and its subsidiaries taken as a whole or us and our subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by CB Bancshares or its subsidiaries or us or any of our subsidiaries of any material portion of the business or assets of CB Bancshares or its subsidiaries or us or any of our subsidiaries or to compel CB Bancshares or its subsidiaries or any of our subsidiaries to dispose of or hold separate any material portion of the business or assets of CB Bancshares or its subsidiaries or us or any of our subsidiaries as a result of our exchange offer, (iii) seeking to prohibit us from effectively controlling in any material respect the business or operations of CB Bancshares or (iv) which otherwise is reasonably likely to have a material adverse effect on us or CB Bancshares;

  (e)
  no change shall have occurred or been threatened in the business, properties, assets, liabilities, capitalization, shareholders' equity, condition (financial or otherwise), operations, licenses or franchises, results of operations or prospects of CB Bancshares or any of its subsidiaries that, in our reasonable judgment, is or is reasonably likely to have a materially adverse effect to CB Bancshares or any of its subsidiaries, nor shall we have become aware of any facts that, in its our reasonable judgment, have or are reasonably likely to have material adverse significance with respect to either the value of CB Bancshares or any of its subsidiaries or the value of the common stock of CB Bancshares to us;

  (f)
  there shall not have occurred or been threatened (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States, (ii) any extraordinary or material adverse change in the financial markets or major stock exchange indices in the United States or abroad or in the market price of the shares of CB Bancshares common stock, (iii) any change in the general political, market, economic or financial conditions in the U.S. or abroad that could, in our reasonable judgment, have a material adverse effect upon the business, properties, assets, liabilities, capitalization, shareholders equity, condition (financial or otherwise), operations, licenses or franchises, results of operations or prospects of CB Bancshares or any of its subsidiaries, (iv) any material change in U.S. currency exchange rates or any other currency exchange rates or a suspension of, or limitation on, the markets therefor, (v) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (vi) any limitation, whether or not mandatory, by any government, domestic, foreign or supranational, or governmental entity on, or other event that, in our sole judgment, might affect, the extension of credit by banks or other lending institutions, (vii) a commencement of war or armed hostilities or other national or international calamity directly or indirectly involving the U.S., or (viii) in the case of any of the foregoing existing at the time of the commencement of the exchange offer, a material acceleration or worsening thereof; and

  (g)
  CB Bancshares shall not have entered into or effectuated any other agreement or transaction with any person or entity having the effect of impairing our ability to acquire CB Bancshares or otherwise diminishing the expected economic value to us of the combination of CPF and CB Bancshares including, but not limited to, any material issuance of new securities of CB Bancshares, the declaration of any extraordinary dividend, or any other transaction not in the ordinary course of CB Bancshares' business.

        The conditions listed above are solely for our benefit and we may assert them regardless of the circumstances giving rise to any of the conditions (including any action or inaction by us). We may waive any of these conditions in whole or in part (other than the regulatory condition, the control share condition, the rights agreements condition, the CPF shareholder approval condition, and the conditions set forth in clauses (b) and (c) above). The determination as to whether any condition has been satisfied shall be in our reasonable judgment and will be final and binding on all parties. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any right and each right shall be deemed a continuing right which may be asserted at any time and from time to time prior to the expiration of the exchange offer.

Regulatory Approvals

        Other than required approvals under the banking laws applicable to the exchange offer, which are described above under "—Conditions to the Exchange Offer—Regulatory Condition," the SEC's declaring the effectiveness of the registration statement of which this exchange offer is a part and the filings under the Hawaii takeover laws, we do not believe that any additional material governmental filings are required with respect to the exchange offer and the proposed merger.

Source and Amount of Funds

        The aggregate dollar amount of the cash component of the exchange offer is $97.7 million, based on approximately 4,387,000 shares of CB Bancshares common stock subject to exchange in the exchange offer. CPF expects to fund the cash component of the exchange through a combination of the issuance of trust-preferred securities or other qualifying Tier 1 or Tier 2 capital and the use of excess working capital. CPF expects to issue up to a total of $75.0 million of trust preferred securities or other qualifying Tier 1 or Tier 2 capital in connection with the funding of this offer and proposed merger, of which $15.0 million in trust preferred securities was issued on March 27, 2003 through a pooled trust preferred transaction. The trust preferred securities issued in March, which qualify as Tier 1 capital for regulatory capital purposes up to certain limits, have a maturity of April 7, 2033, and are callable at par in whole or in part by CPF beginning April 7, 2008. The interest rate floats quarterly at 3.25% over 3-month LIBOR, with an initial interest rate of 4.54%. CPF expects to issue the remaining $60.0 million of trust preferred securities or other qualifying Tier 1 or Tier 2 capital prior to consummation of the exchange offer. The actual amount of trust preferred securities or other qualifying Tier 1 or Tier 2 capital to be issued in connection with funding the exchange offer and proposed merger will depend upon CPF's liquidity and capital needs at the time of consummation. We have made commitments to both the Federal Reserve Board and the Hawaii Commissioner of Financial Institutions to raise additional capital as necessary before consummating the proposed merger to ensure that, after giving effect to the merger, the resulting bank holding company and the surviving bank are well capitalized for bank regulatory purposes.

Certain Relationships with CB Bancshares

        Except as set forth in this prospectus under "Background of the Exchange Offer" on page 30, neither we nor, to the best of our knowledge, any of our directors, executive officers or other affiliates has entered into any contract, arrangement, understanding or relationship with any other person with respect to any securities of CB Bancshares, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of any securities, joint ventures, loan or option arrangements, puts or calls, guarantees of loans, guarantees against loss or the giving or withholding of proxies, consents or authorizations. In April and May 2003, we received and delivered to CB Bancshares agent designations from shareholders owning in excess of 25% of the outstanding common stock of CB Bancshares to take all action necessary to call, but not vote at, a special meeting of CB Bancshares shareholders. On May 28, 2003, CB Bancshares amended its 1989 Rights Agreement to provide for something that we believe was not previously the case: that we would be deemed to be the beneficial owners of the shares underlying the agent designations we delivered, solely by virtue of obtaining the designations, if the agent designations were used for any valid purpose. CB Bancshares' 2003 Rights Agreement also provides that simply obtaining the agent designations will render us the beneficial owners of the underlying shares if the agent designations are delivered to CB Bancshares for any valid purpose. We have filed a complaint against CB Bancshares claiming, among other things, that interpreting these agreements to be triggered by our collection of agent designations violates its directors' fiduciary duties and Hawaii law.

        Except as described in this prospectus, there have been no negotiations, transactions or material contacts since January 1, 2001, and no past, present or proposed material contracts, arrangements, understandings, relationships, negotiations or transactions during the past two years, between us or, to the best of our knowledge, any of our directors, executive officers or other affiliates on the one hand, and CB Bancshares or its affiliates, on the other hand, concerning a merger, consolidation or acquisition, a tender offer for or other acquisition of any CB Bancshares securities, an election of CB Bancshares' directors, or a sale or other transfer of a material amount of assets of CB Bancshares. In the normal course of our business, we and CB Bancshares are parties to transactions and agreements. Since January 1, 2001, we believe that no such transaction had an aggregate value in excess of 1% of CB Bancshares' consolidated revenues for the fiscal year when the transaction occurred or the past portion of the current fiscal year. Neither we, nor, to the best of our knowledge, any of our directors, executive officers or other affiliates has, since January 1, 2001, had any transaction with CB Bancshares or any of its executive officers, directors or affiliates where the aggregate value of the transaction exceeded $60,000.

        As of the date of this prospectus, we beneficially own for our own account 97,615 shares, or approximately 2.26% of CB Bancshares common stock outstanding. On April 16, 2003, we entered into a voting agreement with TON Finance, B.V., pursuant to which TON agreed to vote 295,587 of the shares of CB Bancshares common stock that it held at that time in favor of the exchange offer or proposed merger or any proposal to facilitate the exchange offer or proposed merger. These shares, when added to the shares we owned, represented slightly less than 9.9% of CB Bancshares' outstanding shares as of the date of the agreement. TON retained full voting discretion over the remaining 52,677 shares of CB Bancshares common stock that it held at that time and has agreed to vote those shares in favor of the exchange offer or proposed merger or any proposal to facilitate the exchange offer or proposed merger only after any required shareholder approval under the Hawaii Control Share Acquisitions statute is obtained. In order to eliminate technical legal issues regarding the timing of the proxy CPF obtained from TON Finance, we agreed not to contest CB Bancshares' assertion that those shares over which we have limited voting power were not entitled to vote for the purposes of a vote on a proposed control share acquisition pursuant to the Hawaii Control Share Acquisitions statute only. In addition, we have expressly disclaimed any beneficial ownership of any CB Bancshares common stock owned by TON Finance.

        In addition, executive officers and directors of CPF own 479 shares, or approximately 0.01% of CB Bancshares common stock outstanding. Neither we nor any of our subsidiaries, nor, to the best of our knowledge, any of our executive officers, directors and associates, have been party to any transactions in CB Bancshares common stock during the past 60 days.

Fees and Expenses

        We have retained Bear, Stearns & Co. Inc. to act as our financial advisor in connection with the exchange offer and the proposed merger. Bear Stearns will receive reasonable and customary compensation for these services and will be reimbursed for out-of-pocket expenses, including reasonable expenses of counsel and other advisors. We have agreed to indemnify Bear Stearns and related persons against various liabilities and expenses in connection with its services as the financial advisor, including various liabilities and expenses under the U.S. federal securities laws. From time to time, Bear Stearns and its affiliates may actively trade the debt and equity securities of CPF and CB Bancshares for their own account or for the accounts of customers and, accordingly, may hold a long or short position in those securities. Bear Stearns has in the past performed various investment banking and financial advisory services for us for which they have received customary compensation.

        We have retained                        as information agent in connection with our exchange offer. The information agent may contact holders of shares of CB Bancshares common stock by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominee shareholders to forward material relating to our exchange offer to beneficial owners of shares of CB Bancshares common stock. We will pay the information agent reasonable and customary compensation for these services in addition to reimbursing the information agent for its reasonable out-of- pocket expenses. We have agreed to indemnify the information agent against various liabilities and expenses in connection with our exchange offer, including various liabilities under the U.S. federal securities laws.

        In addition, we will retain an exchange agent. We expect to pay the exchange agent reasonable and customary compensation for its services in connection with our exchange offer, reimburse the exchange agent for its reasonable out-of-pocket expenses and indemnify the exchange agent against various liabilities and expenses, including various liabilities under the U.S. federal securities laws.

        We will not pay any fees or commissions to any broker, dealer or other person for soliciting tenders of shares of CB Bancshares common stock pursuant to our exchange. We will reimburse brokers, dealers, commercial banks and trust companies and other nominees, upon request, for customary clerical and mailing expenses incurred by them in forwarding offering materials to their customers.

Accounting Treatment

        The merger of CPF and CB Bancshares will be accounted for using the "purchase" method of accounting under U.S. generally accepted accounting principles. CB Bancshares will be treated as the acquired corporation for such purposes. CB Bancshares' assets and liabilities will be adjusted to their estimated fair value on the closing date of the merger and combined with the historical book values of the assets and liabilities of CPF. Applicable income tax effects of such adjustments will be included as a component of the combined entity's deferred tax asset or liability. The difference between the estimated fair value of the assets and liabilities (adjusted as discussed above) and the purchase price will be recorded as intangible assets, namely core deposits premiums and goodwill. For further information concerning the amount of intangible assets to be recorded in connection with the merger and any applicable amortization thereof, refer to the Notes to the Unaudited Pro Forma Condensed Combined Balance Sheets.

NYSE Listing

        Our common stock is listed on the NYSE. We will make an application to list on the NYSE the common stock that we will issue pursuant to our exchange offer and the proposed merger. Pursuant to the rules of the NYSE, the issuance of our common stock in the exchange offer and the proposed merger must be approved by the holders of a majority of votes cast, provided that the total vote cast represents over 50% in interest of all securities entitled to vote.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The Unaudited Pro Forma Condensed Combined Financial Statements presented below are derived from the historical consolidated financial statements of each of CPF and CB Bancshares. The Unaudited Pro Forma Condensed Combined Financial Statements are prepared using the purchase method of accounting, with CPF treated as the acquiror and as if the exchange offer and proposed merger had been completed as of the beginning of the periods presented for statement of income purposes and as of June 30, 2003 and December 31, 2002 for balance sheet purposes. For a summary of the proposed business combination, see "The Exchange Offer" beginning on page 39.

        The Unaudited Pro Forma Condensed Combined Financial Statements are based upon the historical financial statements of CPF and CB Bancshares adjusted to give effect to the exchange offer and proposed merger and the CB Bancshares 10% stock dividend paid on June 27, 2003. The pro forma adjustments are described in the accompanying notes presented on the following pages. The pro forma financial statements have been developed from (a) the audited consolidated financial statements of CPF contained in our Annual Report on Form 10-K for the year ended December 31, 2002, as amended (beginning on page 38 of our Annual Report), and our unaudited consolidated financial statements contained in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, as amended (beginning on page 3 of the Quarterly Report) and June 30, 2003 (beginning on page 5 of our Quarterly Report), which are incorporated by reference in this prospectus, and (b) the audited consolidated financial statements of CB Bancshares contained in its Annual Report on Form 10-K for the year ended December 31, 2002 (beginning on page 26 of its Annual Report), and its unaudited consolidated financial statements contained in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 (beginning on page 2 of its Quarterly Report) and June 30, 2003 (beginning on page 2 of its Quarterly Report), which are incorporated by reference in this prospectus.

        We have not conducted any due diligence and have not completed the valuation studies necessary to arrive at the required estimates of the fair market value of the CB Bancshares assets to be acquired and the CB Bancshares liabilities to be assumed and the related allocations of purchase price, nor have we identified the adjustments necessary, if any, to conform CB Bancshares data to CPF's accounting policies. Accordingly, we have used the historical book values of the assets and liabilities of CB Bancshares and the historical revenue recognition policies of CB Bancshares to prepare the Unaudited Pro Forma Condensed Combined Financial Statements set forth in this prospectus, with the excess of the purchase price over the historical net assets of CB Bancshares recorded as goodwill and other purchased intangibles. In determining the estimated purchase price, we have calculated the value of the shares of CPF common stock to be issued based on a recent closing price for CPF common stock. Because the stock price of CPF common stock may fluctuate, the value of the shares of CPF common stock issued may also fluctuate. We can not predict what the closing price for CPF common stock will be upon consummation of the exchange offer and proposed merger.

        Once we determine the required purchase price allocations and identify any necessary conforming changes for CB Bancshares, such pro forma financial statements will be subject to adjustment. Such adjustments will likely result in changes to the pro forma balance sheets to reflect the final allocations of purchase price and the pro forma statements of income, and there can be no assurance that such adjustments will not be material.

        The Unaudited Pro Forma Condensed Combined Financial Statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of CPF would have been had CPF's exchange offer and the proposed merger occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

        The Unaudited Pro Forma Condensed Combined Financial Statements do not include the realization of cost savings from operating efficiencies, synergies or other restructurings resulting from the combination of CPF and CB Bancshares. The Unaudited Pro Forma Condensed Combined Financial Statements include adjustments for the costs associated with our anticipated consolidation of certain branches of Central Pacific Bank or City Bank where the branches are nearby or adjacent. The specific branches to be consolidated and the timing of such consolidations have not yet been determined. We are using 10 branches as a working estimate. Consolidation of branches may result in revenue and deposit run-off, which could result from, among other things, reduced interest income and service fees and lower deposit balances. We have assumed that there will be no material revenue or deposit run-off as a result of consolidations based on our historical experience with retention rates upon consolidating branches and the similarity in interest rates on deposits offered by us and CB Bancshares. These assumptions may or may not turn out to be accurate.

        The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the separate historical consolidated financial statements and accompanying notes of CPF and CB Bancshares that are incorporated by reference in this prospectus.

Unaudited Pro Forma Condensed Combined
Balance Sheet
As of June 30, 2003

	Historical		Pro Forma
	CPF	CB Bancshares	Adjustments	Combined
	(Dollars in thousands)
ASSETS
Cash and due from banks	64,835	63,456
Interest-bearing deposits in other banks	19,291	1,700
Federal funds sold	—	—
Investment securities:
Held to maturity, at cost	46,150	167,459
Available for sale, at fair value	525,742	219,821

Total investment securities	571,892	387,280

Loans held for sale	24,784	119,573
Loans	1,319,703	1,084,597
Less allowance for loan losses	25,425	31,424

Net loans	1,294,278	1,053,173

Premises and equipment	57,271	16,203
Other real estate	—	804
Intangible assets	—	—
Other assets	56,589	56,640

Total assets	2,088,940	1,698,829

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing deposits	325,787	212,649
Interest-bearing deposits	1,382,130	968,919

Total deposits	1,707,917	1,181,568

Short-term borrowings	2,281	31,900
Long-term debt (excluding trust preferred securities)	142,917	299,398
Minority interest	10,062	2,720
Trust preferred securities	15,000	—
Other liabilities	26,533	23,226

Total liabilities	1,904,710	1,538,812

Shareholders' equity:
Preferred stock, no par value, authorized 1,000,000 shares, none issued	—	—
Common stock, no par value, authorized 50,000,000 shares; issued and outstanding	9,260	4,310
Surplus	45,848	102,326
Retained earnings	130,392	47,241
Deferred stock awards	(87)	—
Unreleased shares to employee stock ownership plan	—	(1,406)
Accumulated other comprehensive income (loss)	(1,183)	7,546

Total shareholders' equity	184,230	160,017

Total liabilities and shareholders' equity	2,088,940	1,698,829

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2003

Unaudited Pro Forma Condensed Combined
Statement of Income
For the Six Months Ended June 30, 2003

	Historical		Pro Forma
	CPF	CB Bancshares	Adjustments	Combined
	(Dollars in thousands, except per share data)
Interest Income:
Interest and fees on loans	44,553	41,961
Interest and dividends on investment securities:
Taxable interest	8,432	6,384
Tax-exempt interest	1,817	774
Dividends	511	894
Interest on deposits in other banks	65	139
Interest on Federal funds sold	27	80

Total interest income	55,405	50,232

Interest expense:
Interest on deposits	8,038	6,402
Interest on short-term borrowings	14	121
Interest on long-term debt	2,656	6,193

Total interest expense	10,708	12,716

Net interest income before provision for loan losses	44,697	37,516
Provision for loan losses	200	4,880

Net interest income after provision for loan losses	44,497	32,636
Other operating income:
Income from fiduciary activities	842	—
Service charges on deposit accounts	2,132	2,242
Other service charges and fees	2,603	3,479
Fees on foreign exchange	263	—
Investment securities gains (losses)	4	207
Gains on sales of loans	415	1,731
Other	1,073	4,316

Total other operating income	7,332	11,975

Other operating expense:
Salaries and employee benefits	14,208	14,563
Net occupancy	2,065	3,287
Equipment	1,296	1,193
Other	9,114	13,316

Total other operating expense	26,755	32,359

Income before income taxes	25,074	12,252
Income taxes	8,514	3,920

Net income	16,560	8,332

Per share data:
Basic earnings per share	1.03	1.95
Diluted earnings per share	1.01	1.91
Weighted average basic shares outstanding
Weighted average diluted shares outstanding

Notes to Unaudited Pro Forma Condensed Combined Statement of Income for the Six Months Ended June 30, 2003

Unaudited Pro Forma Condensed Combined
Balance Sheet
As of December 31, 2002

	Historical
			Pro Forma
		CB Bancshares
	CPF		Adjustments		Combined
		(Dollars in thousands)
ASSETS
Cash and due from banks	$62,273	$75,069	$(49,766	)(A)	$87,576
Interest-bearing deposits in other banks	39,358	1,214			40,572
Federal funds sold	—	20,525			20,525
Investment securities:
Held to maturity, at cost	56,320	112,013			168,333
Available for sale, at fair value	484,604	258,221			742,825

Total investment securities	540,924	370,234			911,158

Loans held for sale	6,420	98,568			104,988
Loans	1,289,892	1,062,395			2,352,287
Less allowance for loan losses	24,197	27,123			51,320

Net loans	1,265,695	1,035,272			2,300,967

Premises and equipment	57,725	16,596			74,321
Other real estate	1,903	2,193			4,096
Intangible assets	—	—	184,646	(B)	184,646
Other assets	53,865	54,687			108,552

Total assets	$2,028,163	$1,674,358	$134,880		$3,837,401

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Noninterest-bearing deposits	$305,351	$212,140			$517,491
Interest-bearing deposits	1,335,750	951,087			2,286,837

Total deposits	1,641,101	1,163,227			2,804,328

Short-term borrowings	29,008	10,400			39,408
Long-term debt	147,155	319,407			466,562
Minority interest	10,064	2,720			12,784
Trust preferred securities	—	—	60,000	(C)	60,000
Other liabilities	27,392	27,595	35,211	(D)	90,198

Total liabilities	1,854,720	1,523,349	95,211		3,473,280

Shareholders' equity:
Preferred stock, no par value, authorized 1,000,000 shares, none issued	—	—	—		—
Common stock, no par value: authorized 50,000,000 shares; issued and outstanding(H)	8,707	3,898	(3,898	)(E)	201,785
			193,078	(F)
Surplus	45,848	78,311	(78,311	)(E)	45,848
Retained earnings	118,958	63,679	(63,679	)(E)	116,558
			(2,400	)(G)
Deferred stock awards	(99)	—	—		(99)
Unreleased shares to employee stock ownership plan	—	(1,486)	1,486	(E)	—
Accumulated other comprehensive income (loss)	29	6,607	(6,607	)(E)	29

Total shareholders' equity	173,443	151,009	39,669		364,121
Total liabilities and shareholders' equity	$2,028,163	$1,674,358	$134,880		$3,837,401

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2002

(A)
Net cash used to acquire CB Bancshares' outstanding common stock. Reflects the sum of $97.7 million to pay the cash consideration in the exchange offer and proposed merger, $4.1 million for purchases of CB Bancshares common stock in the open market, and $13.3 million for transaction costs related to the exchange offer and proposed merger, net of $60.0 million in proceeds from issuance of trust preferred securities and $5.3 million received from the exercise of outstanding CB Bancshares options. Estimated transaction costs related to the exchange offer and proposed merger include investment banking, legal, accounting, public relations and proxy solicitation costs.

(B)
Represents goodwill of $155.6 million and core deposit premium of $29.1 million. Core deposit premium estimated at 3.0% of CB Bancshares' estimated $700 million in core deposits, plus $8.3 million in related deferred income tax liability. The total intangible assets were calculated as follows:

(in millions)
Total cash consideration	$97.7
Value of CPF common stock to be issued (based on closing price of CPF common stock on July 11, 2003 of $27.50)	193.1

Estimated purchase price	290.8
Purchase of CB Bancshares common stock in the open market	4.1
Proceeds from exercise of outstanding CB Bancshares stock options	(5.3)
Transaction costs	13.3
Exit costs	24.5
Deferred tax liability	8.3
CB Bancshares shareholders' equity	(151.0)

Total intangible assets	$184.7

  The value of the shares of CPF common stock to be issued (as set forth in the calculation above) is based on a recent closing price for CPF common stock. Because the stock price of CPF common stock may fluctuate, the value of the shares of CPF common stock issued may also fluctuate. We can not predict what the closing price for CPF common stock will be upon consummation of the exchange offer and proposed merger.

(C)
Represents trust preferred securities, or other qualifying Tier 1 or Tier 2 capital, issued. On March 27, 2003, CPF issued $15.0 million in trust preferred securities. Trust preferred securities, which qualify as Tier 1 capital for regulatory capital purposes up to certain limits, have a maturity of April 7, 2033 and are callable in whole or in part by CPF beginning April 7, 2008. The interest rate floats quarterly at a spread of 3.25% over 3-month LIBOR, with an initial interest rate of 4.54%. Additional trust preferred securities, or other qualifying Tier 1 or Tier 2 capital, of $45.0 million are expected to be issued.

(D)
Represents $26.9 million in accrued merger-related costs ($28.5 million, net of $1.6 million in tax benefit for tax-deductible portion) and $8.3 million in deferred tax liability related to core deposit premium. Estimated merger-related costs that qualify under EITF 95-3 as exit costs include $11.5 million in change-of-control payments to executive officers, $5.0 million in general severance payments, $6.0 million in lease termination fees in connection with anticipated branch closings and $2.0 million in other costs, including contract termination penalties and asset writedowns. Estimated restructuring charges, consisting of merger-related costs that do not qualify under EITF 95-3, total $4 million, and are expected to be tax deductible.

(E)
Represents elimination of CB Bancshares' shareholders' equity as of December 31, 2002.

(F)
Represents value of CPF common stock to be issued based on an estimated 7,021,000 shares to be issued (see Note (H) below) and CPF's closing stock price on July 11, 2003 of $27.50.

(G)
Represents flow-through of $4 million in estimated merger-related costs that do not qualify under EITF 95-3 (also described in Note (D)), net of $1.6 million in taxes, expected to be recognized as restructuring charges at or near consummation.

(H)
Shares of common stock issued and outstanding as of December 31, 2002 were 15,973,458 for CPF, 4,287,773 for CB Bancshares, adjusted to reflect the effect of the 10% stock dividend paid on June 27, 2003, and approximately 22,994,000 for the pro forma combined entity. Pro forma share calculations are provided below (numbers in thousands except per share data):

CB Bancshares common stock outstanding	4,288
Exercise of CB Bancshares stock options outstanding	197
Less: CB Bancshares stock owned by CPF	(98)
Total CB Bancshares shares subject to exchange	4,387
Exchange ratio per share	1.6005
Total CPF shares to be issued	7,021
CPF common stock outstanding	15,973
Total pro forma shares outstanding	22,994

        For purposes of this pro forma calculation, we have assumed that outstanding stock options, including vested and unvested options but excluding options held by five of the eight individuals subject to CB Bancshares' Change of Control Agreements for which public information is available, will be exercised and tendered for exchange; however, this assumption is subject to change based on, among other things, whether or not the transaction remains non-negotiated. At December 31, 2002, there were 141,566 options, adjusted to reflect the effect of the 10% stock dividend paid on June 27, 2003, held by five of the eight individuals subject to change of control agreements. If these options were exercised and tendered for exchange, the number of shares issued would be approximately 7,249,000 and the total pro forma shares outstanding would be 23,222,000. The cost of the buyout of options under the Change of Control Agreement is included in the accrued merger-related costs discussed in Note (D).

Unaudited Pro Forma Condensed Combined
Statement of Income
For the Year Ended December 31, 2002

	Historical		Pro Forma
	CPF	CB Bancshares	Adjustments		Combined
	(Dollars in thousands, except per share data)
Interest Income:
Interest and fees on loans	$93,257	$89,752			$183,009
Interest and dividends on investment securities:
Taxable interest	20,305	13,478			33,783
Tax-exempt interest	3,129	1,557			4,686
Dividends	1,133	1,971			3,104
Other interest income	638	187	(1,120	)(A)	(295)

Total interest income	118,462	106,945	(1,120)		224,287

Interest expense:
Interest on deposits	23,241	18,098			41,339
Interest on short-term borrowings	208	672			880
Interest on long-term debt	6,034	11,522	2,724	(B)	20,280

Total interest expense	29,483	30,292	2,724		62,499

Net interest income before provision for loan losses	88,979	76,653	(3,844)		161,788
Provision for loan losses	1,000	17,110			18,110

Net interest income after provision for loan losses	87,979	59,543	(3,844)		143,678
Other operating income:
Income from fiduciary activities	1,380	—			1,380
Service charges on deposit accounts	4,301	4,345			8,646
Other service charges and fees	4,814	6,784			11,598
Fees on foreign exchange	504	—			504
Investment securities gains (losses)	477	(1,765)			(1,288)
Gains on sales of loans	469	1,493			1,962
Gain on curtailment of pension obligation	1,395	—			1,395
Impairment of asset-backed securities	—	(1,399)			(1,399)
Other	1,942	3,357			5,299

Total other operating income	15,282	12,815	—		28,097

Other operating expense:
Salaries and employee benefits	29,828	24,675			54,503
Net occupancy	3,653	6,367			10,020
Equipment	2,744	2,942			5,686
Other	18,798	18,634	4,156	(C)	41,588

Total other operating expense	55,023	52,618	4,156		111,797

Income before income taxes	48,238	19,740	(8,000)		59,978

Income taxes	14,955	6,258	(3,200	)(D)	18,013

Net income	$33,283	$13,482	$(4,800)		$41,965
Per share data:(1)
Basic earnings per share	$2.09	$3.17			$1.83
Diluted earnings per share	2.04	3.12			1.80
Weighted average basic shares outstanding	15,931	4,254			22,952
Weighted average diluted shares outstanding	16,326	4,329			23,347

(1)
Historical per share data for CB Bancshares have been adjusted to reflect the 10% stock dividend paid on June 27, 2003.

Notes to Unaudited Pro Forma Condensed Combined Statement of Income for the Year Ended December 31, 2002

(A)
Represents interest income foregone on net cash used of $49.8 million at 2.25% interest rate.

(B)
Represents interest expense on trust preferred securities to be issued of $60.0 million at 4.54%, the initial interest rate on $15.0 million in trust preferred securities issued on March 27, 2003, as discussed in Note (C) to the Balance Sheet as of December 31, 2002.

(C)
Represents amortization of core deposit premium of $29.1 million using a 7-year amortization period.

(D)
Represents tax effect of pro forma adjustments using an assumed effective tax rate of 40%.

REGULATION AND SUPERVISION

General

        Bank holding companies and banks are extensively regulated under both federal and state law. This regulation is intended primarily for the protection of depositors and the deposit insurance fund and not for the benefit of our shareholders. Set forth below is a summary description of the material laws and regulations which relate to our operations. The description is qualified in its entirety by reference to the applicable laws and regulations.

CPF

        We are a registered bank holding company, and subject to regulation under the Bank Holding Company Act. We are required to file with the Federal Reserve Board periodic reports and such additional information as the Federal Reserve Board may require. The Federal Reserve Board may conduct examinations of us and our subsidiaries.

        Under Federal Reserve Board regulations, a bank holding company is required to serve as a source of financial and managerial strength to its subsidiary banks and may not conduct its operations in an unsafe or unsound manner. We are also required by the Federal Reserve Board to maintain certain levels of capital.

        In addition, it is the Federal Reserve Board's policy that a bank holding company should stand ready to use available resources to provide adequate capital funds to its subsidiary banks during periods of financial stress or adversity and should maintain the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks. A bank holding company's failure to meet its obligations to serve as a source of strength to its subsidiary banks will generally be considered by the Federal Reserve Board to be an unsafe and unsound banking practice or a violation of the Federal Reserve Board's regulations or both.

        The Federal Reserve Board may require us to terminate an activity or terminate control of or liquidate or divest certain subsidiaries, affiliates or investments when the Federal Reserve Board believes the activity or the control of the subsidiary or affiliate constitutes a significant risk to the financial safety, soundness or stability of any of its banking subsidiaries. The Federal Reserve Board also has the authority to regulate provisions of certain bank holding company debt, including the authority to impose interest ceilings and reserve requirements on such debt. Under certain circumstances, we must file written notice and obtain approval from the Federal Reserve Board prior to purchasing or redeeming our equity securities.

        We are required to obtain the prior approval of the Federal Reserve Board for the acquisition of more than 5% of the outstanding shares of any class of voting securities or substantially all of the assets of any bank or bank holding company. Prior approval of the Federal Reserve Board is also required for the merger or consolidation of us and another bank holding company.

        We are prohibited by the Bank Holding Company Act, except in certain statutorily prescribed instances, from acquiring direct or indirect ownership or control of more than 5% of the outstanding voting shares of any company that is not a bank or bank holding company and from engaging directly or indirectly in activities other than those of banking, managing or controlling banks, or furnishing services to our subsidiaries. However, subject to the prior notice or approval of the Federal Reserve Board, we may engage in any, or acquire shares of companies engaged in, activities that are deemed by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

        We are also a "financial institution holding company" within the meaning of Section 412:1-109 of the Hawaii Revised Statutes. As such, we are subject to examination by, and may be required to file reports with, the Hawaii Commissioner of Financial Institutions.

Central Pacific Bank

        Central Pacific Bank, as a Hawaii chartered bank, is subject to primary supervision, periodic examination, and regulation by the Hawaii Commissioner of Financial Institutions and the FDIC. Central Pacific Bank is also subject to certain regulations promulgated by the Federal Reserve Board. If, as a result of an examination of Central Pacific Bank, the FDIC should determine that the financial condition, capital resources, asset quality, earnings prospects, management, liquidity, or other aspects of its operations are unsatisfactory or that it or its management is violating or has violated any law or regulation, various remedies are available to the FDIC. Such remedies include the power to enjoin "unsafe or unsound" practices, to require affirmative action to correct any conditions resulting from any violation or practice, to issue an administrative order that can be judicially enforced, to direct an increase in capital, to restrict its growth, to assess civil monetary penalties, to remove officers and directors, and ultimately to terminate its deposit insurance, which for a Hawaii chartered bank would result in a revocation of the its charter. The Hawaii Commissioner of Financial Institutions separately has many of the same remedial powers.

Capital Standards

        The federal banking agencies have adopted risk-based minimum capital guidelines intended to provide a measure of capital that reflects the degree of risk associated with a banking organization's operations for both transactions reported on the balance sheet as assets and transactions which are recorded as off balance sheet items. Under these guidelines, nominal dollar amounts of assets and credit equivalent amounts of off balance sheet items are multiplied by one of several risk adjustment percentages, which range from 0% for assets with low credit risk (such as cash), to 100% for assets with relatively high credit risk.

        The guidelines require a minimum ratio of qualifying total capital to risk-adjusted assets of 8% and a minimum ratio of Tier 1 capital to risk-adjusted assets of 4%. In addition to the risk-based guidelines, federal banking regulators require banking organizations to maintain a minimum amount of Tier 1 capital to total assets, referred to as the leverage ratio. For a banking organization to qualify as "well-capitalized," the minimum leverage ratio of Tier 1 capital to total assets must be 5%. In addition to these uniform risk-based capital guidelines and leverage ratios that apply across the industry, the regulators have the discretion to set individual minimum capital requirements for specific institutions at rates significantly above the minimum guidelines and ratios.

        As of June 30, 2003, CPF's and Central Pacific Bank's capital ratios exceeded the minimum thresholds for a "well-capitalized" institution. The following table sets forth actual and required capital ratios for CPF and Central Pacific Bank as of June 30, 2003:

	Actual		Minimum required for capital adequacy purposes		Minimum required to be well capitalized
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
CPF
As of June 30, 2003:
Tier 1 risk-based capital	$203,439	13.31%	$61,155	4.00%	$91,733	6.00%
Total risk-based capital	223,295	14.61	122,310	8.00	152,888	10.00
Leverage capital	203,439	9.98	81,532	4.00	101,915	5.00
Central Pacific Bank
As of June 30, 2002:
Tier 1 risk-based capital	$155,191	12.24%	$50,706	4.00%	$76,059	6.00%
Total risk-based capital	171,280	13.51	101,413	8.00	126,766	10.00
Leverage capital	155,191	9.24	67,182	4.00	83,978	5.00

        Below is a table setting forth the historical capital ratios of CPF, Central Pacific Bank, CB Bancshares and City Bank as of June 30, 2003 and pro forma regulatory capital ratios as of June 30, 2003, which exceed the minimum thresholds for a "well-capitalized" institution:

	Risk-based ratios
As of June 30, 2003	Tier I Capital	Total Capital	Leverage Ratio
CPF	13.31%	14.61%	9.98%
Central Pacific Bank	11.77	13.03	8.80
CB Bancshares	12.24	13.51	9.24
City Bank	11.75	13.02	8.90
Pro Forma Combined
Minimum Required Ratio	4.00	8.00	4.00
"Well Capitalized" Minimum Ratio	6.00	10.00	5.00

DESCRIPTION OF CPF CAPITAL STOCK

        The following description of the terms of our common stock is not meant to be complete and is qualified by reference to CPF's Articles of Incorporation, which is incorporated by reference in this prospectus. See "Where Can I Find More Information?" beginning on page 93.

        CPF is authorized to issue 50,000,000 shares of common stock, no par value per share. As of                          , 2003, shares of our common stock were issued and outstanding. CPF's outstanding shares of common stock are fully paid and nonassessable.

        CPF is authorized to issue 1,000,000 shares of preferred stock, no par value per share. As of                          , 2003, shares of our preferred stock were issued and outstanding.

        Dividend Rights.    Dividends may be paid on our common stock and on any class of stock entitled to participate with the common stock as to dividends but only when and as declared by our board of directors.

        Voting Rights.    Each holder of common stock is entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of our common stock do not have cumulative voting rights for the election of directors or for any other purpose.

        Liquidation Rights.    If CPF liquidates, dissolves or winds up its business, holders of our common stock are entitled to receive all remaining assets available for distribution to shareholders after satisfaction of CPF's liabilities and the preferential rights of any preferred stock that may be outstanding at that time.

        Preemption Right and Sinking Fund, Redemption or Conversion Provisions.    Holders of common stock have no preemptive rights to purchase, subscribe for or receive shares of any class, or series thereof, of stock of CPF. The common stock is not entitled to any sinking fund, redemption or conversion provisions.

        Preferred Share Purchase Rights.    Pursuant to a Rights Agreement dated as of August 26, 1998, between CPF and the Rights Agent, CPF's board of directors declared a dividend of one preferred share purchase right for each outstanding share of CPF common stock on August 26, 1998. CPF's preferred share purchase rights, when exercisable, entitle the registered holder to purchase from CPF one two-thousandth of a share of CPF's Series A Junior Participating Preferred Stock, no par value per share, at a price of $37.50 per one two-thousandth of a preferred share, subject to adjustment. These rights are attached to, and transferred with, all shares of our common stock outstanding until the distribution date described below. The rights will separate from the shares of CPF common stock on the distribution date. Distribution date means the date which is the earlier to occur of:

  •
  10 days following a public announcement that a person or group of affiliated or associated persons have acquired beneficial ownership of 15% or more of the outstanding common shares;

  •
  10 business days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of such outstanding common shares; or

        CPF may redeem the rights at the option of our board of directors for $0.02 per right, subject to adjustment, at any time prior to the earlier of the expiration of the rights or on the date that a person or persons acquire 15% of CPF's voting power. Our board of directors may amend the rights at any time without shareholder approval, provided, however, that from and after the date that a person or persons acquire beneficial ownership of 15% or more of CPF's outstanding common shares, the rights agreement shall not be amended in any manner that would adversely affect the holders of rights. Unless earlier redeemed, the rights will expire by their terms on August 26, 2008.

        See "Comparison of Rights of Holders of CPF Common Stock and CB Bancshares Common Stock-Special Voting Requirements" for a description of provisions in CPF's articles of incorporation regarding the shareholder vote needed to effect certain business combinations.

        CPF's common stock is currently listed on the NYSE under the symbol "CPF."

COMPARISON OF RIGHTS OF HOLDERS
OF CPF COMMON STOCK AND
CB BANCSHARES COMMON STOCK

        Upon completion of the exchange offer and proposed merger, CB Bancshares shareholders will become shareholders of CPF, rather than shareholders of CB Bancshares. Since both CPF and CB Bancshares are Hawaii corporations, the rights of the shareholders of CPF and CB Bancshares are governed by the applicable laws of the State of Hawaii, including the Hawaii Business Corporation Act, and by each company's respective articles of incorporation, as amended, and bylaws, as amended.

        The following summary discusses some of the material differences between the current rights of CPF shareholders and CB Bancshares shareholders under the CPF articles and CPF bylaws and CB Bancshares articles and CB Bancshares bylaws. The statements in this section are qualified in their entirety by reference to, and are subject to, the detailed provisions of the Hawaii Business Corporation Act, CPF articles, CPF bylaws, CB Bancshares articles and CB Bancshares bylaws. Copies of the CPF articles and CPF bylaws and the CB Bancshares articles and CB Bancshares bylaws are incorporated by reference in CPF's and CB Bancshares' Annual Reports on Form 10-K, which are incorporated by reference in this prospectus and will be sent to CB Bancshares shareholders upon request. See "Where Can I Find More Information?" beginning on page 93.

Corporate Governance

        CPF.    The rights of CPF shareholders are governed by Hawaii corporate law and the CPF articles and CPF bylaws.

        CB Bancshares.    The rights of CB Bancshares shareholders are governed by Hawaii corporate law and the CB Bancshares articles and CB Bancshares bylaws.

Authorized Capital Stock

        CPF.    The authorized capital stock of CPF currently consists of 51,000,000 shares of capital stock consisting of (i) 50,000,000 shares of common stock, no par value per share and (ii) 1,000,000 shares of preferred stock, no par value per share.

        CB Bancshares.    The authorized capital stock of CB Bancshares currently consists of 75,000,000 shares of capital stock consisting of (i) 50,000,000 shares of common stock, par value $1.00 per share and (ii) 25,000,000 shares of preferred stock, par value $1.00 per share.

Number, Classification and Election of Board of Directors

        The Hawaii Business Corporation Act provides that any shareholder may give written notice requesting that cumulative voting be used for the election of directors. The notice must be given to any officer of the corporation not less than 48 hours before the time fixed for holding a meeting of shareholders for the purpose of electing directors. Furthermore, an announcement of the giving of such notice must be made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of such shareholder. The right to have directors elected by cumulative voting as provided for in the Hawaii Business Corporation Act exists notwithstanding that such a cumulative voting provision is not included in the articles of incorporation or bylaws of a corporation; however, this right may be restricted, qualified, or eliminated by a provision of the articles of incorporation or bylaws of any corporation having a class of equity securities registered pursuant to the Exchange Act, which are either listed on a national securities exchange or traded over-the-counter on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System.

        CPF.    The CPF articles provide that the board of directors shall have not less than five members, at least one of whom shall be a resident of Hawaii, who shall be elected at the annual meeting of the CPF shareholders, in the manner described in the CPF bylaws. The CPF bylaws provide that the board of directors is to be divided into three classes of directors, with each class of directors (consisting of three directors) to be elected for a term expiring at the third succeeding annual meeting of shareholders after such directors' election. The CPF bylaws provide that the number of directors will be nine. As of                        , 2003, the CPF board consisted of nine directors.

        Neither the CPF articles nor the CPF bylaws provide for or specifically eliminate cumulative voting for the election of directors.

        CB Bancshares.    The CB Bancshares articles and CB Bancshares bylaws provide that the board of directors is to be divided into three classes of directors with each director elected for a term expiring at the third succeeding annual meeting of shareholders after his or her election. Pursuant to the CB Bancshares articles and CB Bancshares bylaws, each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire board and the total number of directors shall be not less than three nor more than twenty-five directors. The exact number of directors is determined from time to time by resolution adopted by affirmative vote of a majority of the entire board.

        Currently, the three classes of directors consist of the following: Class I consists of four (4) directors (one seat is currently vacant), Class II consists of four (4) directors and Class III consists of three (3) directors.

        The CB Bancshares bylaws specifically eliminate the right to cumulative voting as set forth in the Hawaii Business Corporation Act so long as CB Bancshares has a class of equity securities registered pursuant to the Exchange Act, which are either listed on a national securities exchange or traded over-the-counter on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System.

Removal of Directors

        The Hawaii Business Corporation Act provides that, unless the articles of incorporation of a company provide otherwise, shareholders may remove directors with or without cause.

        CPF.    CPF's articles are silent with respect to director removal. Under the CPF bylaws, directors may be removed (a) for cause by the board of directors when a director has been declared of unsound mind by an order of court or convicted of a felony or (b) without cause at any annual meeting of the shareholders by the affirmative vote of the holders of not less than 80% of the shares of CPF entitled to vote at the meeting.

        CB Bancshares.    Under CB Bancshares' articles, directors may be removed (a) with or without cause by an affirmative vote of the majority of the entire board of directors or (b) only for cause by the affirmative vote of the holders of a majority of all outstanding shares of CB Bancshares. The articles do not define "cause" for these purposes.

Newly Created Directorships and Vacancies

        The Hawaii Business Corporation Act provides that unless the articles of incorporation provide otherwise, if a vacancy occurs on a board of directors, including a vacancy resulting from an increase in the number of directors: (1) the shareholders may fill the vacancy; (2) the board of directors may fill the vacancy; or (3) if the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office.

        CPF.    CPF's articles state that any vacancies at any time occurring shall be filled by the stockholders or the directors or any thereof in such manner and for such terms as the bylaws may prescribe. The CPF bylaws provide that any vacancies on the board caused by the death, resignation, disqualification or otherwise, of any director who was previously duly elected, may be filled by the remaining members of the board, though less than a quorum, and each person so elected shall be a director until his or her successor is elected by the shareholders. Vacancies resulting from an increase in the number of directors may be filled only by the members of the board.

        CB Bancshares.    CB Bancshares' articles provide that any vacancy on the board that results from an increase in the number of directors may be filled by a majority of the board then in office. Any other vacancy in the board may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Quorum of the Board

        CPF.    The CPF bylaws provide that a majority of all the directors of the board shall constitute a quorum.

        CB Bancshares.    The CB Bancshares bylaws provide that a majority of the entire board shall constitute a quorum to transact business, except that the remaining members of the board, although less than a quorum, may elect substitute directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the board, unless the articles of incorporation or bylaws require the vote of a greater number of directors.

Voting

        CPF.    Each share of CPF common stock entitles the holder to one vote which may be voted in person or by proxy duly executed in writing.

        CB Bancshares.    Each share of CB Bancshares common stock entitles the holder to one vote which may be voted in person or by proxy duly executed in writing.

Annual Meetings of Shareholders

        The Hawaii Business Corporation Act provides that a corporation shall hold a meeting of shareholders annually at a time stated in or fixed in accordance with the bylaws.

        CPF.    The CPF bylaws provide that the annual meeting of shareholders shall be held at such time and place, and within four months after the close of CPF's fiscal year, as determined by CPF's president or its board of directors.

        CB Bancshares.    The CB Bancshares bylaws provide that the annual meeting of shareholders will be held on such day following the close of each calendar year as the board of directors shall designate.

Special Meetings of Shareholders

        The Hawaii Business Corporation Act provides that a corporation shall hold a special meeting of shareholders: (i) on call of its board of directors or the person or persons authorized to do so by the articles of incorporation or bylaws; or (ii) if the holders of at least ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. Only business within the purpose or purposes described in the meeting notice may be conducted at a special shareholders' meeting.

        CPF.    The CPF bylaws provide that special meetings of the shareholders may be called at any time by the president, the chairman of the board of directors or a majority of the board of directors. Such requests must state the purpose of the meeting and the business of the special meeting shall be confined to that stated in the notice.

        CB Bancshares.    The CB Bancshares bylaws provide that a special meeting of the shareholders may be called at any time by the chairman of the board or the president or the board of directors or by a shareholder or shareholders owning not less than twenty-five percent (25%) of the issued and outstanding capital stock.

Quorum of the Shareholders

        CPF.    The CPF bylaws provide that the presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum. If a meeting cannot be organized because a quorum has not attended, those present may adjourn the meeting to such time and place as they may determine; but in the case of a meeting called for the election of directors, those who attend the second adjournment of such meeting, although less than a quorum as described above, shall nevertheless constitute a quorum for the purpose of electing directors.

        CB Bancshares.    The CB Bancshares bylaws provide that a majority of the shares of stock issued, outstanding and entitled to vote, present in person or by proxy duly executed in writing shall constitute a quorum. At a meeting of which proper notice has not been given, the presence of all the shareholders, in person or by proxy, shall be required to constitute a quorum.

Shareholder Action by Written Consent

        CPF.    The CPF bylaws provide for action by unanimous written consent of the shareholders in lieu of a meeting.

        CB Bancshares.    The CB Bancshares articles and CB Bancshares bylaws are silent with respect to the ability of the shareholders to act by unanimous written consent in lieu of a meeting. The Hawaii Business Corporation Act provides that any action required or permitted to be taken at a meeting of the shareholders can be taken without a meeting if all shareholders entitled to vote on the action consent in writing to such action.

Special Voting Requirements

        The Hawaii Business Corporation Act provides that with respect to corporations incorporated before July 1, 1987, like CPF and CB Bancshares, a plan of merger or share exchange must be approved by the affirmative vote of the holders of three-fourths of all the issued and outstanding shares having voting power, unless the articles are amended by a three-fourths vote to provide for a lesser proportion of shares.

        CPF.    The CPF articles provide that in addition to any affirmative vote required by law or the CPF articles, holders of at least seventy-five percent (75%) of the voting power of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class shall be required for certain business combinations (as set forth in the CPF articles) unless such business combinations are approved by a majority of disinterested directors and meet certain price and procedural requirements (as set forth in the CPF articles).

        CB Bancshares.    The CB Bancshares articles are silent regarding approval of plans of merger or share exchange.

Amendments of Articles of Incorporation

        The Hawaii Business Corporation Act provides that a corporation's board of directors may propose one or more amendments to the articles of incorporation for submission to the shareholders. For the amendment to be adopted: (a) the board of directors must recommend the amendment to the shareholders unless the board of directors determines that because of conflict of interest or other special circumstances it should make no recommendation and communicates the basis for its determination to the shareholders with the amendment; and (b) the shareholders entitled to vote on the amendment must approve the amendment in accordance with the following approval requirement, unless the Hawaii Business Corporation Act, the articles of incorporation, or the board of directors in accordance with the Hawaii Business Corporation Act require a greater vote or a vote by voting groups:

  with respect to corporations incorporated before July 1, 1987, like CPF and CB Bancshares, at such meeting a vote of the shareholders entitled to vote thereon shall be taken on the proposed amendment. The proposed amendment shall be adopted upon receiving the affirmative vote of the holders of two-thirds of the shares entitled to vote thereon. The articles of incorporation may be amended by a two-thirds vote to provide for a lesser proportion of shares, or of any class or series thereof, than two-thirds, in which case the articles of incorporation shall control; provided that the lesser proportion shall not be less than a majority.

        CPF.    The CPF articles do not specifically set forth the requirements for amending the CPF articles, except in the case of an amendment to the provisions related to the special voting requirements for certain business combinations, in which case the affirmative vote of the holders of seventy-five percent (75%) or more of the outstanding voting stock, voting together as a single class, shall be required to amend or repeal and adopt any provisions inconsistent with the provisions related to the special voting requirements for certain business combinations (notwithstanding the fact that a lesser percentage may be specified by law).

        CB Bancshares.    The CB Bancshares articles are silent regarding the requirements for amending the CB Bancshares articles.

Amendments of Bylaws

        The Hawaii Business Corporation Act provides that (a) a corporation's board of directors may amend or repeal the corporation's bylaws unless: (1) the articles of incorporation or the Hawaii Business Corporation Act reserve that power exclusively to the shareholders in whole or part; or (2) the shareholders in amending or repealing a particular bylaw provide expressly that the board of directors may not amend or repeal that bylaw and (b) a corporation's shareholders may amend or repeal the corporation's bylaws even though the bylaws may also be amended or repealed by its board of directors.

        CPF.    The CPF bylaws provide that, subject to repeal or change at any regular meeting of the shareholders, or at any special meeting called for that purpose by the vote of the holders of eighty percent (80%) of the outstanding shares entitled to vote at such meeting, the power to alter, amend or repeal any bylaw or adopt new bylaws shall be vested in the board of directors.

        CB Bancshares.    The CB Bancshares bylaws provide that the CB Bancshares bylaws may be amended by a resolution adopted by the affirmative vote of a majority of the entire board, except when a greater vote is required by the bylaws, subject to repeal or change by action of the stockholders. The bylaws may be repealed or changed by action of the stockholders at a duly called and noticed annual or special meeting, if (1) one of the purposes set forth in the notice is to repeal or change the bylaws, (2) the proposed changes are set forth with specificity in the notice or proxy, (3) the proposal complies with other requirements of the bylaws, and (4) the proposal is approved by the stockholders at the meeting.

Rights Plans

        CPF.    CPF entered into a Rights Agreement, dated as of August 26, 1998, between CPF and the Rights Agent, as amended. For more information, see "Description of CPF Capital Stock-Preferred Share Purchase Rights" on page 82.

        CB Bancshares.    CB Bancshares entered into a Rights Agreement, dated as of March 16, 1989, between CB Bancshares and City Bank, as the rights agent, as amended by Amendment to Rights Agreement made as of June 21, 1989, Amendment No. 2 to Rights Agreement dated as of August 15, 1990, Amendment No. 3 to Rights Agreement dated as of February 17, 1993, Amendment No. 4 to Rights Agreement dated as of March 25, 1999, and Amendment No. 5 to Rights Agreement, dated as of May 28, 2003. The Rights Agreement and its amendments are filed as exhibits to Form 8-A and its amendments filed with the SEC by CB Bancshares on the following dates: April 24, 1989, July 11, 1989, August 26, 1990, March 25, 1999 and May 30, 2003.

        Pursuant to the 1989 Rights Agreement, on March 16, 1989, CB Bancshares' board declared a dividend of one right for each outstanding share, to the holders of record on March 27, 1989 and authorized and directed the issuance of one right with respect to each share that was outstanding on and became or will become outstanding after March 27, 1989 and before the earliest to occur of March 27, 2009, the date the rights are redeemed or the date the rights become exercisable and transferable.

        CB Bancshares entered into another Rights Agreement, dated as of July 23, 2003, between CB Bancshares and City Bank as the rights agent. Pursuant to the 2003 Rights Agreement, on July 23, 2003, CB Bancshares' board declared a dividend of one new right for each outstanding share, to the holders of record at the close of business on August 4, 2003.

        The following description of the 1989 Rights Agreement and the rights governed by it, or the old rights, and the 2003 Rights Agreement and the rights governed by it, or the new rights, is a summary of all material terms of the Rights Agreements. However, the summary does not purport to be complete and is qualified in its entirety by reference to the 1989 Rights Agreement and the 2003 Rights Agreement.

        Each old right, when exercisable, would entitle the registered holder thereof to purchase from CB Bancshares one share of common stock at the purchase price, which is subject to adjustment. The old rights expire on March 27, 2009, unless the date is extended or unless the old rights are redeemed earlier. Each new right would initially entitle the registered holder thereof to purchase from CB Bancshares one one-hundredth of a share of Series A Junior Participating Preferred Stock at the purchase price, currently $225, which is subject to adjustment. The new rights expire on August 4, 2013, unless the date is extended or unless the new rights are redeemed or exchanged earlier.

  Exercisability of Rights and Ability to Transfer Separately from Shares

  Old Rights.

        The old rights are not exercisable and transferable separately from the shares until:

  •
  20 days following a public announcement that a person or group of persons becomes an acquiring person by obtaining beneficial ownership (which includes the right to acquire, vote or dispose of the shares) of 20% or more of the outstanding shares of CB Bancshares common stock, or

  •
  20 days following the commencement of a tender offer or exchange offer by any person or group of persons, if the consummation of the tender offer or exchange offer would result in the beneficial ownership by a person of 30% or more of such outstanding shares.

  New Rights.

        The new rights are not exercisable and transferable separately from the shares until:

  •
  10 days following a public announcement by CB Bancshares that a person or group of persons becomes an acquiring person by obtaining beneficial ownership (which includes the right to acquire, vote or dispose of the shares) of 15% or more of the outstanding shares of CB Bancshares common stock, or

  •
  10 days following the commencement of a tender offer or exchange offer by any person or group of persons, if the consummation of the tender offer or exchange offer would result in the beneficial ownership by a person of 15% or more of such outstanding shares.

        The term "person" is defined in the 2003 Rights Agreement to include any group of persons who, by formal or informal arrangement, whether or not in writing, have embarked on a common purpose or act.

  Definition of Beneficial Owner

        On May 28, 2003, CB Bancshares' board of directors amended the definition of beneficial owner in the 1989 Rights Agreement to state that CPF will not be deemed to be the beneficial owner of the shares underlying the authorizations that CPF obtained to call a special meeting solely by virtue of obtaining the authorizations unless these authorizations are ultimately delivered to CB Bancshares for a valid and effective purpose under Hawaii law and CB Bancshares' governing documents. CB Bancshares' 2003 Rights Agreement also provides that simply obtaining agent designations will render us the beneficial owners of the underlying shares if the agent designations are delivered to CB Bancshares for any valid purpose. In light of this amendment to the 1989 Rights Agreement and provision in the 2003 Rights Agreement, if the current agent designations are deemed delivered for a valid purpose or if we receive additional designations, we can be deemed to beneficially own the underlying shares, which would trigger the distribution of rights under one of the Rights Agreements. We believe that prior to this amendment, the agent designations would not have caused us to beneficially own the underlying shares and that shareholders were entitled to use agent designations for the purpose of calling a special meeting without triggering a distribution of rights under the 1989 Rights Agreement.

        As a result, we decided not to pursue the meeting called for June 26, 2003, and we do not intend to use agent designations to call a special meeting unless we are assured that doing so will not trigger a distribution of rights under the 1989 Rights Agreement or the 2003 Rights Agreement.

  Redemption

  Old Rights.

        At any time prior to 20 days after the date of public announcement that a person or group of persons has become an acquiring person, CB Bancshares' board may redeem the old rights in whole, but not in part, at a price of $0.01 per right. However, any redemption of old rights after a person becomes an acquiring person or after there is a change in majority of the directors in office pursuant to proxy contest after a person announces its intention to become an acquiring person, must be approved by a majority of the disinterested directors. Generally, a director is disinterested if he or she is not an acquiring person or an affiliate or representative of an acquiring person and was a director prior to the time that the acquiring person became such, or is not an officer or employee of CB Bancshares or a relative of such person.

  New Rights.

        At any time prior to 10 days after the date of public announcement that a person or group of persons has become an acquiring person, CB Bancshares' board may redeem the new rights in whole, but not in part, at a price of $0.01 per right. If any person becomes an acquiring person, the new rights are not exercisable until this right of redemption has expired. After any person becomes an acquiring person or after there is a change in the majority of the directors in office pursuant to a proxy contest after a person announces its intention to become an acquiring person, the new rights may only be redeemed if there are continuing directors (as defined in the 2003 Rights Agreement) in office and a majority of such continuing directors approve the redemption of the new rights. Continuing directors are defined as members of CB Bancshares' board of directors as of July 23, 2003, or any person who subsequently becomes a member of CB Bancshares' board of directors if such person's nomination or election is recommended or approved by a majority of the continuing directors. An acquiring person, or an affiliate, associate, or representative of an acquiring person, cannot qualify as a continuing director.

  Favorable Purchase Terms for Rights Holders Other Than Acquiring Person Upon Occurrence of Certain Events

  Old Rights

        In the event that:

  •
  an acquiring person merges into or otherwise combines with CB Bancshares and CB Bancshares is the surviving corporation,

  •
  an acquiring person engages in one of a number of self-dealing transactions specified in the 1989 Rights Agreement,

  •
  during such time as there is an acquiring person, an event occurs which results in such acquiring person's ownership interest being increased by more than 1%, or

  •
  a person or group becomes the beneficial owner of 50% or more of the shares of CB Bancshares, other than through a merger or consolidation,

        each holder of an old right, other than an acquiring person whose rights shall become permanently null and void on the occurrence of such an event, shall have the right to receive, upon exercise of the old rights at a purchase price, subject to adjustment, equal to the purchase price, multiplied by the number of shares for which the old right was exercisable, that number of shares determined by dividing the exercise price by 50% of the current per share market price, resulting in the receipt of a number of shares having a market value of two times the exercise price of the old right.

  New Rights.

        If any person becomes an acquiring person, each holder of a new right other than an acquiring person, an affiliate or associate of an acquiring person, or a transferee of an acquiring person, whose new rights shall become permanently null and void on the occurrence of such an event, shall have the right to receive, upon exercise of the rights at a purchase price, subject to adjustment, equal to the purchase price, multiplied by the number of shares for which the right was exercisable, that number of shares determined by dividing the exercise price by 50% of the current per share market price, resulting in the receipt of a number of shares having a market value of two times the exercise price of the new right.

  Exchange of New Rights

        At any time after any person becomes an acquiring person but before any person becomes the beneficial owner of 50% or more of CB Bancshares' outstanding common stock, CB Bancshares' board may exchange each outstanding and exercisable new right (which does not include new rights held by the acquiring person) for one share of common stock per new right or, in the discretion of CB Bancshares' board of directors, one one-hundredth of a share of Series A Junior Participating Preferred stock per new right. The 1989 Rights Agreement does not contain any similar provision.

  Effect of Merger or Sale of Assets to Acquiring Person

        If, after the rights are distributed (in the case of the 1989 Rights Agreement) or on or after the first date of public announcement by CB Bancshares that any person has become an acquiring person (in the case of the 2003 Rights Agreement):

  •
  CB Bancshares merges with or into an acquiring person and CB Bancshares is not the surviving corporation,

  •
  an acquiring person merges with or into CB Bancshares and CB Bancshares is the surviving corporation, but its shares are exchanged, or

  •
  50% or more of CB Bancshares' assets or earning power are sold to an acquiring person,

        each holder of a right, except as otherwise provided in the applicable Rights Agreement, will thereafter have the right to receive, upon exercise of the rights at a purchase price equal to the purchase price, multiplied by the number of shares for which the right was exercisable, that number of shares of the acquiring corporation determined by dividing the exercise price by 50% of the current per share market price of the acquiring corporation's securities, resulting in the receipt of that number of shares of common stock of the acquiring corporation which at the time of such transaction will have a market value of two times the exercise price of the right. Until a right is exercised, the holder thereof, as such, will have no rights as a shareholder of CB Bancshares, including, without limitation, the right to vote or to receive dividends.

  Amendment

  Old Rights.

        The terms of the old rights may be amended by CB Bancshares' board without the consent of the holders of the old rights prior to the date the old rights become exercisable and transferable. However, any amendment to the terms of the old rights must be approved by a majority of the disinterested directors. Generally, a director is disinterested if he or she is not an acquiring person or an affiliate or representative of an acquiring person and was a director prior to the time that the acquiring person became such, or is not an officer or employee of CB Bancshares or a relative of such person.

  New Rights.

        The terms of the new rights may be amended by CB Bancshares' board without the consent of the holders of the rights prior to the date the new rights become exercisable and transferable. However, any amendment of the 2003 Rights Agreement after a person becomes an acquiring person or after there is a change in majority of the directors in office pursuant to proxy contest after a person announces its intention to become an acquiring person must be approved by a majority of the continuing directors. Furthermore, the 2003 Rights Agreement may not be amended at any time when the new rights are not redeemable.

  Effect of Rights

        Both the old and news rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group of persons that attempts to acquire CB Bancshares in a manner which causes the rights to become exercisable.

WHERE CAN I FIND MORE INFORMATION?

        CPF and CB Bancshares file annual, quarterly and special reports, proxy statements and other information with the SEC. CPF's commission file number is 001-31567 and CB Bancshares' commission file number is 000-12396. You may read and copy this information at the SEC's Public Reference Room:

Public Reference Room
450 Fifth Street, N.W.
Room 1024
Washington, D.C. 20549

        You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

        The SEC also maintains an Internet site that contains reports, proxy statements and other information about issuers like CPF and CB Bancshares that file electronically with the SEC. The address of that site is http://www.sec.gov.

        We filed a registration statement on Form S-4 with the SEC under the Securities Act to register the CPF common stock to be issued in our exchange offer and the proposed merger. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. Shareholders may obtain copies of the Form S-4 and our Schedule TO, and any amendments to those documents, in the manner described above.

        The SEC allows us to incorporate by reference information into this prospectus, which means that CPF can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus or in any subsequently filed document that is deemed to be incorporated by reference into this document. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        This prospectus incorporates by reference the documents listed below that CPF and CB Bancshares have previously filed with the SEC. These documents contain important information about CPF and CB Bancshares and their business, financial condition and results of operations.

The following documents filed by CPF with the SEC are incorporated by reference:

  •
  Annual Report on Form 10-K, for the fiscal year ended December 31, 2002, filed on March 14, 2003, as amended on July 17, 2003 and September 19, 2003;

  •
  Quarterly Reports on Form 10-Q for the quarter ended March 31, 2003, filed on May 15, 2003, as amended on July 17, 2003, and for the quarter ended June 30, 2003, as filed on August 14, 2003;

  •
  Current Reports on Form 8-K filed on April 25, 2003 and May 22, 2003;

  •
  Proxy Statement for the Annual Meeting of Shareholders held on April 22, 2003, as filed on March 25, 2003;

  •
  The description of CPF's common stock set forth in CPF's registration statement filed by CPF pursuant to Section 12 of the Exchange Act, including any amendment or report filed for purposes of updating the description; and

  •
  Registration Statement on Form 8-A for the rights issued under the Rights Agreement of CPF adopted as of August 26, 1988, filed on September 16, 1998, as amended.

The following documents filed by CB Bancshares with the SEC are incorporated by reference:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed on March 12, 2003;

  •
  Quarterly Reports on Form 10-Q for the quarter ended March 31, 2003, filed on May 9, 2003, and for the quarter ended June 30, 2003, as filed on August 12, 2003;

  •
  Current Reports on Form 8-K filed on April 18, 2003, April 23, 2003, April 24, 2003, April 25, 2003, May 5, 2003, May 29, 2003 and July 24, 2003;

  •
  Proxy Statement for Annual Meeting of Shareholders held on April 24, 2003, as filed on March 12, 2003;

  •
  The description of CB Bancshares' common stock set forth in CB Bancshares' registration statement filed by CB Bancshares pursuant to Section 12 of the Exchange Act, including any amendment or report filed for purposes of updating the description;

  •
  Registration Statement on Form 8-A for the rights issued under the Rights Agreement of CB Bancshares adopted as of March 16, 1989, as filed on April 24, 1989, and the Amendments 1, 2, 3, 4, 5 and 6 thereto as filed on July 11, 1989, August 26, 1990, March 25, 1999, March 25, 1999, May 30, 2003 and July 24, 2003, respectively; and

  •
  Registration Statement on Form 8-A for the rights issued under the Rights Agreement of CB Bancshares dated as of July 23, 2003, as filed on July 24, 2003.

        All documents filed by us or CB Bancshares pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the date that the exchange offer expires or is terminated shall also be deemed to be incorporated in this prospectus by reference.

        Documents incorporated by reference are available from us without charge upon request to our information agent,                        , toll-free at (800)       -        . In order to ensure timely delivery, any request should be submitted no later than                        , 2003 (5 business days before the initial scheduled expiration date of our exchange offer). If you request any incorporated documents from us, we will mail the documents and all exhibits specifically incorporated by reference in the documents to you by first class mail, or another equally prompt means, within one business day after we receive your request.

        We have not authorized anyone to give any information or make any representation about our exchange offer that is different from, or in addition to, that contained in this prospectus or in any of the materials that we have incorporated by reference into this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If shareholders are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this exchange offer are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then our offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

CB BANCSHARES INFORMATION

        While we have included in this prospectus information concerning CB Bancshares known to us based on publicly available information (primarily filings by CB Bancshares with the SEC), we are not affiliated with CB Bancshares, and CB Bancshares has not permitted us to have access to their books and records. Therefore, non-public information concerning CB Bancshares was not available to us for the purpose of preparing this prospectus and we were not involved in the preparation of that information. We have no knowledge that would indicate that statements relating to CB Bancshares contained or incorporated by reference in this prospectus are inaccurate or incomplete.

        We have requested that CB Bancshares provide us with information required for complete disclosure regarding the businesses, operations, financial condition and management of CB Bancshares. We will amend or supplement this prospectus to provide any and all information we receive from CB Bancshares, if we receive the information before our exchange offer expires and we consider it to be material, reliable and appropriate.

        CB Bancshares has not permitted its auditor to consent to the use in the registration statement of which this prospectus is a part of the audit report included in CB Bancshares' Annual Report on Form 10-K for the year ended December 31, 2002. The absence of such consent may limit your recovery on certain claims. In particular, and without limitation, you will not be able to assert claims against CB Bancshares' auditors under Section 11 of the Securities Act for any untrue statement of a material fact contained in CB Bancshares' consolidated financial statements which appear in its Annual Report on Form 10-K for the year ended December 31, 2002 or any omission to state a material fact required to be stated therein.

FORWARD-LOOKING STATEMENTS

        We have made forward-looking statements in this document, and in certain documents referred to in this document, that are subject to risks and uncertainty. Such statements include, but are not limited to, (i) statements about the benefits of the proposed merger, including future financial and operating results, costs savings and accretion to reported and cash earnings that may be realized from such merger; (ii) statements with respect to our plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as "believes", "expects", "anticipates", "estimates", "intends", "plans", "targets", "projects" and other similar expressions. These statements are based upon our current beliefs and expectations and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

        The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

  •
  our business and the business of CB Bancshares may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected;

  •
  expected revenue synergies and cost savings from the proposed merger may not be fully realized or realized within the expected time frame;

  •
  revenues following the proposed merger may be lower than expected;

  •
  deposit attrition, operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the proposed merger;

  •
  the regulatory approvals required for the exchange offer may not be obtained on the proposed terms;

  •
  the failure of our shareholders or CB Bancshares shareholders to approve the proposed merger;

  •
  competitive pressures among depository and other financial institutions may increase significantly and may have an effect on pricing, spending, third-party relationships and revenues;

  •
  the strength of the United States economy in general and the strength of the Hawaii economy may be different than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on the combined company's loan portfolio and allowance for loan losses;

  •
  changes in the U.S. legal and regulatory framework; and

  •
  adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on the combined company's activities.

        Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC's Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statement is made.

        With respect to financial projections for CB Bancshares contained in this document, neither CB Bancshares nor any analyst has published any information for 2003, 2004 or 2005. In addition, we have not been given the opportunity to do any due diligence on CB Bancshares other than reviewing its publicly available information. Therefore, we have created our own financial model for CB Bancshares based on its historical performance and our assumptions regarding the reasonable future performance of CB Bancshares on a stand-alone basis. These assumptions may or may not prove to be correct. The assumptions are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of CB Bancshares. There is no assurance that these projections will be realized and actual results are likely to differ significantly from such projections.

        Management of CPF believes these forward-looking statements are reasonable; however, you should not place undue reliance on such forward-looking statements, which are based on current expectations.

        Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of CPF following completion of the proposed merger may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond CPF's ability to control or predict. For those statements, CPF claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

        From time to time, CPF details other risks with respect to its business and/or financial results in press releases and filings with the SEC, including without limitation, CPF's reports on Forms 10-K and 10-Q. We urge you to review the risks described in such releases and filings before deciding whether to tender CB Bancshares for exchange pursuant to this exchange offer.

        See also "Risk Factors" beginning on page 25, and the risk factors disclosed in CPF's Annual Report on Form 10-K, for the fiscal year ended December 31, 2002, which is incorporated in this prospectus by reference. Readers are cautioned not to put undue reliance on forward-looking statements. CPF disclaims any intent or obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise.

LEGAL MATTERS

        The legality of CPF common stock offered by this exchange offer will be passed upon by Manatt, Phelps & Phillips LLP, Los Angeles, California. Devens, Nakano, Saito, Lee, Wong & Ching, Honolulu, Hawaii, will pass upon matters regarding the laws of Hawaii.

EXPERTS

        The consolidated financial statements of CPF (formerly CPB Inc.) and subsidiary as of December 31, 2002 and 2001, and for each of the years in the three year period ended December 31, 2002, have been incorporated by reference in this prospectus in reliance upon the reports of KPMG LLP, independent auditors, incorporated by reference in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

        CB Bancshares has not permitted its auditor to consent to the use in the registration statement of which this prospectus is a part of the audit report included in CB Bancshares' Annual Report on Form 10-K for the year ended December 31, 2002.

ANNEX A

DIRECTORS AND EXECUTIVE OFFICERS OF CPF

        The name, age, business address, present principal occupation or employment and five-year employment history of each of the directors and executive officers of CPF are set forth below. Unless otherwise indicated, each position set forth opposite an individual's name refers to employment with CPF and each individual has held that position for at least the last five years. Each director and executive officer listed below is a citizen of the United States of America.

Name	Business Address	Principal Occupation for the Past Five Years	Age
Clint Arnoldus	Central Pacific Financial Corp. 220 S. King Street Honolulu, HI 96813	Chairman, President and Chief Executive Officer of CPF and Central Pacific Bank (2002-present); President and Chief Operating Officer of Central Pacific Bank (2002); Chairman, President and Chief Executive Officer, Community Bank in Pasadena, California (1998-2001); Chairman, President and Chief Executive Officer, The Bank of New Mexico (1996-1998)	56
Alwyn S. Chikamoto	Central Pacific Financial Corp. 220 S. King Street Honolulu, HI 96813	Executive Vice President and Chief Credit Officer of Central Pacific Bank (2002-present); Senior Vice President and Commercial Finance Group Manager of Central Pacific Bank (1997-2002)	49
Glenn K.C. Ching	Central Pacific Financial Corp. 220 S. King Street Honolulu, HI 96813	Vice President and Secretary of CPF (2003); General Counsel of CPF and Central Pacific Bank (2002-present); Associate Counsel and Compliance Officer, Finance Factors, Ltd. (1999-2002); Partner, Ashford & Wriston, Law Corporation (1998-1999)	44
Blenn A. Fujimoto	Central Pacific Financial Corp. 220 S. King Street Honolulu, HI 96813	Executive Vice President and Chief Financial Services Officer of Central Pacific Bank (2002-Present); Senior Vice President and Retail Division Manager of Central Pacific Bank (2000-2002); Vice President and District Manager, Bank of Hawaii (1998-2000)	45
Clifford Fujiwara	Central Pacific Financial Corp. 220 S. King Street Honolulu, HI 96813	Senior Vice President of Real Estate Loan Division of Central Pacific Bank (1998-present)	61
Craig Hashimoto	Central Pacific Financial Corp. 220 S. King Street Honolulu, HI 96813	Senior Vice President and Human Resources Director of Central Pacific Bank (2002-present); Vice President and Human Resources Manager of Central Pacific Bank (2001-2002); Vice President and Support Services Manager of Hawaii Banking and Financial Services Group, Bank of Hawaii (1998-2001)	43
Denis K. Isono	Central Pacific Financial Corp. 220 S. King Street Honolulu, HI 96813	Executive Vice President and Chief Operations Officer of Central Pacific Bank (2002-present); Executive Vice President—Operations, Bank of Hawaii (2000-2002); Senior Vice President and Controller, Bank of Hawaii/Pacific Century Financial Corp. (1988-2000)	51
Wayne Kirihara	Central Pacific Financial Corp. 220 S. King Street Honolulu, HI 96813	Senior Vice President of Marketing and Product Development of Central Pacific Bank (2001-present); Senior Vice President of Retail Banking of Central Pacific Bank (1998-2001)	49

A-1

Neal K. Kanda	Central Pacific Financial Corp. 220 S. King Street Honolulu, HI 96813	Vice President and Treasurer of CPF (2003, 1991-2001); Vice President, Secretary and Treasurer of CPF (2002); Executive Vice President and Chief Financial Officer of Central Pacific Bank (2002-present); Executive Vice President of Central Pacific Bank (1996-2001)	55
Michael Masuda	Central Pacific Financial Corp. 220 S. King Street Honolulu, HI 96813	Senior Vice President of Trust and Investment Management Division of Central Pacific Bank (2002-present); Vice President and Deputy Manager of Trust Division, First Hawaiian Bank (2001-2002); Senior Vice President and Senior Operating Officer, Bishop Street Capital Management, subsidiary of First Hawaiian Bank (2000-2002); Vice President and Manager of Trust Investment Department, First Hawaiian Bank (1998-2002)	45
Sherri Y. Yim	Central Pacific Financial Corp. 220 S. King Street Honolulu, HI 96813	Vice President, Assistant Treasurer and Assistant Secretary of CPF (2003); Senior Vice President and Controller of Central Pacific Bank (2001-present); Vice President and Controller of Central Pacific Bank (1995-2001)	38
Joseph F. Blanco	P.O. Box 61235 Honolulu, HI 96839-1235	Director of CPF. Real Estate Consultant (2003-present): Executive Assistant to the Governor and Special Advisor for Technology Development, State of Hawaii (2000-2002); Executive Assistant to the Governor, State of Hawaii (1994-1999)	50
Richard J. Blangiardi	KHON2 & KGMB9 88 Piikoi Street Honolulu, HI 96814	Director of CPF. Senior Vice President and General Manager, KHON2 & KGMB9 (2002-present); President, Telemundo Group (1999-2002); Chief Executive Officer, Premier Horse Network (1997-1999)	56
Alice F. Guild	210 Keeaumoku Street Honolulu, HI 96822	Director of CPF. Retired; Executive Director, The Friends of Iolani Palace (1998-2002)	69
B. Jeannie Hedberg, CPA	Hedberg Freitas King & Tom LLP 733 Bishop Street, Suite 1220 Honolulu, HI 96813	Director of CPF. Partner, Hedberg Freitas King & Tom LLP (1976-present)	60
Dennis I. Hirota, Ph.D.	Sam O. Hirota, Inc. 864 S. Beretania Street Honolulu, HI 96822	Director of CPF. President, Sam O. Hirota, Inc. Engineering and Surveying (1986-present); Registered Professional Engineer and Licensed Professional Land Surveyor	63
Clayton K. Honbo, M.D.	3109 Huelani Place Honolulu, HI 96822	Director of CPF. Retired; Doctor of Obstetrics and Gynecology, Clayton K. Honbo, M.D., Inc. (1977-1999)	65
Paul J. Kosasa	MNS, Ltd., dba ABC Stores 766 Pohukaina Street Honolulu, HI 96813	Director of CPF. President and Chief Executive Officer of MNS, Ltd., dba ABC Stores (1999-present); Executive Vice President and District Manager of MNS Ltd., dba ABC Stores (1997-1998)	46
Gilbert J. Matsumoto	The Matsumoto Group 1060 Young Street Suite 301 Honolulu, HI 96814	Director of CPF. Certified Public Accountant; Principal-President, The Matsumoto Group, Certified Public Accountants (1979-present)	60

A-2

ANNEX B

PART XIV.    DISSENTERS' RIGHTS
HAWAII BUSINESS CORPORATION ACT

A.    Right to Dissent and Obtain Payment for Shares

  §414-341.    Definitions.

        As used in this part:

  "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

  "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

  "Dissenter" means a shareholder who is entitled to dissent from corporate action under sections 414-342 and who exercises that right when and in the manner required by sections 414-351 to 414-359.

  "Fair value," with respect to a dissenters' shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

  "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

  "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

  "Shareholder" means the record shareholder or the beneficial shareholder.

  §414-342.    Right to dissent.

  (a)
  A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

  (1)
  Consummation of a plan of merger to which the corporation is a party:

  (A)
  If shareholder approval is required for the merger by section 414-313 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

  (B)
  If the corporation is a subsidiary that is merged with its parent under section 414-314;

  (2)
  Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

  (3)
  Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

    (4)
    An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenters' shares because it:

    (A)
    Alters or abolishes a preferential right of the shares;

    (B)
    Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

    (C)
    Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

    (D)
    Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

    (E)
    Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under section 414-74;

    (5)
    Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares; or

    (6)
    Consummation of a plan of conversion to which the corporation is the converting entity, if the shareholder is entitled to vote on the plan.

  (b)
  A shareholder entitled to dissent and obtain payment for the shareholder's shares under this part may not challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

  §414-343.    Dissent by nominees and beneficial owners.

  (a)
  A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and the partial dissenters' other shares were registered in the names of different shareholders.

  (b)
  A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if:

  (1)
  The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

  (2)
  The beneficial shareholder does so with respect to all shares of which the beneficial shareholder is the beneficial shareholder or over which the beneficial shareholder has power to direct the vote.

B.    Procedure for Exercise of Dissenters' Rights.

  §414-351.    Notice of dissenters' rights.

  (a)
  If proposed corporate action creating dissenters' rights under section 414-342 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this part and be accompanied by a copy of this part.

  (b)
  If corporate action creating dissenters' rights under section 414-342 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in sections 414-353.

  §414-352.    Notice of intent to demand payment.

  (a)
  If proposed corporate action creating dissenters' rights under section 414-342 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

  (1)
  Must deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated; and

  (2)
  Must not vote the shareholder's shares in favor of the proposed action.

  (b)
  A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for the shareholder's shares under this part.

  §414-353.    Dissenters' notice.

  (a)
  If proposed corporate action creating dissenters' rights under section 414-342 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of section 414-352.

  (b)
  The dissenters' notice must be sent no later than ten days after the corporate action was taken, and must:

  (1)
  State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

  (2)
  Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

  (3)
  Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

  (4)
  Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the subsection (a) notice is delivered; and

  (5)
  Be accompanied by a copy of this part.

  §414-354.    Duty to demand payment.

  (a)
  A shareholder sent a dissenters' notice described in sections 414-353 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to sections 414-353(b)(3), and deposit the shareholder's certificates in accordance with the terms of the notice.

  (b)
  The shareholder who demands payment and deposits the shareholder's share certificates under subsection (a) retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

  (c)
  A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this part.

  §414-355.    Share restrictions.

  (a)
  The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under section 414-357.

  (b)
  The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

  §414-356.    Payment.

  (a)
  Except as provided in section 414-358, as soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall pay each dissenter who complied with section 414-354 the amount the corporation estimates to be the fair value of the dissenters' shares, plus accrued interest.

  (b)
  The payment must be accompanied by:

  (1)
  The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

  (2)
  A statement of the corporation's estimate of the fair value of the shares;

  (3)
  An explanation of how the interest was calculated;

  (4)
  A statement of the dissenters' right to demand payment under section 414-359; and

  (5)
  A copy of this part.

  §414-357.    Failure to take action.

  (a)
  If the corporation does not take the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

  (b)
  If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under sections 414-353 and repeat the payment demand procedure.

  §414-358.    After-acquired shares.

  (a)
  A corporation may elect to withhold payment required by section 414-356 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

  (b)
  To the extent the corporation elects to withhold payment under subsection (a), after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenters' demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment under section 414-359.

  §414-359.    Procedure if shareholder is dissatisfied with payment or offer.

  (a)
  A dissenter may notify the corporation in writing of the dissenters' own estimate of the fair value of the dissenters' shares and amount of interest due, and demand payment of the dissenters' estimate (less any payment under section 414-356), or reject the corporation's offer under section 414-358 and demand payment of the fair value of the dissenters' shares and interest due, if:

  (1)
  The dissenter believes that the amount paid under section 414-356 or offered under section 414-358 is less than the fair value of the dissenters' shares or that the interest due is incorrectly calculated;

  (2)
  The corporation fails to make payment under section 414-356 within sixty days after the date set for demanding payment; or

  (3)
  The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

  (b)
  A dissenter waives the dissenters' right to demand payment under this section unless the dissenter notifies the corporation of the dissenters' demand in writing under subsection (a) within thirty days after the corporation made or offered payment for the dissenters' shares.

C.    Judicial Appraisal of Shares.

  §414-371.    Court action.

  (a)
  If a demand for payment under section 414-359 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

  (b)
  The corporation shall commence the proceeding in the circuit court. If the corporation is a foreign corporation without a registered office in this State, it shall commence the proceeding in the county in this State where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

  (c)
  The corporation shall make all dissenters (whether or not residents of this State) whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

  (d)
  The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decisions on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

  (e)
  Each dissenter made a party to the proceeding is entitled to judgment:

  (1)
  For the amount, if any, by which the court finds the fair value of the dissenters' shares, plus interest, exceeds the amount paid by the corporation; or

  (2)
  For the fair value, plus accrued interest, of the dissenters' after-acquired shares for which the corporation elected to withhold payment under section 414-358.

  §414-372.    Court costs and counsel fees.

  (a)
  The court in an appraisal proceeding commenced under section 414-371 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 414-359.

  (b)
  The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

  (1)
  Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of sections 414-351 to 414-359; or

  (2)
  Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this part.

  (c)
  If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

        The Exchange Agent for CPF's exchange offer is:

By Mail:	By Hand Delivery	By Overnight Delivery

Confirm by Telephone:
(___) ___-____

Any questions or requests for assistance or additional copies of the prospectus, the letter of transmittal and the notice of guaranteed delivery and related exchange offer materials may be directed to the information agent at its telephone number and location listed below. Shareholders may also contact their local broker, commercial bank, trust company or nominee for assistance concerning the exchange offer.

The Information Agent for the exchange offer is:

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 414-242 of the Hawaii Business Corporation Act provides that a corporation may indemnify an individual who is a party to a proceeding because the individual is a director against liability incurred in the proceeding if:

  •
  The individual conducted himself or herself in good faith and the individual reasonably believed: (i) in the case of conduct in the individual's official capacity, that the individual's conduct was in the best interests of the corporation; and (ii) in all other cases, that the individual's conduct was at least not opposed to the best interests of the corporation; and

  •
  in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful; or

  •
  the individual engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.

        The Hawaii Business Corporation Act also provides that a corporation may include indemnification provisions in its articles of incorporation that are broader than the foregoing provisions.

        To the extent that a director is wholly successful in the defense of any proceeding to which the director was a party because the director was a director of the corporation, the corporation is required by Section 414-243 of the Hawaii Business Corporation Act to indemnify such director for reasonable expenses incurred thereby.

        Under Section 414-244 of the Hawaii Business Corporation Act, a corporation, before final disposition of a proceeding, may advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because the director is a director of the corporation if the director delivers certain written affirmations and certain undertakings. Under certain circumstances, under Section 414-245 of the Hawaii Business Corporation Act, a director may apply for and obtain indemnification or an advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction.

        Further, under Section 414-246 of the Hawaii Business Corporation Act, indemnification may be made only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because a director has met the applicable standard, with such determination to be made:

  •
  by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding or who do not have a familial, financial, professional or employment relationship with the director whose indemnification is the subject of the decision being made, which relationship would reasonably be expected to influence the director's judgment when voting on the decision being made, or

  •
  by special legal counsel, or

  •
  by a majority vote of the shareholders.

        Under Section 414-247 of the Hawaii Business Corporation Act, a corporation may indemnify and advance expenses to an officer who is a party to a proceeding because the officer is an officer of the corporation:

  •
  to the same extent as a director; and

  •
  if the person is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding, or liability arising out of conduct that constitutes: (i) receipt by the officer of a financial benefit to which the officer is not entitled; (ii) an intentional infliction of harm on the corporation or the shareholders; or (iii) an intentional violation of criminal law.

        The above described provision applies to an officer who is also a director if the basis on which officer is made a party to the proceeding is an act or omission solely as an officer. Further, an officer of a corporation who is not a director is entitled to mandatory indemnification under Section 414-243 of the Hawaii Business Corporation Act and may apply to a court under Section 414-245 of the Hawaii Business Corporation Act for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance for expenses.

        The Hawaii Business Corporation Act also provides that a corporation may include indemnification provisions in its articles of incorporation that are broader than the foregoing provisions. The restated articles of incorporation of CPF, as amended, do not address the matter of indemnification of directors and officers; however, the provisions of the amended bylaws of CPF relating to indemnification of directors and officers are substantially the same as the provisions of the Hawaii Business Corporation Act described above as related to the corporations obligations and authority to indemnify its directors and officers.

        CPF has purchased insurance on behalf of any person who is or was a director, officer, employee or agent of CPF, or is or was serving at the request of CPF as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him in any such capacity, or arising out of his or her status as such, whether or not CPF would have the power to indemnify him or her against such liability under the provisions of the Amended Bylaws of CPF.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)   Exhibits:

Exhibit No.	Document
3.1	Restated Articles of Incorporation of Registrant, as amended(1)
3.2	Amended Bylaws of Registrant(2)
3.3	Amendment to Articles of Incorporation dated April 22, 2003(3)
4.1	Rights Agreement dated as of August 26, 1998 between Registrant and the Rights Agent(4)
*5.1	Form of Opinion of Manatt, Phelps & Phillips, LLP and Devens, Nakano, Saito, Lee, Wong & Ching regarding the validity of the securities being registered
8.1	Opinion of Manatt, Phelps & Phillips, LLP regarding certain tax matters(15)
10.1
Agreement for Sale and Purchase of Partnership Interests, dated June 25, 2001, by and among Kajima Development Corporation, Sumitomo Corporation, Sumitomo Corporation of America, as Sellers, the Registrant as Purchaser, and CPB Properties, Inc.(5)
10.2	Termination of Share Purchase Agreement, dated as of October 22, 2001, by and between the Registrant and The Sumitomo Bank, Limited(5)
10.3
Plan of Merger of CPF Properties, Inc. with and into the Registrant and Articles of Merger as filed with the State of Hawaii Department of Commerce and Consumer Affairs on October 29, 2001, effective at 4:59 p.m. on October 31, 2001(5)

10.4
Certificate of Cancellation of Limited Partnership for CKSS Associates, as filed with the State of Hawaii Department of Commerce and Consumer Affairs on October 29, 2001, effective at 5:00 p.m. on October 31, 2001(5)
10.5	Split Dollar Life Insurance Plan(6)(10)
10.6	Central Pacific Bank and Subsidiaries 2000 Annual Executive Incentive Plan(10)(12)
10.7	Central Pacific Bank Supplemental Executive Retirement Plan(8)(10)
10.8	The Registrant's 1986 Stock Option Plan, as amended(7)(10)
10.9	The Registrant's 1997 Stock Option Plan, as amended(8)(10)
10.10	License and Service Agreement dated July 30, 1997 by and between Registrant and Fiserv Solutions, Inc.(9)
10.11	The Registrant's Directors Deferred Compensation Plan(10)(13)
10.12	Supplemental Retirement Agreement dated February 28, 2002 by and between the Registrant and Naoaki Shibuya(10)(11)
10.13	Supplemental Retirement Agreement dated June 28, 2002 by and between the Registrant and Joichi Saito(2)(10)
10.14	Executive Employment Agreement dated January 1, 2003 by and between the Registrant and Clinton L. Arnoldus(2)(10)
10.15	Executive Employment Agreement dated January 1, 2003 by and between the Registrant and Neal K. Kanda(2)(10)
10.16	Executive Employment Agreement dated January 1, 2003 by and between the Registrant and Sherri Y. Yim(2)(10)
10.17	Executive Employment Agreement dated January 1, 2003 by and between the Registrant and Denis K. Isono(2)(10)
10.18	Executive Employment Agreement dated January 1, 2003 by and between the Registrant and Blenn A. Fujimoto(2)(10)
10.19	Executive Employment Agreement dated January 1, 2003 by and between the Registrant and Alwyn S. Chikamoto(2)(10)
10.20	Executive Employment Agreement dated January 1, 2003 by and between the Registrant and Craig H. Hashimoto(2)(10)
*11	Statement Regarding Computation of Per Share Earnings
*12	Statement Regarding Computation of Ratios
21	Subsidiaries of Registrant(14)
23.1	Consent of KPMG LLP
*23.2	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1)
23.3	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 8.1)
*23.4	Consent of Devens, Nakano, Saito, Lee, Wong & Ching (included in Exhibit 5.1)
24.1	Power of Attorney (see signature page to Form S-4 Registration Statement filed on April 28, 2003)
24.2	Power of Attorney for Richard J. Blangiardi and Alice F. Guild(15)
24.3	Power of Attorney for B. Jeannie Hedberg(16)

*
To be filed by amendment to this Form S-4.

(1)
Filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Securities and Exchange Commission on March 30, 1998.

(2)
Filed as Exhibits 3.2, 10.13, 10.14, 10.15, 10.16, 10.17, 10.18, 10.19 and 10.20 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission on March 14, 2003.

(3)
Filed as Exhibit 3.3 to Form S-4 Registration No. 333-104783 filed with the Securities and Exchange Commission on April 28, 2003.

(4)
Filed as an Exhibit to Registrant's Registration Statement on Form 8-A filed by Registrant on September 16, 1998.

(5)
Filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Securities and Exchange Commission on March 28, 2002.

(6)
Filed as Exhibit 10.16 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, filed with the Securities and Exchange Commission on March 27, 1992.

(7)
Filed as Exhibit 28.1 to the Registrant's Registration Statement on Form S-8 Registration No. 33-11462, filed with the Securities and Exchange Commission on January 22, 1987, which is incorporated herein by this reference.

(8)
Filed as Exhibits 10.8 and 10.9 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Securities and Exchange Commission on March 28, 1997.

(9)
Filed as Exhibit 10.11 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the Securities and Exchange Commission on March 30, 1999.

(10)
Denotes management contract or compensation plan or arrangement.

(11)
Filed as Exhibit 10 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed with the Securities and Exchange Commission on May 10, 2002.

(12)
Filed as Exhibit 10.8 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission on March 30, 2001.

(13)
Filed as Exhibit 10.12 to Registrant's Annual Report of Form 10-K for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission on March 30, 2001.

(14)
Filed as Exhibit 21 to Amendment No. 1 to Form S-4 Registration No. 333-104783 filed with the Securities and Exchange Commission on May 5, 2003.

(15)
Filed as Exhibits 8.1 and 24.2 to Amendment No. 3 to Form S-4 Registration No. 333-104783 filed with the Securities and Exchange Commission on July 17, 2003.

(16)
Filed as Exhibit 24.3 to Amendment No. 4 to Form S-4 Registration No. 333-104783 filed with the Securities and Exchange Commission on September 5, 2003.

(b)
None

(c)
None

ITEM 22. UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (A)(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

  ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (B)  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (C)  To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (D)  To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        (E)  That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (F)  That every prospectus: (i) that is filed pursuant to paragraph (E) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, or the Securities Act, the registrant has duly caused this Amendment No. 4 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Honolulu, State of Hawaii, on September 19, 2003.

Central Pacific Financial Corp. (Registrant)
By:	/s/ CLINT ARNOLDUS Clint Arnoldus
Chairman of the Board, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act, this Amendment No. 5 to the registration statement has been signed by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CLINT ARNOLDUS Clint Arnoldus	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer), Director	September 19, 2003
/s/ NEAL K. KANDA Neal K. Kanda	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 19, 2003
* Joseph F. Blanco	Director	September 19, 2003
* Richard J. Blangiardi	Director	September 19, 2003
* Alice F. Guild	Director	September 19, 2003
* B. Jeannie Hedberg	Director	September 19, 2003
* Dennis I. Hirota, Ph.D.	Director	September 19, 2003
* Clayton K. Honbo	Director	September 19, 2003
* Paul Kosasa	Director	September 19, 2003
* Gilbert J. Matsumoto	Director	September 19, 2003
* By:	/s/ CLINT ARNOLDUS Clint Arnoldus Attorney-in-fact

Exhibit Index

Exhibit No.	Document
3.1	Restated Articles of Incorporation of Registrant, as amended(1)
3.2	Amended Bylaws of Registrant(2)
3.3	Amendment to Articles of Incorporation dated April 22, 2003(3)
4.1	Rights Agreement dated as of August 26, 1998 between Registrant and the Rights Agent(4)
*5.1	Form of Opinion of Manatt, Phelps & Phillips, LLP and Devens, Nakano, Saito, Lee, Wong & Ching regarding the validity of the securities being registered
8.1	Opinion of Manatt, Phelps & Phillips, LLP regarding certain tax matters (15)
10.1	Agreement for Sale and Purchase of Partnership Interests, dated June 25, 2001, by and among Kajima Development Corporation, Sumitomo Corporation, Sumitomo Corporation of America, as Sellers, the Registrant as Purchaser, and CPB Properties, Inc.(5)
10.2	Termination of Share Purchase Agreement, dated as of October 22, 2001, by and between the Registrant and The Sumitomo Bank, Limited(5)
10.3	Plan of Merger of CPF Properties, Inc. with and into the Registrant and Articles of Merger as filed with the State of Hawaii Department of Commerce and Consumer Affairs on October 29, 2001, effective at 4:59 p.m. on October 31, 2001(5)
10.4	Certificate of Cancellation of Limited Partnership for CKSS Associates, as filed with the State of Hawaii Department of Commerce and Consumer Affairs on October 29, 2001, effective at 5:00 p.m. on October 31, 2001(5)
10.5	Split Dollar Life Insurance Plan(6)(10)
10.6	Central Pacific Bank and Subsidiaries 2000 Annual Executive Incentive Plan(10)(12)
10.7	Central Pacific Bank Supplemental Executive Retirement Plan(8)(10)
10.8	The Registrant's 1986 Stock Option Plan, as amended(7)(10)
10.9	The Registrant's 1997 Stock Option Plan, as amended(8)(10)
10.10	License and Service Agreement dated July 30, 1997 by and between Registrant and Fiserv Solutions, Inc.(9)
10.11	The Registrant's Directors Deferred Compensation Plan(10)(13)
10.12	Supplemental Retirement Agreement dated February 28, 2002 by and between the Registrant and Naoaki Shibuya(10)(11)
10.13	Supplemental Retirement Agreement dated June 28, 2002 by and between the Registrant and Joichi Saito(2)(10)
10.14	Executive Employment Agreement dated January 1, 2003 by and between the Registrant and Clinton L. Arnoldus(2)(10)
10.15	Executive Employment Agreement dated January 1, 2003 by and between the Registrant and Neal K. Kanda(2)(10)
10.16	Executive Employment Agreement dated January 1, 2003 by and between the Registrant and Sherri Y. Yim(2)(10)
10.17	Executive Employment Agreement dated January 1, 2003 by and between the Registrant and Denis K. Isono(2)(10)
10.18	Executive Employment Agreement dated January 1, 2003 by and between the Registrant and Blenn A. Fujimoto(2)(10)
10.19	Executive Employment Agreement dated January 1, 2003 by and between the Registrant and Alwyn S. Chikamoto(2)(10)
10.20	Executive Employment Agreement dated January 1, 2003 by and between the Registrant and Craig H. Hashimoto(2)(10)
*11	Statement Regarding Computation of Per Share Earnings

*12	Statement Regarding Computation of Ratios
21	Subsidiaries of Registrant(14)
23.1	Consent of KPMG LLP
*23.2	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1)
23.3	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 8.1)
*23.4	Consent of Devens, Nakano, Saito, Lee, Wong & Ching (included in Exhibit 5.1)
24.1	Power of Attorney (see signature page to Form S-4 Registration Statement filed on April 28, 2003)
24.2	Power of Attorney for Richard J. Blangiardi and Alice F. Guild(15)
24.3	Power of Attorney for B. Jeannie Hedberg(16)

*
To be filed by amendment to this Form S-4.

(1)
Filed as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed with the Securities and Exchange Commission on March 30, 1998.

(2)
Filed as Exhibits 3.2, 10.13, 10.14, 10.15, 10.16, 10.17, 10.18, 10.19 and 10.20 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission on March 14, 2003.

(3)
Filed as Exhibit 3.3 to Form S-4 Registration No. 333-104783 filed with the Securities and Exchange Commission on April 28, 2003.

(4)
Filed as an Exhibit to Registrant's Registration Statement on Form 8-A filed by Registrant on September 16, 1998.

(5)
Filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Securities and Exchange Commission on March 28, 2002.

(6)
Filed as Exhibit 10.16 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, filed with the Securities and Exchange Commission on March 27, 1992.

(7)
Filed as Exhibit 28.1 to the Registrant's Registration Statement on Form S-8 Registration No. 33-11462, filed with the Securities and Exchange Commission on January 22, 1987, which is incorporated herein by this reference.

(8)
Filed as Exhibits 10.8 and 10.9 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Securities and Exchange Commission on March 28, 1997.

(9)
Filed as Exhibit 10.11 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the Securities and Exchange Commission on March 30, 1999.

(10)
Denotes management contract or compensation plan or arrangement.

(11)
Filed as Exhibit 10 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, filed with the Securities and Exchange Commission on May 10, 2002.

(12)
Filed as Exhibit 10.8 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission on March 30, 2001.

(13)
Filed as Exhibit 10.12 to Registrant's Annual Report of Form 10-K for the fiscal year ended December 31, 2000, filed with the Securities and Exchange Commission on March 30, 2001.

(14)
Filed as Exhibit 21 to Amendment No. 1 to Form S-4 Registration No. 333-104783 filed with the Securities and Exchange Commission on May 5, 2003.

(15)
Filed as Exhibits 8.1 and 24.2 to Amendment No. 3 to Form S-4 Registration No. 333-104783 filed with the Securities and Exchange Commission on July 17, 2003.

(16)
Filed as Exhibit 24.3 to Amendment No. 4 to Form S-4 Registration No. 333-104783 filed with the Securities and Exchange Commission on September 5, 2003.

QuickLinks

Subject to Completion, Dated September 19, 2003
TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER AND THE PROPOSED MERGER
PROSPECTUS SUMMARY
RATIO OF EARNINGS TO FIXED CHARGES
SELECTED HISTORICAL AND UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA Central Pacific Financial Corp.
COMPARATIVE PER SHARE DATA
MARKET PRICE DATA AND DIVIDEND INFORMATION
RISK FACTORS
INFORMATION ABOUT CPF AND CB BANCSHARES
BACKGROUND OF THE EXCHANGE OFFER
REASONS FOR THE EXCHANGE OFFER
THE EXCHANGE OFFER
Minimum Tender Condition
Regulatory Condition
Control Share Condition
Rights Agreements Condition
CPF Shareholder Approval Condition
Other Conditions to the Exchange Offer
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Unaudited Pro Forma Condensed Combined Balance Sheet As of June 30, 2003
Unaudited Pro Forma Condensed Combined Statement of Income For the Six Months Ended June 30, 2003
Unaudited Pro Forma Condensed Combined Statement of Income For the Year Ended December 31, 2002
REGULATION AND SUPERVISION
DESCRIPTION OF CPF CAPITAL STOCK
COMPARISON OF RIGHTS OF HOLDERS OF CPF COMMON STOCK AND CB BANCSHARES COMMON STOCK
WHERE CAN I FIND MORE INFORMATION?
CB BANCSHARES INFORMATION
FORWARD-LOOKING STATEMENTS
LEGAL MATTERS
EXPERTS
PART XIV. DISSENTERS' RIGHTS HAWAII BUSINESS CORPORATION ACT
PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
Exhibit Index